UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE GOODYEAR TIRE & RUBBER COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(4)	Date Filed:

HOW WE'LL WIN

INNOVATION EXCELLENCE

SALES & MARKETING EXCELLENCE

Build the value of our brand, help our customers win in their markets, and become consumers' preferred choice

OPERATIONAL EXCELLENCE

Relentlessly improve our quality and efficiency to deliver the right tire, to the right place, at the right time for the right cost

Winning at the intersection is the key to success

March 10, 2017

Dear Fellow Goodyear Shareholder,

Thank you for your continued investment in Goodyear. I and the rest of the Board invite you to attend the 2017 Annual Meeting of Shareholders.

This year’s proxy statement reflects our continued focus on strong performance, an engaged and effective Board, transparent corporate governance and executive compensation structures, and regular communication with our shareholders.

STRONG PERFORMANCE IN 2016

We again delivered strong financial and operational results in 2016 even as we continued to address global economic uncertainty that impacted our business. We delivered solid net income of $1.3 billion and segment operating income of $2.0 billion in 2016, driven by strong performance in our Americas and Asia Pacific consumer tire businesses. Our ability to deliver strong and consistent results in a volatile operating environment is a testament to our focus on creating long-term, sustainable value for all our shareholders. In fact, our three-year total shareholder return for the period ended December 31, 2016 places Goodyear in the 63rd percentile of S&P 500 companies over that period. We are proud of these results and of the continued exceptional performance of our teams across the globe.

2020 STRATEGIC PLAN

At our Investor Day in September 2016, we laid out our 2020 strategic plan which focuses on capturing profitable growth in attractive market segments, mastering increasing complexity and connecting effectively with consumers. As a part of our plan, we will invest $1.8 to $1.9 billion in high-return growth capital expenditures, repay $800 to $900 million of debt and, subject to our performance, return $3.5 to $4.0 billion to our shareholders through dividends and share repurchases. The combination of Goodyear’s innovation leadership, award-winning products and strong global brand creates an industry-leading value proposition and competitive advantage for us. As a result, we are confident in our strategy of capturing profitable growth in key segments of the market and in delivering on our publicly announced financial targets.

To be sure, there will be obstacles to overcome as we relentlessly pursue our objectives. For example, raw material inflation is expected to be a significant headwind in 2017. But we remain confident in our ability to address these challenges as they arise and we remain committed to creating sustainable economic value for our Company and our shareholders.

On behalf of our Board of Directors, thank you for your continued support. We look forward to welcoming you at our annual meeting.

Sincerely,

Richard J. Kramer Chairman of the Board, Chief Executive Officer and President

March 10, 2017

Dear Fellow Goodyear Shareholder,

I am honored and proud to serve as Goodyear’s independent Lead Director. At Goodyear, sound corporate governance is an integral part of the way we do business.

BOARD CONTRIBUTION TO STRATEGY AND PERFORMANCE

Our Board of Directors is comprised of committed, qualified individuals who bring a wealth of operating experience and a diversity of perspectives to their roles as the stewards of our Company and your investment in Goodyear. The continued strong independent leadership and oversight capabilities of our Board of Directors have been crucial to our success over the past few years. In particular, our directors’ deep and diverse skill sets and thought leadership have been an invaluable resource to me, our Chairman and the Goodyear management team in establishing our long-term business strategy and in executing on that strategy. As your independent Lead Director, I am grateful to work with such capable and dedicated individuals in the pursuit of long-term shareholder value creation. I encourage you to support each of the Board’s nominees on this year’s ballot.

BOARD LEADERSHIP STRUCTURE

We continue to be focused on key governance practices of importance to our shareholders. Our Board leadership structure is one of those areas. The Board, after thoughtful evaluation, continues to believe that a combined Chairman-CEO role, accompanied by a strong independent Lead Director role, continues to be the leadership structure that best serves the interests of Goodyear and our shareholders. Our Board continues to exercise appropriate, independent oversight of management. In my role as independent Lead Director, I am empowered to provide independent leadership for our Board and am fully committed to fulfilling those responsibilities on your behalf.

COMMITMENT TO CONTINUED ENGAGEMENT WITH OUR SHAREHOLDERS

Our Board of Directors values the feedback and insights gained from frequent engagement with our shareholders. In 2016, in addition to interactions regarding our financial performance, Goodyear engaged with shareholders representing almost 50% of shares outstanding on matters relating to our long-term business strategy and performance, corporate governance, executive compensation and corporate responsibility. We are committed to including our shareholders’ perspectives in boardroom discussions, and we believe that regular engagement with our shareholders is necessary in order to ensure thoughtful and informed consideration of evolving corporate governance and executive compensation practices.

PROXY ACCESS

During 2016, we carefully listened to shareholder views on proxy access, and recently adopted an amendment to our Code of Regulations that implements proxy access at Goodyear. We appreciate many of you who engaged constructively with us on this important governance issue.

I appreciate your ongoing confidence in Goodyear and the Board of Directors. We remain committed to serving your interests, and we appreciate the opportunity to serve Goodyear on your behalf.

Sincerely,

W. Alan McCollough Independent Lead Director

NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

To the shareholders:

The 2017 Annual Meeting of Shareholders of The Goodyear Tire & Rubber Company, an Ohio corporation, will be held at the Hilton Akron/Fairlawn, 3180 West Market Street, Akron, Ohio, on Monday, April 10, 2017 at 4:30 p.m., Akron Time, for the following purposes:

To elect the thirteen members of the Board of Directors named in the Proxy Statement to serve one-year terms expiring at the 2018 Annual Meeting of Shareholders (Proposal 1);

To consider and approve an advisory resolution regarding the compensation of our named executive officers (Proposal 2);

To consider and act upon an advisory vote on the frequency of future shareholder votes regarding the compensation of our named executive officers (Proposal 3);

To consider and approve a proposal regarding the adoption of the 2017 Performance Plan (Proposal 4);

To consider and approve a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017 (Proposal 5);

To consider and vote upon a shareholder proposal (Proposal 6), if properly presented at the Annual Meeting; and

To act upon such other matters and to transact such other business as may properly come before the meeting or any adjournments thereof.

Location:

Hilton Akron/Fairlawn

3180 West Market Street

Akron, Ohio

Time & Date:

Monday, April 10, 2017 at 4:30 p.m.,

Akron Time

The Board of Directors fixed the close of business on February 15, 2017 as the record date for determining shareholders entitled to notice of, and to vote at, the 2017 Annual Meeting. Only holders of record of Goodyear common stock at the close of business on February 15, 2017 will be entitled to vote at the 2017 Annual Meeting and adjournments, if any, thereof.

If you are not able to attend in person, we hope that you will vote by proxy. These proxy materials contain detailed information about the matters on which we are asking you to vote. Please read the materials thoroughly and vote in accordance with the Board’s recommendations. Your vote is very important to us.

March 10, 2017

By order of the Board of Directors

David L. Bialosky, Secretary

Please vote via the internet or by telephone or complete, date and sign your Proxy and return it promptly in the enclosed envelope

PROXY STATEMENT SUMMARY

This summary is an overview of information that you will find elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Proposals and Board Recommendations

Proposal		Board’s Voting Recommendation	Page Reference
1.	Election of Directors	FOR each Nominee	18
2.	Advisory Vote on Executive Compensation	FOR	25
3.	Advisory Vote on Say-On-Pay Frequency	ONE YEAR	26
4.	Adoption of 2017 Performance Plan	FOR	79
5.	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	89
6.	Shareholder Proposal regarding Independent Board Chairman	AGAINST	90

2016 Business Performance Highlights

In 2016, we delivered strong net income and segment operating income despite volatile global economic conditions. We also delivered solid results across several other financial metrics.

In September 2016, we laid out for investors our 2020 strategic plan which is aimed at capturing profitable growth in attractive market segments, particularly in 17 inch and above rim size tires, mastering increasing complexity and turning that into a competitive advantage, and connecting with consumers through our aligned distribution network of distributors and dealers.

PROXY SUMMARY

In order to drive this future growth and address the volatile economic environment, we remain focused on:

•	Developing innovative products and services that anticipate and respond to the needs of consumers;
•	Building the value of our brand, helping our customers win in their markets, and becoming consumers’ preferred choice; and
•	Improving our manufacturing efficiency and creating an advantaged supply chain focused on reducing our total delivered costs, optimizing working capital levels and delivering best in industry customer service.

As part of our 2020 strategic plan, we announced our 2017-2020 capital allocation plan that provides for growth capital expenditures of $1.8 billion to $1.9 billion, debt repayments of $800 million to $900 million, restructuring payments of $700 million to $800 million and, subject to our performance, common stock dividends and share repurchases of $3.5 billion to $4.0 billion. We also increased the quarterly cash dividend on our common stock by 43%, from $0.07 per share to $0.10 per share, beginning with the December 1, 2016 payment date. On February 2, 2017, the Board of Directors approved a $1.0 billion increase in the authorized amount of our common stock repurchase program.

Shareholder Engagement

We believe that it is important for us to communicate regularly with shareholders regarding areas of interest or concern. Over the last several years, in addition to our day-to-day interactions regarding our financial performance, we have enhanced our shareholder engagement program to include an annual outreach that is focused on our long-term business strategy, executive compensation, corporate governance and other topics suggested by our shareholders. This annual outreach helps to ensure that our shareholders are heard and able to communicate directly with us on these important matters. As part of our 2016 annual outreach, we requested the opportunity to meet with approximately 60% of our shareholders and we ultimately engaged with shareholders representing almost 50% of our outstanding Common Stock as of September 30, 2016.

Our outreach meetings gave us the chance to highlight the strong operating performance delivered by the Company over the past several years and our new four-year strategic plan, as well as our adoption of proxy access and our commitment to sound executive compensation, corporate governance and corporate responsibility practices.

Executive Compensation Highlights

Our executive compensation program is designed to support achievement of our business objectives and to serve the long-term interests of our shareholders. Our executive compensation is strongly aligned to company performance and measurable financial metrics, thereby aligning management’s interests with our shareholders’ interests and driving increased shareholder value.

PROXY SUMMARY

For 2016, our financial metrics were:

	Incentive Program	Financial Metrics	Weighting
ANNUAL INCENTIVES	Annual Performance Plan	EBIT	40%
		Free Cash Flow from Operations	40%
		Operating Drivers	20%

LONG-TERM AWARDS	Performance-Based Awards (Paid out in Equity and Cash)	Net Income	50%
		Cash Flow Return on Capital	50%
	Stock Options

THE COMPENSATION COMMITTEE HAS ADOPTED A NUMBER OF BEST PRACTICES THAT ARE CONSISTENT WITH OUR PERFORMANCE-BASED COMPENSATION PHILOSOPHY:

•  Use of diversified financial metrics in our annual and long-term plans that are closely tied to our long-term strategy, along with a relative TSR modifier on all long-term performance-based awards

•  No dividends or dividend equivalents on unearned performance-based equity awards

•  No repricing of options without shareholder approval

•  No pension credit for newly hired executives to make up for service at prior employers

•  Double-trigger change-in-control provisions in our change-in-control plan and our equity compensation plans, and no walk-away rights

•  No tax gross-ups in our change-in-control plan or for perquisites

•  Robust stockholding guidelines for officers and directors, including stock retention provisions following the exercise of stock options or the vesting of other stock-based awards

•  Hedging and pledging of our Common Stock by officers, directors and employees is prohibited

•  Robust clawback policy in place

•  Compensation Committee consists only of independent Board members

•  Engaged a leading independent compensation consultant to assist the Compensation Committee and Board in determining executive compensation and evaluating program design

Corporate Governance Highlights

As part of our shareholder engagement efforts in 2016, we discussed the material terms of our proposed proxy access regulation with shareholders representing almost 50% of our outstanding Common Stock. In these discussions, shareholders were generally supportive of our proposed proxy access regulation, which was designed to be substantially similar to the majority of proxy access bylaws adopted by other companies. Following the Board’s consideration of the feedback we received, the Board approved amendments to our Code of Regulations on February 28, 2017 that implemented proxy access allowing 3% shareholders (or a group of no more than 20 shareholders) who have held their stock for 3 years to nominate candidates for up to 20% of the seats on our Board.

PROXY SUMMARY

WE HAVE AN ABIDING COMMITMENT TO GOOD GOVERNANCE, AS ILLUSTRATED BY THE FOLLOWING PRACTICES:

•  Annually elected directors; no classified board

•  Majority voting for the election of directors with a resignation policy

•  Lead independent director with clear, robust responsibilities

•  100% independent audit, compensation and nominating committees

•  Regular executive sessions of the independent directors

•  Conduct annual Board and Committee evaluations

• Proxy access available to 3 year, 3% shareholders for up to 20% of Board

•  Overboarding policy in place for directors

•  No poison pill in place

•  Shareholders have the right to call a special meeting at 25%

•  Clear and robust corporate governance guidelines

• Maintain an industry-leading corporate responsibility program with Board oversight

Our Board of Directors

OUR BOARD IS COMPRISED OF COMMITTED, QUALIFIED INDIVIDUALS WITH A DIVERSE AND COMPLEMENTARY BLEND OF SKILLS, BUSINESS AND PERSONAL EXPERIENCES, BACKGROUNDS AND EXPERTISE, INCLUDING THE FOLLOWING:

• Senior leadership experience

• Global perspective

• Marketing and branded consumer product experience

• Operational and manufacturing experience

• Finance, accounting and financial reporting expertise

• Leadership development expertise • Legal, regulatory and government experience • Corporate governance, responsibility and compliance experience

These collective attributes enable the Board to exercise appropriate oversight of management and pursue long-term, sustainable shareholder value creation by providing strategic input on the development, and oversight of the implementation, of our long-term strategy.

Our Board is also committed to periodic and thoughtful Board refreshment.

Notice Of 2017 Annual Meeting of Shareholders and Proxy Statement
01	General Information
01	Shares Voting
01	Vote Required
02	Adjourned Meeting
02	Voting Shares Held in Street Name
03	Savings Plan Shares
03	Voting of Proxy
04	Revocability of Proxy
04	Confidentiality
04	Shareholders Sharing The Same Address
05	Form 10-K
05	Costs of Solicitation
05	Submission of Shareholder Proposals and Nominations
07	Corporate Governance Principles and Board Matters
08	Board Structure and Committee Composition
08	Communications with the Board
09	Audit Committee
09	Compensation Committee
10	Committee on Corporate Responsibility and Compliance
11	Finance Committee
11	Governance Committee
11	Executive Committee
12	Board Leadership Structure
13	Board’s Role in Risk Oversight
15	Corporate Responsibility
16	Consideration of Director Nominees
16	Director Selection Guidelines
16	Identifying and Evaluating Nominees for Director
17	Board Independence
18	Proposal 1 – Election of Directors

25	Proposal 2 – Advisory Vote to Approve the Compensation of Our Named Executive Officers
26	Proposal 3 – Advisory Vote on the Frequency of Future Say-On-Pay Advisory Votes
27	Compensation Discussion and Analysis
27	Introduction
27	CD&A Table of Contents
28	Executive Summary
34	Compensation Philosophy
34	Components of Executive Compensation
36	Compensation Decision-Making
38	Role of Compensation Consultant
38	Peer Group Benchmarking of Primary Compensation
39	Target Setting
41	Annual Compensation
45	Long-Term Compensation
51	Retirement and Other Benefits
54	Compensation Policies and Practices
56	Compensation Committee Report
57	Named Executive Officer Compensation Tables
57	Summary Compensation Table
59	Summary of Realized Pay Earned by Our Chief Executive Officer for 2014, 2015 and 2016
60	Grants of Plan-Based Awards
61	Outstanding Equity Awards at Fiscal Year-End
63	Option Exercises and Stock Vested
63	Defined Contribution Plan Benefits
63	Pension Benefits
67	Nonqualified Deferred Compensation
68	Potential Payments Upon Termination or Change-in-Control
74	Director Compensation Table
76	Risks Related to Compensation Policies and Practices

76	Beneficial Ownership of Common Stock
78	Section 16(a) Beneficial Ownership Reporting Compliance
78	Related Person Transactions
79	Proposal 4 – Approval of the 2017 Performance Plan
87	Principal Accountant Fees and Services

88	Report of the Audit Committee
89	Proposal 5 – Ratification of Appointment of Independent Registered Public Accounting Firm
90	Proposal 6 – Shareholder Proposal
93	Other Business

USE OF NON-GAAP FINANCIAL MEASURES

For additional information regarding segment operating income and free cash flow from operations, both non-GAAP financial measures, including reconciliations to the most directly comparable GAAP financial measures, see Exhibit A to this Proxy Statement.

GENERAL INFORMATION

Goodyear’s executive offices are located at:

200 Innovation Way

Akron, Ohio 44316-0001

Our telephone number is: 330-796-2121

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Goodyear Tire & Rubber Company, an Ohio corporation (“Goodyear,” “Company,” “we,” “our” or “us”), to be voted at the annual meeting of shareholders to be held April 10, 2017 (the “Annual Meeting”), and at any adjournments thereof, for the purposes set forth in the accompanying notice.

Our Annual Report to Shareholders for the year ended December 31, 2016 is enclosed with this Proxy Statement. The Annual Report is not considered part of the proxy solicitation materials. The approximate date on which this Proxy Statement and the related materials are first being sent to shareholders is March 10, 2017.

Shares Voting

Holders of shares of common stock, without par value, of Goodyear (“Common Stock”) at the close of business on February 15, 2017 (the “record date”) are entitled to notice of, and to vote the shares of Common Stock they hold on the record date at, the Annual Meeting. As of the close of business on the record date, there were 251,930,536 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

Vote Required

In accordance with Goodyear’s Articles of Incorporation, a director nominee must receive, in an uncontested election of directors, a greater number of votes cast “for” his or her election than “against” his or her election. You may not vote cumulatively in the election of directors.

Under Ohio law, an incumbent director who is not re-elected will continue in office as a “holdover” director until his or her successor is elected by a subsequent shareholder vote, or his or her earlier resignation, removal from office or death. In order to address “holdover” terms for any incumbent directors who fail to be re-elected under our majority vote standard, our Corporate Governance Guidelines provide that if a director nominee does not receive a majority affirmative vote, he or she will promptly offer his or her resignation as a director to the Board of Directors. Within 90 days, the Board will decide, after taking into account the recommendation of the Governance Committee (in each case excluding the nominee(s) in question), whether to accept the resignation. The Governance Committee and the Board may consider any relevant factors in deciding whether to accept a director’s resignation. The Board’s explanation of its decision shall be promptly disclosed in a filing with the Securities and Exchange Commission.

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GENERAL INFORMATION
Vote Required

The affirmative vote of at least a majority of the shares of Common Stock outstanding on the record date is required for a management or shareholder proposal, other than an advisory vote, to be adopted at the Annual Meeting. When considering the results of advisory votes, the Board of Directors intends to consider only those votes actually cast at the Annual Meeting.

Abstentions and “broker non-votes,” which occur when your broker does not have discretionary voting authority on a matter and you do not provide voting instructions, have the same effect as votes against any proposal voted upon by shareholders but have no effect on the election of directors or advisory votes.

VOTE REQUIREMENTS

Quorum To conduct business, at least a majority of shares entitled to vote must be represented, either in person or by proxy.

Voting for Proposals

PROPOSAL 2 — Advisory Vote on Executive Compensation

Majority of votes actually cast at the meeting

PROPOSAL 3 — Advisory Vote on Say-On-Pay Frequency

Plurality of votes actually cast at the meeting

Voting for Director Nominees To serve on the Board, a greater number of votes must be cast for the nominee’s election than against.

PROPOSAL 4 — Adoption of 2017 Performance Plan

Majority of our outstanding Common Stock

PROPOSAL 5 — Ratification of Appointment of Independent Registered Public Accounting Firm

Majority of our outstanding Common Stock

PROPOSAL 6 — Shareholder Proposal

Majority of our outstanding Common Stock

Adjourned Meeting

The holders of a majority of shares represented at the meeting, whether or not a quorum is present, may adjourn the meeting. If the time and place of the adjourned meeting is announced at the time adjournment is taken, no other notice need be given.

Voting Shares Held in Street Name

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares. If you do not return the voting instruction card, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote only on matters deemed to be routine, such as the ratification of the selection of an accounting firm (Proposal 5). The election of directors (Proposal 1), the

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GENERAL INFORMATION
Voting Shares Held in Street Name

executive compensation advisory vote (Proposal 2), the say-on-pay frequency advisory vote (Proposal 3), the adoption of the 2017 Performance Plan (Proposal 4) and the shareholder proposal (Proposal 6) are not considered to be routine matters, and your broker will not have discretion to vote on those matters unless you specifically instruct your broker to do so by returning your signed voting instruction card. If you do not provide voting instructions to your broker, your shares will not be voted for any director nominee or on any matter on which your broker does not have discretionary authority (resulting in a broker non-vote).

Savings Plan Shares

A separate “Confidential Voting Instructions” card is being sent to each employee or former employee participating in the Goodyear Common Stock fund of certain employee savings plans. Shares of Common Stock held in the trusts for these plans will be voted by the trustee as instructed by the plan participants who participate in the Goodyear Common Stock fund. Shares held in the trusts for which voting instructions are not received will be voted by the trustee in the same proportion as it votes shares for which voting instructions were received from participants in the Goodyear Common Stock fund of the applicable trust.

Voting of Proxy

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on April 10, 2017:

The Proxy Statement, Proxy Card and Annual Report to Shareholders for the year ended December 31, 2016 are available at www.proxyvote.com.

David L. Bialosky, Laura K. Thompson and Daniel T. Young have been designated as proxies to vote shares of Common Stock in accordance with your instructions. You may give your instructions using the accompanying proxy card, via the internet or by telephone.

You may vote your shares using the internet by accessing the following web site: http://www.proxyvote.com or by making a toll-free telephone call within the United States of America or Canada using a touch-tone telephone to the toll-free number provided on your proxy card, or if you hold your shares in “street name,” on the voting instruction card provided by your broker or nominee.

Your shares will be voted for the thirteen nominees identified at pages 18 through 24, unless your instructions are to vote against any one or more of the nominees.

Your Board of Directors anticipates that all of the nominees named will be available for election. In the event an unexpected vacancy occurs, your proxy may be voted for the election of a new nominee designated by the Board of Directors.

Proxies received and not revoked prior to the Annual Meeting will be voted in favor of Proposals 2, 4 and 5, in favor of an annual say-on-pay vote frequency for Proposal 3, and against Proposal 6, unless your instructions are otherwise.

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GENERAL INFORMATION
Revocability of Proxy

Revocability of Proxy

You may revoke or revise your proxy (whether given by mail, via the internet or by telephone) by the delivery of a later proxy or by giving notice to Goodyear in writing or in open meeting. Your proxy revocation or revision will not affect any vote already taken. If you hold your shares in “street name” please refer to the information forwarded by your broker, bank or nominee who is considered the shareholder of record for procedures on revoking or changing your voting instructions.

Confidentiality

Your vote will be confidential except (a) as may be required by law, (b) as may be necessary for Goodyear to assert or defend claims, (c) in the case of a contested election of director(s), or (d) at your express request.

Shareholders Sharing The Same Address

Goodyear has adopted a procedure called “householding,” which has been approved by the Securities and Exchange Commission. Under this procedure, Goodyear is delivering only one copy of the Annual Report and Proxy Statement to multiple shareholders who share the same address and have the same last name, unless Goodyear has received contrary instructions from an affected shareholder. This procedure reduces Goodyear’s printing costs, mailing costs and fees. Shareholders who participate in householding will continue to receive separate proxy cards.

Goodyear will deliver promptly upon written or oral request a separate copy of the Annual Report and Proxy Statement to any shareholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the Annual Report or Proxy Statement, you may write or call Goodyear’s Investor Relations Department at The Goodyear Tire & Rubber Company, 200 Innovation Way, Akron, Ohio 44316-0001, Attention: Investor Relations, telephone (330) 796-3751. You may also access Goodyear’s Annual Report and Proxy Statement on the Investor Relations section of Goodyear’s website at www.goodyear.com or at www.proxyvote.com.

If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the Annual Report or Proxy Statement in the future, please contact Broadridge, either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

Any shareholders of record who share the same address and currently receive multiple copies of Goodyear’s Annual Report and Proxy Statement who wish to receive only one copy of these materials per household in the future should contact Goodyear’s Investor Relations Department at the address or telephone number listed above to participate in the householding program.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

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GENERAL INFORMATION
Form 10-K

Form 10-K

Goodyear will mail without charge, upon written request, a copy of Goodyear’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including the Consolidated Financial Statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: The Goodyear Tire & Rubber Company, 200 Innovation Way, Akron, Ohio 44316-0001, Attn: Investor Relations. The Annual Report on Form 10-K is also available at www.goodyear.com.

Costs of Solicitation

The costs of soliciting proxies will be borne by Goodyear. Goodyear has retained D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005, to assist in distributing proxy materials and soliciting proxies for an estimated fee of $14,000, plus reimbursement of reasonable out-of-pocket expenses. D.F. King & Co. may solicit proxies from shareholders by mail, telephone or the internet. In addition, officers or other employees of Goodyear may, without additional compensation, solicit proxies in person or by telephone or the internet.

Submission of Shareholder Proposals and Nominations

If a shareholder desires to have a proposal included in the proxy materials of the Board of Directors for the 2018 Annual Meeting of Shareholders, such proposal shall conform to the applicable proxy rules of the Securities and Exchange Commission concerning the submission and content of proposals, including Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and must be received by Goodyear prior to the close of business on November 10, 2017. If an eligible shareholder, or a group of up to 20 eligible shareholders, desires to have a candidate for election as a director included in the proxy materials of the Board of Directors (a “proxy access nominee”) for the 2018 Annual Meeting of Shareholders, such nomination shall conform to the applicable requirements set forth in Article II, Section 2A of the Company’s Code of Regulations and any applicable regulations of the Securities and Exchange Commission concerning the submission and content of proxy access nominations, and must be submitted to the Secretary at the principal executive offices of the Company not earlier than October 11, 2017 and not later than the close of business on November 10, 2017. In addition, if a shareholder intends to present a proposal or other business (not including a proposal submitted for inclusion in our proxy materials pursuant to Rule 14a-8) or to nominate a candidate for election as a director (not including a proxy access nominee) at the 2018 Annual Meeting of Shareholders, the shareholder’s notice must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not earlier than December 11, 2017 and not later than the close of business on January 10, 2018. If notice of a proposal or a director nomination is not received by the Company in accordance with the dates specified pursuant to Rule 14a-8 or in the Code of Regulations, as the case may be, then the proposal or director nomination will be deemed untimely and we will have the right to exclude the proposal or director nomination from consideration at the meeting and/or to exercise discretionary voting authority and vote proxies returned to us with respect to such proposal or director nomination. Shareholder proposals or director nominations should be sent to the executive offices of Goodyear, 200 Innovation Way, Akron, Ohio 44316-0001, Attention: Office of the Secretary.

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GENERAL INFORMATION
Submission of Shareholder Proposals and Nominations

For a proposal or director nomination to be properly presented at an annual meeting of shareholders, a shareholder must comply with the deadlines described in the preceding paragraph, as well as all of the other requirements of the Code of Regulations. Goodyear reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal or director nomination that does not comply with these and other applicable requirements.

6

CORPORATE GOVERNANCE

PRINCIPLES AND BOARD MATTERS

Goodyear is committed to having sound corporate governance principles. Having such principles is essential to running Goodyear’s business efficiently and to maintaining Goodyear’s integrity in the marketplace. Goodyear’s Corporate Governance Guidelines, Business Conduct Manual, Board of Directors and Executive Officers Conflict of Interest Policy and charters for each of the Audit, Compensation, Corporate Responsibility and Compliance, Finance, and Governance Committees are available at https://corporate.goodyear.com/en-US/investors/governance/documents-charters.html. Please note, however, that information contained on the website is not incorporated by reference in this Proxy Statement or considered to be a part of this document. A copy of the committee charters and corporate governance policies may also be obtained upon request to the Goodyear Investor Relations Department.

CURRENT COMMITTEE MEMBERSHIP AND MEETINGS HELD DURING 2016

Committees
	Independent	Audit	Compensation	Corporate Responsibility & Compliance	Finance	Governance	Executive
Mr. Conaty			MEMBER			MEMBER
Mr. Firestone		MEMBER			CHAIR		MEMBER
Mr. Geissler		MEMBER		CHAIR			MEMBER
Mr. Hellman		CHAIR			MEMBER		MEMBER
Ms. Koellner		MEMBER			MEMBER
Mr. Kramer							MEMBER
Mr. McCollough Lead Director			MEMBER			MEMBER	CHAIR
Mr. McGlade			CHAIR			MEMBER	MEMBER
Mr. Morell		MEMBER		MEMBER
Mr. Palmore					MEMBER	CHAIR	MEMBER
Ms. Streeter			MEMBER			MEMBER
Mr. Weidemeyer				MEMBER	MEMBER
Mr. Wessel				MEMBER

Number of Meetings in 2016		6	5	3	4	4	0

7

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Board Structure and Committee Composition

Board Structure and Committee Composition

As of the date of this Proxy Statement, Goodyear’s Board has thirteen directors, each elected annually, and the following six committees: (1) Audit, (2) Compensation, (3) Corporate Responsibility and Compliance, (4) Finance, (5) Governance, and (6) Executive. The current membership and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board, except for the Executive Committee which is provided for by our Code of Regulations. During 2016, the Board held eight meetings. Each director attended at least 75% of all Board and applicable Committee meetings. Directors are expected to attend annual meetings of Goodyear’s shareholders. All of the directors attended the last annual meeting of shareholders.

Communications with the Board

As described on Goodyear’s website at https://corporate.goodyear.com/en-US/investors/governance/contact-board.html, shareholders may communicate with the Board or any of the directors (including the Lead Director or the non-management directors as a group) by sending correspondence to the Office of the Secretary, The Goodyear Tire & Rubber Company, 200 Innovation Way, Akron, Ohio 44316-0001. All communications will be compiled by the Secretary and submitted to the Board or the individual directors on a periodic basis.

8

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Audit Committee

Audit Committee

MEMBERS:

Mr. Firestone

Mr. Geissler

Mr. Hellman (Chairman)

Ms. Koellner

Mr. Morell

MEETINGS IN 2016: 6

The Board has determined that each member of the Audit Committee is independent within the meaning of Goodyear’s independence standards and applicable Securities and Exchange Commission rules and regulations, and each of Mr. Hellman and Ms. Koellner is an audit committee financial expert.

KEY RESPONSIBILITIES:

The Audit Committee assists the Board in fulfilling its responsibilities for oversight of the integrity of Goodyear’s financial statements, Goodyear’s compliance with legal and regulatory requirements related to financial reporting, the independent registered public accounting firm’s qualifications and independence, and the performance of Goodyear’s internal auditors and independent registered public accounting firm. Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews the Audit Committee charter and the Committee’s performance; appoints, evaluates and determines the compensation of Goodyear’s independent registered public accounting firm; reviews and approves the scope of the annual audit plan; reviews and pre-approves all auditing services and permitted non-audit services (and related fees) to be performed by the independent registered public accounting firm; oversees investigations into complaints concerning financial matters; and reviews policies and guidelines with respect to risk assessment and risk management, including Goodyear’s major financial risk exposures. The Audit Committee works closely with management as well as Goodyear’s independent registered public accounting firm. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from Goodyear for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

The report of the Audit Committee is on page 88 of this Proxy Statement.

Compensation Committee

MEMBERS:

Mr. Conaty

Mr. McCollough

Mr. McGlade (Chairman)

Ms. Streeter

MEETINGS IN 2016: 5

The Board has determined that each member of the Compensation Committee is independent within the meaning of Goodyear’s independence standards and applicable NASDAQ listing standards.

KEY RESPONSIBILITIES:

The Board of Directors has delegated to the Compensation Committee primary responsibility for establishing and administering Goodyear’s compensation programs for officers and other key personnel. The Compensation Committee oversees Goodyear’s compensation and benefit plans and policies for directors, officers and other key personnel, administers its incentive compensation plans (including reviewing and approving grants to officers and other key personnel), and reviews and approves annually all compensation decisions relating to officers, including the Chief Executive Officer (“CEO”). The Compensation Committee also prepares a report on executive compensation for inclusion in the annual proxy statement and reviews and discusses the Compensation Discussion and Analysis with management and recommends its inclusion in the annual proxy statement. The report of the Compensation Committee is on page 56 of this Proxy Statement.

In performing its duties, the Compensation Committee meets periodically with the CEO to review compensation policies and specific levels of compensation paid to officers and other key personnel, and reports and makes recommendations to the Board regarding executive compensation policies and programs. The Compensation Committee informs the non- management directors of the Board of its decisions regarding compensation for the CEO and

9

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Compensation Committee

Compensation Committee (continued)

other significant decisions related to the administration of its duties. The Compensation Committee also will consider the results of shareholder advisory votes on executive compensation matters and the changes, if any, to Goodyear’s executive compensation policies, practices and plans that may be warranted as a result of any such vote and reviews an annual risk assessment of Goodyear’s executive compensation policies, practices and plans as part of its role in overseeing management’s identification and management of, and planning for, compensation-related risks. Under its charter, the Compensation Committee may delegate its authority to one or more of its members as appropriate.

The Compensation Committee has the authority to retain outside advisors, including independent compensation consultants, to assist it in evaluating actual and proposed compensation for officers. The Compensation Committee also has the authority to approve, and receive appropriate funding from Goodyear for, any such outside advisor’s fees. Prior to retaining any such advisors, the Compensation Committee considers the independence-related factors identified in applicable securities laws and NASDAQ listing standards. The Compensation Committee has retained Frederic W. Cook & Co., Inc. (“F.W. Cook”) as its compensation consultant, and has determined that F.W. Cook is independent. The Compensation Committee solicits advice from F.W. Cook on executive compensation matters relating to the CEO and other officers.

This advice is described in more detail under the heading “Compensation Discussion and Analysis – Role of Compensation Consultant.”

Committee on Corporate Responsibility and Compliance

MEMBERS: Mr. Geissler (Chairman) Mr. Morell Mr. Weidemeyer Mr. Wessel MEETINGS IN 2016: 3

KEY RESPONSIBILITIES:

The Committee on Corporate Responsibility and Compliance reviews Goodyear’s legal compliance programs as well as its business conduct policies and practices and its policies and practices regarding its relationships with shareholders, employees, customers, governmental agencies and the general public. The Committee also monitors Goodyear’s objectives, policies and programs with respect to sustainability, workplace health and safety, product technology and innovation, and product quality. The Committee may also recommend appropriate new policies to the Board of Directors.

10

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Finance Committee

Finance Committee

MEMBERS: Mr. Firestone (Chairman) Mr. Hellman Ms. Koellner Mr. Palmore Mr. Weidemeyer MEETINGS IN 2016: 4

KEY RESPONSIBILITIES:

The Finance Committee consults with management and makes recommendations to the Board of Directors regarding Goodyear’s capital structure, dividend policy, tax strategies, compliance with terms in financing arrangements, risk management strategies, banking arrangements and lines of credit, and pension plan funding. The Finance Committee also reviews and consults with management regarding policies with respect to interest rate and foreign exchange risk, liquidity management, counterparty risk, derivative usage, credit ratings, and investor relations activities.

Governance Committee

MEMBERS:

Mr. Conaty

Mr. McCollough

Mr. McGlade

Mr. Palmore (Chairman)

Ms. Streeter

MEETINGS IN 2016: 4

The Board has determined that each

member of the Governance Committee is independent within the meaning of Goodyear’s independence standards.

KEY RESPONSIBILITIES:

The Governance Committee identifies, evaluates and recommends to the Board of Directors candidates for election to the Board. The Committee also develops and recommends appropriate corporate governance guidelines, recommends policies and standards for evaluating the overall effectiveness of the Board of Directors in the governance of Goodyear and undertakes such other activities as may be delegated to it from time to time by the Board of Directors.

Executive Committee

MEMBERS: Mr. Firestone Mr. Geissler Mr. Hellman Mr. Kramer Mr. McCollough (Chairman) Mr. McGlade Mr. Palmore MEETINGS IN 2016: 0

KEY RESPONSIBILITIES:

The Executive Committee is comprised of the Chairmen of each of the Board’s other standing committees, the Chairman of the Board and the Lead Director, who serves as Chairman of the Executive Committee. The Executive Committee may transact all business and take any actions that can be done by the Board of Directors, except that it does not have authority to fill any Board or committee vacancies.

11

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Board Leadership Structure

Board Leadership Structure

Mr. Kramer serves as our Chairman of the Board, Chief Executive Officer and President and Mr. McCollough was elected by the independent members of the Board to serve as our independent Lead Director. The Board believes that the current Board leadership structure is the most appropriate for the Company and its shareholders at this time.

In order to ensure that the independent and non-management members of the Board maintain proper oversight of management on behalf of our shareholders, the Board has an independent Lead Director who is elected annually by the independent members of the Board. The election of a Lead Director by the independent members of the Board demonstrates the Board’s continuing commitment to strong corporate governance, Board independence and the importance of the role of Lead Director.

Currently, the Board believes that having Mr. Kramer serve as Chairman best positions the Company to compete successfully and advance our shareholders’ interests. His extensive knowledge of the Company and the tire industry, gained through 17 years of experience in positions of increasing authority including Chief Financial Officer and President, North America, is valuable to the Board in his role as Chairman. Mr. Kramer has provided strong and open leadership of the Board as the Company executes its strategy in a highly competitive industry that continues to be challenged by volatile global economic conditions. The current combination of the Chairman and CEO roles enhances the Company’s ability to coordinate the development, articulation and execution of a unified strategy at both the Board and management levels. The Board also believes that having Mr. Kramer serve as Chairman and CEO has facilitated the flow of information to, and discussion among, members of the Board regarding the Company’s business.

The Governance Committee believes that Mr. McCollough is highly qualified to serve as our Lead Director and that he provides strong leadership of the independent and non-management directors and diligently fulfills his duties as Lead Director.

LEAD DIRECTOR DUTIES

•	Preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•	Call meetings or executive sessions of the independent directors, and coordinate, develop the agenda for and preside at those meetings or sessions;

•	Serve as liaison between the Chairman and the independent directors;

•	Approve the schedule of Board meetings to ensure that there is sufficient time for discussion of all agenda items and advise the Chairman on the same;

•	Approve all information sent to the Board, including meeting agendas, and advise the Chairman on such matters, and may specifically request the inclusion of information;
•	Interview, along with the Chairman of the Governance Committee, all Board candidates and make recommendations to the Governance Committee and the Board;

•	Discuss with the Governance Committee and the Chairman the membership of Board committees and the selection of committee chairs;

•	Evaluate, together with the Compensation Committee, the Chairman and CEO’s performance, and meet with the Chairman and CEO to discuss that evaluation;

•	Assist the Governance Committee in connection with the annual Board and committee evaluation process, and address any issues regarding director performance; and

•	If requested by major shareholders, ensure that he or she is available for consultation and direct communication in appropriate circumstances.

12

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Board Leadership Structure

Additional duties of our independent Lead Director are set forth in Annex II to our Corporate Governance Guidelines.

In addition to the clearly-delineated and comprehensive oversight responsibilities of our Lead Director, the independent directors have ample opportunity to, and regularly do, assess the performance of the CEO and provide meaningful direction to him. The Board has strong, independent oversight of management:

•	85% of the Company’s directors are independent;

•	All members of the Audit, Compensation and Governance Committees are independent directors;

•	Committee Chairs, all of whom are independent, approve agendas for their committee meetings;

•	Board and Committee agendas are prepared based on discussions with all directors and recommendations from management, and all directors are encouraged to request agenda items, additional information and/or modifications to schedules as they deem appropriate; and

•	The Board holds executive sessions of the independent directors at each Board meeting that are led by the Lead Director.

The Board’s policy is that, especially in our changing and challenging environment, it must retain the flexibility to determine the most effective Board leadership structure at any particular point in time. As a result, the Board has the responsibility to establish our leadership structure, including in connection with any CEO succession. Some of the factors that the Board has considered, and may consider in the future, in combining or separating the Chairman and CEO roles, include:

•	The respective responsibilities of the Lead Director, the Chairman of the Board and the CEO;

•	The effectiveness of the current Board leadership structure, including the Board’s assessment of the performance of the Chairman and CEO and the Lead Director and whether the Board is maintaining strong, independent oversight of management;

•	Shareholder views on our Board leadership structure;

•	The Company’s operating and financial performance, including the potential impact of particular leadership structures on the Company’s performance;

•	The ability to attract or retain well-qualified candidates for the positions of CEO, Chairman of the Board and Lead Director;

•	Practices at other similarly situated U.S. public companies; and

•	Legislative and regulatory developments.

Board’s Role in Risk Oversight

Management continually monitors the material risks facing the Company, including competitive, financial (accounting, liquidity and tax), legal, regulatory, operational and strategic risks. The Board as a whole has responsibility for oversight of management’s identification and management of, and planning for, those risks. Reviews of certain areas are conducted by relevant Board Committees that report their deliberations to the Board.

13

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Board’s Role in Risk Oversight

The Board and its Committees oversee risks associated with their principal areas of focus, as summarized below. The Board and its Committees exercise their risk oversight function by carefully evaluating the reports they receive from management and by making inquiries of management with respect to areas of particular interest to the Board. Board oversight of risk is enhanced by the fact that the Lead Director and Chairman attend virtually all Committee meetings and that Committee reports are provided to the full Board following each Committee meeting. We believe that our leadership structure also enhances the Board’s risk oversight function since our Lead Director regularly discusses the material risks facing the Company with management. The Chairman is also expected to report candidly to his fellow directors on his assessment of the material risks we face, based upon the information he receives as part of his management responsibilities. Both the Lead Director and the Chairman are well-equipped to lead Board discussions on risk issues.

BOARD/COMMITTEE AREAS OF RISK OVERSIGHT

Full Board

•  Strategic, financial and execution risk associated with the annual operating plan and strategic plan (including allocation of capital investments);

•  Major litigation and regulatory matters;

•  Acquisitions and divestitures; and

•  Management succession planning.

Audit Committee	• Risks associated with financial matters, particularly financial reporting, accounting, and disclosure and internal controls, and information technology and cybersecurity.

Compensation Committee	• Risks associated with the establishment and administration of executive compensation, incentive compensation programs, and performance management of officers.

Governance Committee	• Risks associated with Board effectiveness and organization, corporate governance matters, and director succession planning.

Finance Committee	• Risks associated with liquidity, pension plans (including investment performance, asset allocation and funded status), taxes, currency and interest rate exposures, and insurance strategies.

Committee on Corporate Responsibility and Compliance	• Risks associated with health, safety and the environment, sustainability, and the Company’s legal and ethical compliance program.

14

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Corporate Responsibility

Corporate Responsibility

At Goodyear, corporate responsibility is an integral part of our business strategy. We maintain an industry-leading corporate responsibility program that strives for constant improvement, to the benefit of our shareholders, our associates, our customers, our suppliers, our communities and our environment.

The key focus areas of our corporate responsibility program include our people, our health, safety and wellness programs, our environmental stewardship, including our sustainability and product stewardship efforts, our innovations, and our community engagement programs. The Board’s Committee on Corporate Responsibility and Compliance oversees our corporate responsibility objectives and regularly monitors our progress towards achieving them. We are also active in discussing these objectives with our shareholders and soliciting their feedback on any areas of improvement.

Our Corporate Responsibility Report is usually published in the second quarter of each year. The chart below describes several of the key aspects of our corporate responsibility program. For more information on Goodyear’s commitment to corporate responsibility, please visit www.goodyear.com/responsibility. Please note, however, that information contained on the website is not incorporated by reference in this Proxy Statement or considered to be a part of this document.

Our People	Our Environment

From supporting a team-based culture to encouraging health, safety and wellness, Goodyear strives to act with integrity, promote collaboration, be agile, energize the team and deliver results in all that we do.

We employ about 66,000 associates around the world.

We have reduced our total injury rate by 36% through 2015, compared to 2010.

We have sponsored the formation of Employee Resource Groups to support our diversity and inclusion initiatives.

Sharing the planet responsibly with customers, employees, shareholders, communities and suppliers is the impetus behind key sustainability objectives at Goodyear. Our sustainable activities mirror this commitment.

Zero waste to landfill from our manufacturing facilities.

Since 2010, our baseline year, through 2015, we have reduced:

•   Greenhouse gas emissions by more than 19%, exceeding our goal

•   Water use by 23%

•   Energy use by 15%, achieving our goal

•   Solvent use by 38%.

Our Innovative Products	Our Communities

Innovation excellence drives our technological advances and enables us to create products and services that are valued and sought out by consumers and customers. Our solutions, such as low rolling resistance tires that help enable our customers to meet fuel economy standards and greenhouse gas emission goals, respond to the needs of an increasingly complex market and help to set us apart from the competition.

We own approximately 5,500 patents worldwide.

21 Goodyear truck tire products that increase fuel efficiency and provide low rolling resistance have received SmartWay verification from the U.S. Environmental Protection Agency as of the end of 2015.

Goodyear has a long history of supporting its communities around the world. We strive to build and support collaborative programs that create positive outcomes for people, communities and the world around us.

Our Highway Hero program recognizes truck drivers who have saved lives on the road.

Our iconic Goodyear Blimp supports the fundraising efforts of local charities.

15

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Consideration of Director Nominees

Consideration of Director Nominees

The policy of the Governance Committee is to consider properly submitted shareholder nominations of candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Director.” In evaluating such nominations, the Governance Committee seeks to address the criteria described below under “Director Selection Guidelines.”

Any shareholder desiring to submit a proposed candidate for consideration by the Governance Committee should send the name of such proposed candidate, together with biographical data and background information concerning the candidate, to the Office of the Secretary, The Goodyear Tire & Rubber Company, 200 Innovation Way, Akron, Ohio 44316-0001.

Director Selection Guidelines

The Board of Directors has approved guidelines for selecting directors as part of our Corporate Governance Guidelines. Criteria considered in the selection of directors include:

•	Personal qualities and characteristics, including the highest personal and professional integrity, sound judgment, and reputation in the business community or a record of public service;

•	Substantial business experience or professional expertise and a record of accomplishments;

•	Experience and stature necessary to be highly effective, working with other members of the Board, in serving the long-term interests of shareholders;

•	Ability and willingness to devote sufficient time to the affairs of the Board and the Company and to carry out their duties effectively;

•	The needs of the Company at the time of nomination to the Board and the fit of a particular individual’s skills and personality with those of the other directors in building a Board that is effective and responsive to the needs of the Company;

•	Diverse business experience, substantive expertise, skills and background, as well as diversity in personal characteristics, such as age, gender and ethnicity; and

•	Ability to satisfy Goodyear’s and The NASDAQ Stock Market’s independence standards.

Identifying and Evaluating Nominees for Director

The Governance Committee is responsible for identifying, screening and recommending persons for nomination to the Board. The Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. On occasion, the Committee may also retain third-party executive search firms to identify candidates. In addition, under our prior master labor agreement with the United Steelworkers (the “USW”), the USW had the right to nominate a candidate for consideration for membership on the Board. Mr. Wessel, who became a director in December 2005, was identified and recommended by the USW.

16

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Identifying and Evaluating Nominees for Director

Once a prospective nominee has been identified, the Committee makes an initial determination on whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members and the likelihood that the prospective nominee can satisfy the director selection guidelines described above. If the Committee determines, in consultation with the Chairman of the Board, the Lead Director and other Board members as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Committee. The Committee then evaluates the prospective nominee against the standards and qualifications set out in Goodyear’s director selection guidelines. The Committee also considers such other relevant factors as it deems appropriate, including the balance of management and independent directors and the evaluations of other prospective nominees. As described above under “Director Selection Guidelines,” diversity is among the many factors that the Committee considers in evaluating prospective nominees. We consider the members of our Board to have a diverse set of business and personal experiences, backgrounds and expertise, and to be diverse in terms of age, gender and ethnicity.

In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, the Lead Director, the Chairman of the Committee, one or more other members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be elected to the Board, and the Board makes its decision after considering the recommendation and report of the Committee.

Board Independence

The Board has determined that eleven of the thirteen director nominees are independent within the meaning of Goodyear’s independence standards, which are based on the criteria established by The NASDAQ Stock Market and are included as Annex I to Goodyear’s Corporate Governance Guidelines. Mr. Kramer, our Chairman of the Board, Chief Executive Officer and President, is not considered independent. In addition, in light of his relationship with the USW, Mr. Wessel is not considered independent. Further, the Board expects that Mr. Wessel will recuse himself from discussions and deliberations regarding Goodyear’s relationship with the USW. The Board also determined that the nature and size of the ordinary course commercial relationships between Goodyear and Xerox Corporation did not impair the independence of Mr. Firestone. The relationship was de minimis, constituting approximately one-tenth of one percent (0.1%) of either Goodyear’s or Xerox’s consolidated gross revenues in the current fiscal year and each of the last three completed fiscal years. Mr. Firestone retired from Xerox on October 31, 2016.

17

PROPOSAL 1 – ELECTION OF DIRECTORS

The Board of Directors has selected the following thirteen nominees recommended by the Governance Committee for election to the Board of Directors. The directors will hold office from their election until the next Annual Meeting of Shareholders, or until their successors are elected and qualified. If any of these nominees for director becomes unavailable, the persons named in the proxy intend to vote for an alternate designated by the current Board of Directors.

William J. Conaty

Director Since: August 1, 2011 Committees: Compensation Governance Age: 71

CURRENT PRINCIPAL OCCUPATION:

President of Conaty Consulting LLC and Advisory Partner of Clayton, Dubilier & Rice, LLC

DESCRIPTION OF BUSINESS EXPERIENCE:

Mr. Conaty served as Senior Vice President of Corporate Human Resources for General Electric Company from 1993 to 2007. He joined General Electric in 1967 and in his 40-year career, moved through a progression of leadership roles in the company’s transportation, aerospace and aircraft engines businesses. Following his retirement from General Electric, he formed Conaty Consulting LLC and joined Clayton, Dubilier & Rice as an advisory partner. He is Chairman of the Board of Trustees of Bryant University and a trustee of Dartmouth-Hitchcock Hospital.

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2012:

None

Mr. Conaty has extensive human resources, executive compensation and executive management experience from his long and successful tenure at General Electric. His skills in coaching and developing leaders and teams are an asset to both the Board of Directors and Goodyear, particularly with respect to talent development, succession planning, labor relations and executive compensation matters.

18

ELECTION OF DIRECTORS

James A. Firestone

Director Since: December 3, 2007 Committees: Audit Finance (Chairman) Executive Age: 62

CURRENT PRINCIPAL OCCUPATION:

Retired. Formerly Executive Vice President and President, Corporate Strategy and Asia Operations of Xerox Corporation

DESCRIPTION OF BUSINESS EXPERIENCE:

Mr. Firestone was Executive Vice President and President, Corporate Strategy and Asia Operations of Xerox Corporation from January 2014 until his retirement on October 31, 2016. Mr. Firestone was President, Corporate Operations from October 2008 to December 2013 and President of Xerox North America from October 2004 to September 2008. Before joining Xerox in 1998, Mr. Firestone worked for IBM Corporation as general manager of the Consumer Division and for Ameritech Corporation as president of Consumer Services. He began his business career in 1978 with American Express, where during his 15-year tenure he ultimately rose to President, Travelers Cheques.

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2012:

The Nomura Partners Fund (2005 – 2014)

Mr. Firestone has extensive executive management experience in positions of increasing responsibility, including most recently as a senior executive officer of Xerox Corporation, which is of similar size and global complexity as Goodyear. He also has over 20 years of profit and loss management responsibility, as well as significant international business experience. These experiences provide him with unique and valuable insights as a director of Goodyear, particularly with respect to operations and finance matters.

Werner Geissler

Director Since: February 21, 2011 Committees: Audit Corporate Responsibility and Compliance (Chairman) Executive Age: 63

CURRENT PRINCIPAL OCCUPATION:

Retired. Formerly Vice Chairman, Global Operations of

The Procter & Gamble Company

Operating Partner of Advent International

DESCRIPTION OF BUSINESS EXPERIENCE:

Mr. Geissler was Vice Chairman, Global Operations of The Procter & Gamble Company from August 2007 until his retirement on December 31, 2014, and was Group President, Central & Eastern Europe, Middle East and Africa from July 2004 to July 2007. He joined Procter & Gamble in 1979 and held positions of increasing responsibility in various brand and general management and operations roles in Europe, the Middle East, Central Asia, Japan, Africa and the United States.

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2012:

Philip Morris International Inc.

(2015 – present)

Mr. Geissler, a native of Germany, has deep executive management experience, including as a senior executive officer of Procter & Gamble, where he oversaw Procter & Gamble’s extensive worldwide business operations. He has significant international business experience and profit and loss management responsibility. These experiences provide him with valuable insights as a director of Goodyear, particularly with respect to consumer marketing, and international, operations and finance matters.

19

ELECTION OF DIRECTORS

Peter S. Hellman

Director Since: October 5, 2010 Committees: Audit (Chairman) Finance Executive Age: 67

CURRENT PRINCIPAL OCCUPATION:

Retired. Formerly President and Chief Financial and

Administrative Officer of Nordson Corporation

DESCRIPTION OF BUSINESS EXPERIENCE:

Mr. Hellman retired from Nordson Corporation, a designer, manufacturer and marketer of industrial equipment, in 2008 after a career of over 20 years with large, multinational companies in both financial and operating executive positions. Mr. Hellman was President and Chief Financial and Administrative Officer of Nordson Corporation from 2004 to January 2008 and Executive Vice President and Chief Financial and Administrative Officer from 2000 to 2004. Prior to joining Nordson in 2000, Mr. Hellman was with TRW Inc. for 10 years and held various positions, including President and Chief Operating Officer and Chief Financial Officer. Mr. Hellman also serves on the boards of several nonprofit organizations.

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2012:

Baxter International Inc. (2005 – present)

Owens-Illinois, Inc. (2007 – present)

Mr. Hellman has significant financial reporting expertise due to his service as a Chief Financial Officer at both Nordson and TRW, providing him with the necessary skills to be Chairman of our Audit Committee, where he also qualifies as an “audit committee financial expert.” He also has extensive operational experience at both companies. In addition, Mr. Hellman has served on public company boards for over 20 years. Through his board and management experience, Mr. Hellman also has significant experience with corporate governance practices and legal and regulatory compliance issues. Mr. Hellman’s financial and operating experience, business leadership skills and board experience enable him to provide valuable contributions as a Goodyear director.

Laurette T. Koellner

Director Since: February 23, 2015 Committees: Audit Finance Age: 62

CURRENT PRINCIPAL OCCUPATION:

Retired. Formerly President of Boeing International and Executive Chairman of International Lease Finance Corporation

DESCRIPTION OF BUSINESS EXPERIENCE:

Ms. Koellner most recently served as Executive Chairman of International Lease Finance Corporation, an aircraft leasing subsidiary of American International Group, Inc., from June 2012 until its sale in May 2014. From 1978 until 2007, Ms. Koellner held positions of increasing responsibility at McDonnell Douglas Corporation and The Boeing Company, an aerospace company, including as President of Boeing International, where she oversaw Boeing’s international operations, and President of Connexion by Boeing, which provided satellite-based connectivity services to aircraft and maritime vessels. While at Boeing, Ms. Koellner also served as Vice President and General Auditor, Vice President and Corporate Controller, and Chief Human Resources Officer.

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2012:

Celestica Inc. (2009 – present)

Nucor Corporation (2015 – present)

Papa John’s International, Inc. (2014 – present)

The Hillshire Brands Company (formerly Sara Lee Corporation) (2003 – 2014)

American International Group, Inc. (2009 – 2012)

International Lease Finance Corporation (2012-2014)

Ms. Koellner has significant senior executive management experience, including extensive international business experience. She qualifies as an “audit committee financial expert” due to her financial leadership roles at Boeing. Her service on several public company boards of directors also provide us with important insights on business practices in a variety of industries.

20

ELECTION OF DIRECTORS

Richard J. Kramer

Director Since: February 22, 2010 Committees: Executive Age: 53

CURRENT PRINCIPAL OCCUPATION:

Chairman of the Board, Chief Executive Officer and President of Goodyear

DESCRIPTION OF BUSINESS EXPERIENCE:

Mr. Kramer joined Goodyear in March 2000 as Vice President – Corporate Finance, serving in that capacity as Goodyear’s principal accounting officer until August 2002, when he was elected Vice President, Finance – North American Tire. In August 2003, he was named Senior Vice President, Strategic Planning and Restructuring, and in June 2004 was elected Executive Vice President and Chief Financial Officer. Mr. Kramer was elected President, North American Tire in March 2007 and continued to serve as Chief Financial Officer until August 2007. In June 2009, Mr. Kramer was elected Chief Operating Officer and continued to serve as President, North American Tire until February 2010. He was elected Chief Executive Officer and President effective April 13, 2010 and Chairman effective October 1, 2010. Prior to joining Goodyear, Mr. Kramer was with PricewaterhouseCoopers LLP for 13 years, including two years as a partner.

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2012:

The Sherwin-Williams Company (2012 – present)

Mr. Kramer has been an executive officer of Goodyear for 17 years. Mr. Kramer has held several key positions at Goodyear and has had a critical role in creating our strategy and strengthening our leadership teams as Chief Executive Officer and previously as Chief Financial Officer and as President, North American Tire. Mr. Kramer’s deep knowledge of Goodyear, global markets, manufacturing, finance and accounting provides our Board with valuable perspectives that are necessary to advance Goodyear’s business and the interests of our shareholders.

W. Alan McCollough

Director Since: April 10, 2007 Lead Director Committees: Compensation Governance Executive (Chairman) Age: 67

CURRENT PRINCIPAL OCCUPATION:

Retired. Formerly Chairman and Chief Executive Officer of Circuit City Stores, Inc.

DESCRIPTION OF BUSINESS EXPERIENCE:

Mr. McCollough joined Circuit City Stores, Inc., a consumer electronics retailer, in 1987 as general manager of corporate operations, and was named assistant vice president in 1989, president of central operations in 1991, and senior vice president of merchandising in 1994. He served as President and Chief Operating Officer from 1997 to 2000 and as President and Chief Executive Officer from 2000 to 2002. Mr. McCollough was elected Chairman, President and Chief Executive Officer of Circuit City in 2002 and served in those capacities until 2005. He remained Chief Executive Officer until February 2006 and Chairman until his retirement in June 2006.

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2012:

La-Z-Boy Inc. (2007 – present)

VF Corporation (2000 – present)

Mr. McCollough has extensive senior executive management experience, particularly in operations and consumer merchandising and marketing. His experience as Chairman and Chief Executive Officer of Circuit City provides him with the necessary skills to be Lead Director. Mr. McCollough’s past service as Chairman of Circuit City, as well as his current service on other public company boards of directors, provides us with important perspectives on corporate governance and executive compensation matters.

21

ELECTION OF DIRECTORS

John E. McGlade

Director Since: December 5, 2012 Committees: Compensation (Chairman) Governance Executive Age: 63

CURRENT PRINCIPAL OCCUPATION:

Retired. Formerly Chairman, President and

Chief Executive Officer of

Air Products and Chemicals, Inc.

DESCRIPTION OF BUSINESS EXPERIENCE:

Mr. McGlade was Chairman, President and Chief Executive Officer of Air Products and Chemicals, Inc., a global provider of atmospheric, process and specialty gases, from March 2008 until his retirement on July 1, 2014. He joined Air Products in 1976 and held various positions of increasing responsibility, including as Group Vice President, Chemicals Group, and President and Chief Operating Officer.

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2012:

Bunge Limited (2014 – present)

Air Products and Chemicals, Inc. (2007 – 2014)

Mr. McGlade has strong leadership skills and extensive management, international and operating experience, including as Chief Executive Officer of Air Products. He has also had responsibility for the environment, health, safety and quality function during his career at Air Products. These experiences provide him with unique and valuable insights as a director of Goodyear, particularly with respect to operations matters.

Michael J. Morell

Director Since: January 7, 2014 Committees: Audit Corporate Responsibility and Compliance Age: 58

CURRENT PRINCIPAL OCCUPATION:

Chief Executive Officer and President, Morell Consulting, and Senior Counselor, Beacon Global Strategies.

Formerly Deputy Director of the Central Intelligence Agency

DESCRIPTION OF BUSINESS EXPERIENCE:

Mr. Morell retired from the Central Intelligence Agency in 2013 following a 33-year career, including serving as Deputy Director from May 2010 to August 2013 and as Director for Intelligence from May 2008 to April 2010. He also served as Acting Director on two occasions. Mr. Morell has received numerous intelligence and defense awards for his service to the United States.

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2012:

None

Mr. Morell has extensive leadership and management experience through his positions with the Central Intelligence Agency, a large and complex global government agency. He also possesses extensive knowledge of national security issues, such as cybersecurity, terrorism and political and economic instability, which directly impact global businesses. These experiences, combined with his strong critical thinking and problem solving skills, make Mr. Morell a valuable contributor to the Board of Directors.

22

ELECTION OF DIRECTORS

Roderick A. Palmore

Director Since: August 7, 2012 Committees: Finance Governance (Chairman) Executive Age: 65

CURRENT PRINCIPAL OCCUPATION:

Senior Counsel at Dentons US LLP

Formerly Executive Vice President, General Counsel, Chief Compliance and Risk Management Officer, and Secretary of General Mills, Inc.

DESCRIPTION OF BUSINESS EXPERIENCE:

Mr. Palmore joined General Mills, a global manufacturer and marketer of food products, as Executive Vice President, General Counsel, Chief Compliance and Risk Management Officer, and Secretary in February 2008 and served in that capacity until his retirement on February 16, 2015. Following his retirement from General Mills, he joined Dentons, an international law firm, as senior counsel. From 1996 to 2008, he worked for Sara Lee Corporation in a variety of legal leadership roles, ultimately becoming Executive Vice President, General Counsel and Secretary. Prior to 1996, he worked at the U.S. Department of Justice and in private practice.

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2012:

CBOE Holdings, Inc. (2000 – present)

Express Scripts Holding Co. (2014 – present)

In his role at General Mills, he was responsible for the company’s worldwide legal activities, corporate ethics, compliance, and corporate security. Through his experience as general counsel of consumer product public companies, in private practice and as an Assistant U.S. Attorney, Mr. Palmore has extensive experience in corporate governance and the legal issues facing Goodyear. In addition, his experience provides him with strong risk management skills. This broad business knowledge and public board experience, as well as his strong leadership skills, are valuable assets to the Board of Directors.

Stephanie A. Streeter

Director Since: October 7, 2008 Committees: Compensation Governance Age: 59

CURRENT PRINCIPAL OCCUPATION:

Formerly Chief Executive Officer of

Libbey Inc.

DESCRIPTION OF BUSINESS EXPERIENCE:

Ms. Streeter was Chief Executive Officer of Libbey Inc., a producer of glass tableware products, from August 2011 until January 11, 2016. Previously, Ms. Streeter was with Banta Corporation, a provider of printing and supply chain management services, serving as President and Chief Operating Officer beginning in January 2001, and was elected Chief Executive Officer in 2002 and Chairman in 2004. She served as Chairman, President and Chief Executive Officer of Banta until its acquisition by R.R. Donnelley & Sons in 2007. Ms. Streeter also spent 14 years with Avery Dennison Corporation in a variety of product and business management positions, including as Group Vice President of Worldwide Office Products from 1996 to 2000.

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2012:

Kohl’s Corporation (2007 – present)

Libbey Inc. (2011 – January 11, 2016)

Ms. Streeter has extensive senior executive management experience. Her experiences as Chief Executive Officer of Libbey, as Chairman, President and Chief Executive Officer of Banta and at Avery Dennison provide Ms. Streeter with an understanding of the operations and performance of public companies. Ms. Streeter’s service on several public company and nonprofit boards of directors also provide us with important insights on practices across a variety of industries.

23

ELECTION OF DIRECTORS

Thomas H. Weidemeyer

Director Since: December 9, 2004 Committees: Corporate Responsibility and Compliance Finance Age: 69

CURRENT PRINCIPAL OCCUPATION:

Retired. Formerly Senior Vice President and

Chief Operating Officer of United Parcel Service, Inc.

DESCRIPTION OF BUSINESS EXPERIENCE:

Mr. Weidemeyer served as Senior Vice President and Chief Operating Officer of United Parcel Service, Inc., a transportation and logistics company, from January 2001, and as President and Chief Operating Officer of UPS Airlines from July 1994, until his retirement in February 2004. Mr. Weidemeyer became Manager of the Americas International Operation of UPS in 1989, and in that capacity directed the development of the UPS delivery network throughout Central and South America. In 1990, he became Vice President and Airline Manager of UPS Airlines and in 1994 was elected its President and Chief Operating Officer. Mr. Weidemeyer was a director of United Parcel Service from 1998 to 2003.

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2012:

NRG Energy, Inc. (2003 – present)

Waste Management, Inc. (2005 – present)

Mr. Weidemeyer has over 40 years of management and executive leadership experience. His logistics, finance and international management experience provides us with valuable insights on our supply chain and financial management practices, as well as our overall business. His service on other boards of directors also provides us with perspectives on issues facing companies in different industries.

Michael R. Wessel

Director Since: December 6, 2005 Committees: Corporate Responsibility and Compliance Age: 57

CURRENT PRINCIPAL OCCUPATION:

President of The Wessel Group Incorporated

DESCRIPTION OF BUSINESS EXPERIENCE:

Mr. Wessel has served as President of The Wessel Group Incorporated, a government and political affairs consulting firm, since May 2006. Prior to founding The Wessel Group, he served as Senior Vice President of the Downey McGrath Group, a government affairs consulting firm, from March 1999 to December 2005 and as Executive Vice President from January 2006 to April 2006.

Mr. Wessel is an attorney with over 30 years of experience as an economic and international trade policy advisor in Washington, D.C. Mr. Wessel has acted as an advisor to Congressman Richard Gephardt, both in the U.S. House of Representatives and to his presidential campaigns in 1987-88 and 2003-04, to the Clinton/Gore Transition

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2012:

None

Office in 1992 and 1993, and to Senator John Kerry’s presidential campaign in 2004. Mr. Wessel also serves as a Commissioner on the U.S.-China Economic and Security Review Commission, a position he has held since April 2001.

Mr. Wessel’s extensive experience with public policy matters and his government service, including as an advisor to former Majority Leader Gephardt and as an appointee on government commissions, provides us with valuable perspectives on public policy matters impacting trade, international economic affairs and other matters of importance to Goodyear.

Your Board of Directors unanimously recommends that shareholders vote FOR each of the nominees for director named in this Proxy Statement (Proposal 1).

24

PROPOSAL 2 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are seeking your vote to approve, on an advisory (or non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement.

Our Compensation Discussion and Analysis (“CD&A”), which starts on page 28, describes our executive compensation program. We encourage you to read the CD&A before casting your vote.

The advisory resolution below, commonly known as a “say-on-pay” proposal, gives you the opportunity to express your views on our executive compensation program for our named executive officers. The “say-on-pay” proposal is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation policies, practices and plans described in this Proxy Statement.

The resolution is required by Section 14A of the Securities Exchange Act of 1934. The resolution is not intended to indicate your approval of the matters disclosed under the heading “Risks Related to Compensation Policies and Practices” or future “golden parachute” payments. We will seek shareholder approval of any “golden parachute” payments at the time of any transaction triggering such payments to the extent required by applicable law.

We ask you to vote “FOR” the following resolution which will be presented by the Board of Directors at the Annual Meeting:

“RESOLVED, that the shareholders of The Goodyear Tire & Rubber Company approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Shareholders.”

Although this proposal is an advisory vote that will not be binding on the Compensation Committee or the Board of Directors, the Compensation Committee will consider the results of this shareholder advisory vote and the changes, if any, to our executive compensation policies, practices and plans that may be warranted as a result of this vote.

Your Board of Directors unanimously recommends that shareholders vote FOR the advisory resolution to approve the compensation of our named executive officers (Proposal 2).

25

PROPOSAL 3 – ADVISORY VOTE ON THE FREQUENCY OF FUTURE SAY-ON-PAY ADVISORY VOTES

We are seeking your preference, on an advisory (or non-binding) basis, with respect to the frequency of future shareholder votes regarding the compensation of our named executive officers. This advisory “frequency” vote is required at least once every six years beginning in 2011.

After careful consideration of this proposal, our Board of Directors has determined that an advisory vote regarding the compensation of our named executive officers that occurs annually is the most appropriate alternative for the Company, and therefore our Board recommends that you vote for a frequency of “One Year” for future shareholder votes regarding the compensation of our named executive officers.

We have found that an annual advisory vote on our executive compensation program has enhanced shareholder communication by encouraging our shareholders to regularly provide us with their input on our executive compensation policies, practices and plans. We believe that an annual advisory vote will continue to provide us a means to obtain regular feedback on shareholder sentiment regarding our executive compensation decisions.

You may vote for a say-on-pay vote frequency of every one, two or three years, or you may abstain from expressing a preference when you vote on the following resolution which will be presented by the Board of Directors at the Annual Meeting:

“RESOLVED, that the option of once every one year, two years or three years that receives the highest number of votes cast will be determined to be the preferred frequency with which the Company is to hold a shareholder advisory vote regarding the compensation of the Company’s named executive officers.”

The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the shareholder advisory vote regarding the compensation of our named executive officers that will be considered to be preferred by our shareholders. However, because this vote is not binding on the Board, the Board may decide, either now or in the future, that it is in the best interests of our shareholders and the Company to hold a shareholder advisory vote regarding the compensation of our named executive officers more or less frequently than the option preferred by our shareholders.

Your Board of Directors unanimously recommends that shareholders vote for a frequency of ONE YEAR for future say-on-pay advisory votes (Proposal 3).

26

COMPENSATION DISCUSSION AND ANALYSIS TABLE OF CONTENTS

Introduction

This Compensation Discussion and Analysis describes the Company’s executive compensation philosophy and programs, focusing in particular on the Compensation Committee’s decisions about named executive officers (“NEOs”) in 2016.

OUR NEOS FOR 2016 ARE:

Richard J. Kramer	Chairman, Chief Executive Officer and President
Laura K. Thompson	Executive Vice President and Chief Financial Officer
Stephen R. McClellan	President, Americas
John T. Lucas	Senior Vice President, Global Human Resources
David L. Bialosky	Senior Vice President, General Counsel and Secretary

28	Executive Summary
28	Robust Operating Results in 2016
29	Performance Highlights
30	2016 Shareholder Engagement
30	Alignment of Pay and Performance
32	Elements of Executive Compensation
33	Compensation Best Practices
34	Compensation Philosophy
34	Components of Executive Compensation
36	Compensation Decision-Making
38	Role of Compensation Consultant
38	Peer Group Benchmarking of Primary Compensation
39	Target Setting
41	Annual Compensation Targets
41	Long-Term Compensation Targets

41	Annual Compensation
41	2016 Base Salary Decisions
42	2016 Annual Cash Incentive Payouts
44	Other Bonus Awards
45	Long-Term Compensation
45	2016 Grants of Performance-Based Incentives
46	Performance for the 2016 Performance Period
49	Impact of TSR Modifier and Payout of 2014-2016 Long-Term Incentive Awards
50	2016 Stock Option Grants
51	2016 Restricted Stock Awards
51	Retirement and Other Benefits
51	Retirement Benefits
52	Severance and Change-in-Control Benefits
53	Perquisites
54	Executive Deferred Compensation Plan
54	Compensation Policies and Practices
54	Stockholding Guidelines
55	Prohibition on Hedging and Pledging
55	Recovery of Compensation (Clawback Policy)

USE OF NON-GAAP FINANCIAL MEASURES

For additional information regarding segment operating income and free cash flow from operations, both non-GAAP financial measures, including reconciliations to the most directly comparable GAAP financial measures, see Exhibit A to this Proxy Statement.

27

COMPENSATION

DISCUSSION AND ANALYSIS

Executive Summary

ROBUST OPERATING RESULTS IN 2016

We delivered strong Goodyear net income of $1.3 billion and segment operating income of $2.0 billion in 2016. We achieved these results despite experiencing continued volatile global industry conditions in 2016, including mixed industry conditions in Americas, where we experienced weakening demand for commercial truck tires in the United States and continuing recessionary economic conditions in Brazil, and increased competition, particularly with respect to smaller rim size consumer tires, in Europe. We experienced growth in Asia Pacific driven by growth in Japan, due to the acquisition of a controlling interest in Nippon Goodyear Ltd., as well as China and India. In addition, we were impacted by the continued strengthening of the U.S. dollar against most foreign currencies. We also produced record segment operating income of $373 million in Asia Pacific in 2016.

At our Investor Day in September 2016, we laid out our 2020 strategic plan which is focused on capturing profitable growth in attractive market segments, particularly in large rim size consumer tires, mastering increasing complexity and turning that into a competitive advantage, and connecting with consumers through our aligned distribution network of distributors and dealers. As part of our 2020 strategic plan, we announced our 2017-2020 capital allocation plan that provides for additional growth capital expenditures, debt repayments, restructuring payments, and common stock dividends and share repurchases. We also increased the quarterly cash dividend on our common stock by 43% and increased the authorized amount of our common stock repurchase program by $1.0 billion. For additional information on our strategy and capital allocation plan, see “2016 Business Performance Highlights” in the Proxy Statement Summary.

28

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary

PERFORMANCE HIGHLIGHTS

The following summarizes key elements of the company’s performance in 2016.

KEY ACCOMPLISHMENTS IN 2016

Strong Corporate EBIT Performance	• Our 2016 Corporate EBIT of over $1.8 billion continued to be strong.
• Operating income of $373 million was at record levels for Asia Pacific.

Strong Cash Flow	• We generated free cash flow from operations of $739 million in 2016.

Shareholder Return Program

•   In 2016, we returned $582 million to our shareholders, comprised of $82 million of dividends and $500 million of share repurchases. Over the lifetime of our recently completed 2014-2016 capital allocation plan, we paid dividends on our Common Stock of $222 million and repurchased 31.2 million shares of our Common Stock for $913 million.

29

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary

2016 SHAREHOLDER ENGAGEMENT

We believe that it is important for us to communicate regularly with shareholders regarding areas of interest or concern. Over the last several years, in addition to our day-to-day interactions regarding our financial performance, we have enhanced our shareholder engagement program to include an annual outreach that is focused on our long-term business strategy, executive compensation, corporate governance and other topics suggested by our shareholders. This annual outreach helps to ensure that our shareholders are heard and able to communicate directly with us on these important matters. As part of our 2016 annual outreach, we requested the opportunity to meet with approximately 60% of our shareholders and we ultimately engaged with shareholders representing almost 50% of our outstanding Common Stock as of September 30, 2016.

Our outreach meetings gave us the chance to highlight the strong operating performance delivered by the Company over the past several years and our new four-year strategic plan, as well as our commitment to sound executive compensation practices, a thorough process for setting challenging targets and the alignment of pay and performance. We also took the opportunity to discuss proxy access and our ongoing commitment to strong corporate governance and corporate responsibility. We received positive feedback on our operating performance and strategy, the disclosure in our 2016 Proxy Statement, and our executive compensation program, specifically the metrics in our annual and long-term incentive plans and our proportion of performance-based pay. This feedback was consistent with the success of last year’s say on pay proposal, which was approved by 96% of our voting shareholders at our 2016 annual meeting.

All of the shareholder feedback that we received was reported to the Compensation Committee and the Board of Directors for its consideration.

ALIGNMENT OF PAY AND PERFORMANCE

Goodyear’s executive compensation is strongly aligned to company performance and measurable financial metrics, and target CEO pay is near the median of general industry survey data and our peer group.

30

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary

90% of our CEO’s pay opportunity is performance based and over 75% is tied to stock price.

Our CEO’s realized pay shows strong alignment to our stock price

As a result of our operating performance, payouts under our annual incentive plan ranged from 63% to 75% of target for our named executive officers. In addition, the performance targets for the 2016 performance periods under our 2014-2016, 2015-2017 and 2016-2018 long-term awards were exceeded and payouts ranging from 117% to 167% of target were approved for the applicable periods, subject to continued service and a relative total shareholder return modifier (which we refer to as the

31

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary

“TSR modifier” and which is described in more detail on page 45). Our stock out-performed 63% of the companies in the S&P 500 during the three-year period ending December 31, 2016, resulting in a TSR modifier of 1.1 times.

ELEMENTS OF EXECUTIVE COMPENSATION

Compensation for NEOs is comprised of a mix of variable and fixed compensation that is strongly linked to company performance and targeted to the median of general industry survey data and our peer group.

For 2016, the mix of performance metrics was as follows:

	Incentive Program	Financial Metrics	Weighting
ANNUAL INCENTIVES	Annual Performance Plan	EBIT	40%
		Free Cash Flow from Operations	40%
		Operating Drivers	20%

LONG-TERM AWARDS	Performance-Based Awards (Paid out in Equity and Cash)	Net Income	50%
		Cash Flow Return on Capital	50%
	Stock Options

We believe that our compensation program is consistent with our performance-based compensation philosophy and serves the long-term interests of our shareholders. We will continue to seek feedback from our investors and consider ongoing enhancements to the program.

32

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary

COMPENSATION BEST PRACTICES

The Compensation Committee has adopted a number of best practices that are consistent with our performance-based compensation philosophy and serve the long-term interests of our shareholders:

Strong Link to Financial Performance	Use of diversified financial metrics in our annual and long-term plans that are closely tied to our long-term strategy, along with a relative TSR modifier on all long-term performance-based awards
Dividend Policy	No dividends or dividend equivalents on unearned performance-based equity awards
No Repricing	No repricing of options without shareholder approval
No Additional Service Credit in Pension	No pension credit for newly hired executives to make up for service at prior employers
Double-Trigger Change-in-Control	Double-trigger change-in-control provisions in our change-in-control plan and our equity compensation plans, and no walk-away rights
No Gross-Ups	No tax gross-ups in our change-in-control plan or for perquisites
Strong Stockholding and Retention Policies	Robust stockholding guidelines for officers and directors, including stock retention provisions following the exercise of stock options or the vesting of other stock-based awards
No Hedging or Pledging	Hedging and pledging of our Common Stock by officers, directors and employees is prohibited
Clawback Policy	Robust clawback policy in place
Independent Committee	Compensation Committee consists only of independent Board members
Leading Independent Consultant	Engaged a leading independent compensation consultant to assist the Compensation Committee and Board in determining executive compensation and evaluating program design

33

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Philosophy

Compensation Philosophy

The following core principles form the foundation of the compensation program for our executives, including the named executive officers:

FIRST, compensation programs should motivate our executives to take actions that are aligned with our short- and long-term strategic objectives, and appropriately balance risk versus potential reward.	SECOND, as executives move to a greater level of responsibility, the percentage of their pay based on performance should increase to ensure the highest level of accountability to shareholders.

THIRD, performance pay should offer an opportunity for above average compensation when our performance exceeds our goals balanced by the risk of below average compensation when it does not.

FOURTH, the percentage of total compensation paid in the form of equity should also increase as executives have increasing responsibility for corporate performance, thereby more closely aligning their interests with those of our shareholders.

Components of Executive Compensation

We provide executive compensation and benefits that are market-competitive in which a large portion of the total opportunity is variable and tied to our performance and changes in shareholder value over a multi-year period. The key components of compensation provided to our executive officers and how each supports our compensation objectives are presented in the following table:

	Description	Objectives
Annual Compensation

Base Salary	Annual cash compensation	• Provide an appropriate level of fixed compensation necessary to attract and retain employees • Recognize and reward skills, competencies, experience, leadership and individual contribution

Annual Incentive Plans	Annual cash incentive based on corporate performance (corporate and/or operating unit performance measures) and individual performance

Link annual cash compensation to attainment of key short-term performance goals:

•  Across total company and operating units as measured primarily by achievement of annual operating goals

•  By the individual as measured by achievement of specific strategic goals and demonstrated leadership traits

34

COMPENSATION DISCUSSION AND ANALYSIS
Components of Executive Compensation

	Description	Objectives
Long-Term Incentive Compensation

Stock Options	Provides opportunity to purchase stock at the grant date fair market value over a ten-year period. Results in value only if stock price increases	• Link realized compensation over long-term to appreciation in stock price • Facilitate retention • Build executive stock ownership • Align interests of management with those of shareholders

Performance-Based Awards

Long-term incentive program with award payouts tied to achievement of corporate goals over a three-year period, with performance targets for each year of the three-year period established on the grant date, subject to a relative total shareholder return modifier over that three-year period

Payable in shares of Common Stock and cash

•  Link multi-year compensation to performance against key operational goals over a three-year period, as well as changes in share price on both an absolute and relative basis

•  Facilitate retention

•  Build executive stock ownership

•  Align interests of management with those of shareholders

Retirement Programs

Qualified Retirement Plans	Post-retirement benefits	• Necessary to attract and retain employees

Supplementary Pension Plan and Excess Benefit Plans	Additional retirement benefits	• Facilitate attraction and retention of executive officers • Provide for retirement replacement income, thereby facilitating an orderly succession of talent
Other Executive Benefits

Perquisites	Home security systems Tire program Financial planning and tax preparation services Annual physical exams Limited use of company aircraft	• Assure protection of officers • Enable officers to focus on Company business with minimal disruption

Other Benefits	Medical, welfare and other benefits	• Necessary to attract and retain employees

35

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Decision-Making

Compensation Decision-Making

The Compensation Committee undertakes ongoing review of our executive compensation policies, practices and plans to determine whether they are consistent with our compensation philosophy and objectives, and whether they need to be modified in light of changes in our business or the markets in general. The Compensation Committee meets periodically with the CEO to review compensation policies and specific levels of compensation paid to officers and other key personnel, and reports and makes recommendations to the Board regarding executive compensation policies and programs. In addition, the CEO annually makes recommendations to the Compensation Committee regarding salary adjustments and the setting of annual and long-term incentive targets and awards for officers other than himself, including the other named executive officers. The Compensation Committee also obtains feedback, advice and recommendations on our compensation program from its independent compensation consultant, F.W. Cook. The Compensation Committee also reviews Company performance, compensation practices of its peers, compensation surveys and other materials regarding executive compensation.

In determining the compensation of a named executive officer, the Compensation Committee considers various factors, including:

•	Company performance against corporate and operating unit objectives,

•	The Company’s relative shareholder return,

•	The compensation of officers with similar responsibilities at comparable companies,

•	Individual performance,

•	Current and future responsibilities,

•	Retention considerations,

•	The awards given to the named executive officer in past years, and

•	The relationship between the compensation to be received by the officer and the compensation to be received by the other named executive officers (which we refer to as “internal pay equity”), including comparing the relationship to that found at comparable companies. In reviewing the CEO’s compensation relative to our other named executive officers, the Compensation Committee takes into account the fact that we do not currently have a president or chief operating officer between the CEO and our business unit presidents or corporate senior vice presidents as do many companies.

36

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Decision-Making

The Compensation Committee generally sets “primary compensation,” which we define to include salary, annual cash incentives and long-term compensation, for the CEO and the other named executive officers as follows:

Long-term compensation is delivered through grants of stock options and long-term performance-based incentive awards that are payable in shares of Common Stock and cash. The mix of long-term compensation between cash-based long-term incentives, performance shares and stock options is based, in part, on the market value of our Common Stock, the number of shares available for grant under our shareholder-approved equity compensation plan, and considerations relating to managing the dilutive effect of share-based awards.

We generally target base salaries for our CEO and other officers below median market rates, in the aggregate, consistent with the requirements of our master labor agreement with the USW, and we target annual and long-term incentive compensation at rates that, when added to base salaries, result in median market levels of target primary compensation, on average. The actual positioning of target compensation relative to the median varies based on each executive’s experience and skill set, and generally results in executives who are new in their role being placed lower in the range and those with more experience being placed higher in the range. We emphasize variable compensation because it minimizes fixed expense associated with salary and enables total compensation to fluctuate directly with performance against operating goals and changes in share price. This approach aligns overall costs with performance and provides executives with a leveraged and attractive compensation opportunity that varies based on results.

For further information regarding the Compensation Committee and its authority and responsibilities, see “Corporate Governance Principles and Board Matters — Compensation Committee” at page 9.

37

COMPENSATION DISCUSSION AND ANALYSIS
Role of Compensation Consultant

Role of Compensation Consultant

The Compensation Committee has the authority to retain outside advisors, including compensation consultants, to assist it in evaluating actual and proposed compensation for our officers. During 2016, the Compensation Committee retained F.W. Cook as its independent compensation consultant.

As part of its engagement, F.W. Cook reviewed our executive compensation peer group and conducted a competitive analysis of compensation for the named executive officers as well as our operational and stock price performance relative to the peer group. F.W. Cook also assisted the Committee with a variety of other issues, including setting CEO compensation, compensation related to leadership succession activities, the design and establishment of performance goals under our variable incentive plans, and reviewing our compensation risk analysis.

In addition, F.W. Cook reviewed and provided recommendations regarding our non-management director compensation program and made a presentation to the full Board on trends and regulatory developments in executive compensation. A representative of F.W. Cook regularly attends Compensation Committee meetings. F.W. Cook works with Goodyear management only under the direction of the Compensation Committee and does not provide any other advice or consulting services to the Company.

Peer Group Benchmarking of Primary Compensation

As noted above, the Compensation Committee generally targets primary compensation levels for officers at median market rates. For these purposes, the Compensation Committee has determined market rates by considering two sources:

•	Proxy statements and other public filings of 18 peer companies; and

•	Broad-based compensation surveys published from time to time by national human resources consulting firms.

FOR 2016 COMPENSATION DECISIONS, THE PEER GROUP NOTED ABOVE CONSISTED OF:

3M Company	Eaton Corporation plc	PACCAR Inc.
Caterpillar Inc.	Honeywell International Inc.	Parker-Hannifin Corporation
Cummins Inc.	Illinois Tool Works Inc.	PPG Industries, Inc.
Deere & Co.	Ingersoll-Rand plc	Stanley Black & Decker, Inc.
Delphi Automotive PLC	Johnson Controls, Inc.	TRW Automotive Holdings Corp.
E.I. du Pont de Nemours and Co.	Lear Corporation	Whirlpool Corporation

38

COMPENSATION DISCUSSION AND ANALYSIS
Peer Group Benchmarking of Primary Compensation

This peer group was selected because the companies, as a whole, represent organizations of comparable size and complexity with which we compete for executive talent. The peer group includes companies in similar industries with comparable business models and global reach. It does not include other companies in the tire industry because no other U.S.-based tire company is similar in size and complexity to us, and non-U.S.-based tire companies do not publish comparable compensation information.

The Compensation Committee strongly believes that performance should be the primary basis on which compensation decisions are made. At the same time, the Compensation Committee believes that our peer group should reflect the fact that our executive officers are responsible for managing a larger and more complex enterprise relative to that of many other publicly traded companies with a larger market capitalization. Accordingly, in 2015, prior to analyzing competitive compensation data to help inform 2016 compensation decisions, the Compensation Committee reviewed the composition of the peer group using the following criteria:

(1)	companies with which we compete for executive talent;

(2)	size, including revenues, net income, total assets, market capitalization and enterprise value;

(3)	global manufacturing focus;

(4)	industry focus, particularly companies in the automotive industry;

(5)	consumer branded product companies; and

(6)	number of employees.

Our peer group had 2015 annual revenues – the size criteria most strongly correlated to compensation – ranging from $11.4 billion to $54.6 billion and median revenues of $19.5 billion (for 2015, we had revenues of $16.4 billion), and had approximately 60% to 65% of our selected peer companies in common with each of the peer groups constructed by two leading proxy advisory firms.

As a result of its review of the criteria described above, the Compensation Committee added Delphi Automotive to our peer group for 2016 compensation decisions. The Compensation Committee may make further changes in the peer group from time to time based on the criteria described above or other relevant factors.

Data with respect to comparable elements of primary compensation is compiled for the peer group of companies described above from available sources, including, in most cases, the most recently available annual proxy statements and other SEC filings that address executive compensation matters.

Target Setting

The Compensation Committee set the performance targets for our 2016 executive compensation program in February 2016. The Compensation Committee believes that the performance targets it established are rigorous and reflect a significant stretch for the Company while providing meaningful motivational value to our executives. The performance targets require us to generate significant organic earnings growth and free cash flow over the next three years. The achievement of the performance targets would enable us to fund our capital allocation plan, and would mean we had successfully met the significant challenges posed by volatile global economic conditions, were a stronger competitor and were poised for future growth.

39

COMPENSATION DISCUSSION AND ANALYSIS
Target Setting

The Compensation Committee considered the following factors when establishing the performance targets, including the related threshold and maximum target levels:

•	Corporate strategy

•	Annual and long-term operating plans

•	Publicly disclosed financial targets and guidance

•	Performance history

•	Macro-economic and tire industry environment

•	Input from F.W. Cook and management

•	Difficulty of the targets in light of the above factors

In September 2013, we announced an ambitious three-year strategic plan for 2014 to 2016, which set goals for segment operating income growth and cash flow generation that would enable us to execute our capital allocation plan and deliver long-term shareholder value. The chart below illustrates how our 2016 performance targets correspond with our corporate strategy, annual and long-term operating plans, publicly announced financial targets and performance history.

The performance targets established under our annual and long-term incentive plans would be achieved, at the target performance level, if we successfully executed our operating plan for 2016 and the 2016-2018 performance cycle.

40

COMPENSATION DISCUSSION AND ANALYSIS
Target Setting

ANNUAL COMPENSATION TARGETS

The 2016 Corporate EBIT target represented a 10% increase over our 2015 actual results, after taking into account the $119 million impact of the deconsolidation of our Venezuelan subsidiary that occurred on December 31, 2015. The target is consistent with our goal to grow segment operating income 10% to 15% annually from 2014 to 2016 in spite of continued volatile global industry conditions. The 2016 free cash flow from operations target of $900 million corresponded with our goal to generate cumulative free cash flow from operations of $2.1 to $2.3 billion from 2014 to 2016, and was essentially the same as our 2015 actual results after taking into account the $63 million impact of the deconsolidation of our Venezuelan subsidiary.

Strict currency exchange regulations and continued reductions in access to U.S. dollars through official currency exchange mechanisms, combined with other government regulations such as price and profit margin controls and strict labor laws, have significantly limited our ability to make and execute operational decisions at our Venezuelan subsidiary. Effective as of December 31, 2015, we concluded that we did not meet the accounting criteria for control over our Venezuelan subsidiary and, therefore, deconsolidated the financial results of that subsidiary.

Our 2016 target for free cash flow from operations was essentially the same as our 2015 actual results due to increased cash tax payments, capital expenditures and working capital needs, which were offset by increased earnings and reduced interest expense and financing costs. In 2016, working capital was expected to be a use of cash of approximately $100 million in order to support growth and to timely fulfill customer orders.

LONG-TERM COMPENSATION TARGETS

The 2016 net income target was an 8% increase over our 2015 actual results and was also based on our goal to grow segment operating income 10% to 15% annually from 2014 to 2016. The rate of increase in net income was expected to be slightly less than that of segment operating income due to higher forecasted U.S. tax expense due to higher earnings.

The 2016 target for cash flow return on capital reflected the increase in planned capital expenditures, including a related increase in average net fixed assets due to those expenditures, the increase in working capital and the other expected uses of cash described above.

Annual Compensation

2016 BASE SALARY DECISIONS

Mr. Kramer’s base salary increased by 18% to reward his leadership in successfully developing and completing our 2014 to 2016 strategic plan,

which led to record operating results over that period, and to move him closer to median market base salary rates given his tenure in his current role as CEO. Ms. Thompson’s base salary increased by 15% to reward her strong performance as chief financial officer and to bring her closer to median market base salary rates.

Name	2016 Base Salary[1]	% Increase
Kramer	$1,300,000	18.2%
Thompson	650,000	15.0
McClellan	610,000	0
Lucas	551,000	2.0
Bialosky	570,000	2.7
1 Base salary increases were effective May 1, 2016.

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COMPENSATION DISCUSSION AND ANALYSIS
Annual Compensation

2016 ANNUAL CASH INCENTIVE PAYOUTS

For 2016, the performance objectives under our annual incentive plans were as follows:

Corporate Officers

Officers of Our Three Operating Units

We believe these weightings hold our operating unit executives most accountable for financial results in the areas where they have the most control and influence, but also motivate them to work cooperatively with other operating units to maximize results for the entire Company.

The Compensation Committee used Corporate EBIT and Operating Unit EBIT to measure our results of operations and free cash flow from operations to measure our ability to generate cash, which enables us to provide funding for dividends and share repurchases, debt repayments and restructuring actions. The Compensation Committee also emphasized the balance between profitability and cash generation by equally weighting EBIT and free cash flow from operations.

“EBIT,” as defined in our annual incentive plans, means the Company’s net sales, less cost of goods sold and selling, administrative and general expenses, excluding the effects of restructuring charges, accelerated depreciation, certain pension curtailment and settlement charges, discontinued operations, extraordinary items, other unusual or non-recurring items, and the cumulative effect of tax or accounting changes. “Free cash flow from operations,” as defined in our annual incentive plans, means cash flow from operating activities before pension contributions and direct payments and rationalization payments, less capital expenditures. For 2016, the Compensation Committee also excluded from free cash flow from operations $56 million of net free cash flow used for the payment of redemption premiums and other refinancing costs related to the redemption of debt. Those refinancing actions resulted in future interest expense savings of $22 million per year.

42

COMPENSATION DISCUSSION AND ANALYSIS
Annual Compensation

In 2016, the Compensation Committee established the following operating drivers that were consistent with our annual operating plan and are tied to the achievement of important strategic objectives that drive the success of our business:

Strategic Objective	Operating Driver

Innovation Excellence Sales & Marketing Excellence	New Product Vitality – Meet goals for the proportion of branded replacement tire sales volume from products launched in the last four years.

Operational Excellence	Total Delivered Cost Productivity – Achieve $225 million in cost reductions from improvements in labor, overhead and utilities cost, raw material cost, and transportation and warehousing cost.

Enabling Investments	Working Capital Excellence – Achieve an average ratio of working capital to net sales of 13.5%.

Overall Company performance is relevant for determining the annual incentive payments for all named executive officers. Additionally, Americas’ performance is relevant for determining the annual incentive payment for Mr. McClellan. In February 2017, the Compensation Committee reviewed actual results for 2016 with respect to achievement of the company-wide and operating unit performance objectives. The table below shows the performance objectives, actual results for 2016 and corresponding payout percentages under our annual incentive plans.

	Payout Under Annual Incentive Plans
	50%	100%	200%	Actual Results	Payout Percentage
Overall Company Performance (2016):
Corporate EBIT	$1,615 million	$1,900 million	$2,045 million	$1,839 million	89%
Free cash flow from operations	$700 million	$900 million	$1,050 million	$739 million	60%

Americas’ Operating Unit EBIT payout percentage was 50% of target and its free cash flow from operations payout percentage was 59% of target.

The Committee also assessed whether our performance against the operating drivers was below, at or above target. The Committee determined that we met one of the three operating drivers, but failed to meet two of the operating drivers. In reaching that conclusion, the Committee considered the following results by the Company against the operating driver goals:

•	Exceeding our goal for the proportion of branded replacement tire sales volume coming from products launched in the last four years by 17%.

•	Achieving $194 million of total delivered cost productivity savings, versus a goal of $225 million.

•	Achieving an average ratio of working capital to net sales of 14.0%, versus a goal of 13.5%.

Since the overall company and Americas operating unit EBIT and free cash flow from operations performance was largely consistent with our operating driver performance, the Committee determined that the operating driver performance should mirror the calculated performance using the financial performance measures. In reaching these decisions, the Committee considered whether the performance under the financial performance measures and the operating drivers were appropriately aligned, and concluded that they were.

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COMPENSATION DISCUSSION AND ANALYSIS
Annual Compensation

The Compensation Committee reviewed its assessment of the CEO’s performance and the CEO’s assessment of each of the other named executive officer’s performance during 2016, and their respective contributions to our results. In particular, the Compensation Committee considered the CEO’s contributions to the achievement of:

•	Segment operating income of $2.0 billion, which continued to be strong.

•	Continued strong cash flow performance.

•	Continued strong momentum in innovation.

•	Performance on our capital allocation plan, including direct shareholder returns of $582 million in 2016.

•	Continued strengthening of our leadership team and pipeline.

The CEO and the Compensation Committee also considered the contributions of the other named executive officers in furthering the Company’s strategic initiatives described in the preceding bullet points.

The Compensation Committee then established an aggregate incentive pool for all officers, and determined the payout for each officer. In this process, the officer’s target incentive amount is first multiplied by the same percentage used to determine the applicable portion of the aggregate incentive pool. (For example, if the portion of the aggregate incentive pool applicable to such officer, e.g., overall company, is funded at 150% of the aggregate target incentive amount, the officer’s individual payout initially would be set at 150% of his individual incentive target.) Then, the CEO assesses the officer’s individual performance and contributions towards Company goals and makes his recommendations with respect to individual payout amounts to the Compensation Committee, which considers the CEO’s recommendations and determines the final payouts. The Compensation Committee undertakes the same process for the CEO and makes the determination as to the final payout amount for the CEO. Officers can earn between 0% and 200% of their target incentive, but the total payout for all officers may not exceed the aggregate incentive pool. The Compensation Committee did not adjust the annual incentive payout percentage for any of the named executive officers.

The Compensation Committee approved the following awards for our named executive officers under our annual incentive plans:

Name	Target Award ($)	Actual Award ($)	Actual Award as a % of Target Award
Kramer	$1,950,000	$1,462,500	75%
Thompson	617,500	463,125	75%
McClellan	579,500	365,085	63%
Lucas	468,350	351,263	75%
Bialosky	484,500	363,375	75%

OTHER BONUS AWARDS

The Compensation Committee also approved the payment of a $470,000 bonus to Mr. Lucas as part of his hiring package in order to compensate him for awards and benefits that he forfeited when he left his prior employer.

44

COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Compensation

Long-Term Compensation

2016 GRANTS OF PERFORMANCE-BASED INCENTIVES

In February 2016, the Compensation Committee granted 70% of total long-term compensation in the form of long-term performance-based incentives that have the following characteristics:

•	The awards will be payable 30% in shares of Common Stock and 70% in cash.

•	The payout is based on results over a three-year performance cycle, with performance targets for each year of the three-year period established on the grant date in order to provide greater accountability for long-term results, weighted one-third for each year in the three-year performance cycle.

•	The payout can range from 0% to 200% for the 2016-2018 performance cycle based on actual results (and assuming the recipient remains continuously employed by us through the entire three-year period).

•	The payout can increase or decrease up to 20% (up to a maximum payout of 200%) based on our total shareholder return versus the S&P 500 over the three-year period ending December 31, 2018.

The performance criteria for the 2016, 2017 and 2018 performance periods for the 2016-2018 performance cycle are, consistent with our strategic plan, based 50% on net income and 50% on cash flow return on capital, providing a balanced emphasis on profitability and capital efficiency. Results will be based on our consolidated performance, with no award tied to business unit performance. In this manner, the plan balances performance measures used under our annual incentive plans and reinforces the need for teamwork among executives. Net income is used as a measure to focus on improvement in profitability. Cash flow return on capital is an efficiency metric that measures how much return is generated in proportion to the investment in the business in terms of plant, property and equipment and working capital.

The TSR modifier measures the relative performance of our Common Stock versus the S&P 500 over the three-year performance cycle of our long-term incentive awards, and is calculated based on the trailing two-month average closing price for our Common Stock and the S&P 500 (as in existence at the end of the period), assuming the reinvestment of dividends. The TSR modifier will cause the payout of our long-term incentive awards to increase or decrease up to 20% (up to a maximum payout of 200%) as follows:

Goodyear Common Stock vs. S&P 500[1]	TSR Modifier
≥ 75th Percentile	1.2 times
= 50th Percentile	1.0 times
≤ 25th Percentile	0.8 times

1	Results between these performance levels will be interpolated.

45

COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Compensation

The table below shows the aggregate value of the long-term performance-based incentives granted to each of our named executive officers for the 2016-2018 performance cycle at the target award opportunity, as well as the amount payable in shares of Common Stock and cash.

Name	Aggregate Target Award ($)	Portion Payable in Shares ($)[1]	Portion Payable in Cash ($)
Kramer	$7,210,000	$2,060,000	$5,150,000
Thompson	1,610,000	460,000	1,150,000
McClellan	1,435,000	410,000	1,025,000
Lucas	1,071,000	306,000	765,000
Bialosky	1,085,000	310,000	775,000

1	See the “Grants of Plan-Based Awards” Table at page 60 for information regarding the target number of performance shares actually granted, which was determined by dividing the amount in this column by the closing market price of our Common Stock on the date of grant ($29.90).

PERFORMANCE FOR THE 2016 PERFORMANCE PERIOD

The table below shows the performance goals, actual results and payout percentages for the 2016 performance period applicable to the 2014-2016, 2015-2017 and 2016-2018 performance cycles. With respect to each performance cycle, each year was weighted evenly (33%), goals were set on the grant date and the maximum payout was 200% of the target award opportunity.

	Net Income
Performance Cycle	Threshold	Target	Maximum	Actual Results	Payout Percentage
2014-2016	$740 million	$1,055 million	$1,290 million	$1,328 million	200%
2015-2017	605 million	805 million	925 million	1,041 million	200%
2016-2018	720 million	960 million	1,100 million	1,060 million	171%

“Net income,” as defined in our long-term incentive plans, means the Company’s net income, excluding charges for restructurings, accelerated depreciation, certain pension curtailment and settlement charges, and the cumulative effect of accounting changes. Our 2016 “net income” also excluded the impact of certain other items noted in the table below. Our 2016 “net income” for purposes of our long-term incentive plans was calculated as follows:

46

COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Compensation

($ in millions)	2014 - 2016	2015 - 2017	2016 - 2018
Goodyear net income (as reported)	$1,264	$1,264	$1,264
Restructuring and accelerated depreciation charges	218	218	218
Pension curtailment and settlement charges	16	16	16
Impact of release of tax valuation allowances	(61)	(292)	(292)
Debt refinancing charges	37	37	44
Net gains on asset sales	(27)	(27)	(27)
Foreign tax credit election	(163)	(163)	(163)
Dissolution of global alliance with Sumitomo Rubber Industries (“SRI”)	(20)	(20)	—
Deconsolidation of Venezuelan subsidiary	56	—	—
Loss of royalty income due to licensing agreement termination	8	8	—
Net income	$1,328	$1,041	$1,060

	Cash Flow Return on Capital
Performance Cycle	Threshold	Target	Maximum	Actual Results	Payout Percentage
2014-2016	6.1%	8.1%	11.1%	9.1%	133%
2015-2017	5.9%	7.9%	9.8%	8.5%	132%
2016-2018	7.5%	9.6%	11.2%	8.0%	62%

“Cash flow return on capital,” as defined in our long-term incentive plans, means free cash flow from operations (as defined for purposes of our annual incentive plan) divided by the sum of average net fixed assets and average working capital. Our 2016 cash flow return on capital calculation for the 2014-2016 performance cycle excluded the impact on free cash flow from operations of (1) the dissolution of the global alliance with SRI, (2) the deconsolidation of our Venezuelan subsidiary, and (3) the payment of redemption premiums and other refinancing costs related to the redemption of debt. Our 2016 cash flow return on capital calculation for the 2015-2017 performance cycle excluded the impact on free cash flow from operations of (1) the dissolution of the global alliance with SRI and (2) the payment of redemption premiums and other refinancing costs related to the redemption of debt. No adjustments were made to our 2016 cash flow return on capital calculation for the 2016-2018 performance cycle.

In 2016, we faced a number of challenges and successfully addressed those challenges, as discussed above under “Executive Summary.” We exceeded our net income targets for the 2016 performance period primarily due to insurance recoveries with respect to asbestos claims, lower interest expense, a reduction in our effective tax rate, and favorable foreign currency exposure, which were partially offset by Corporate EBIT that fell short of our annual operating plan. We did not meet our cash flow return on capital target for the 2016 performance period due to an increased use of cash for inventory and lower Corporate EBIT, which reflected weakness in the U.S. commercial truck industry.

47

COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Compensation

Based on the results during the 2016 performance period, the Compensation Committee approved earnings on the long-term incentive awards for that period in an amount equal to 167% of the target amount for 2014-2016 awards, 166% for 2015-2017 awards and 117% for 2016-2018 awards. The payout of these amounts is contingent upon the named executive officer’s continued service during the related three-year performance cycle, except in the case of certain events, such as retirement, death, disability or severance following a change-in-control, and is subject to a three-year relative total shareholder return modifier.

The table below shows amounts earned by each of the named executive officers in respect of their long-term incentive grants for the 2016 performance period with respect to their 2014-2016 awards, which represents one-third of the three-year target award opportunity:

Name	Aggregate Target Award ($)	Portion of Actual Award Payable in Cash ($)[1]	Portion of Actual Award Payable in Shares (# of Shares)[1]
Kramer	$2,095,889	$2,694,211	27,790
Thompson	238,139	306,111	3,157
McClellan	339,326	436,204	4,498
Lucas	—	—	—
Bialosky	352,442	453,071	4,672

1	Payable subject to a three-year relative total shareholder return modifier. See “Impact of TSR Modifier and Payout of 2014-2016 Long-Term Incentive Awards” below.

The table below shows amounts earned by each of the named executive officers in respect of their long-term incentive grants for the 2016 performance period with respect to their 2015-2017 awards, which represents one-third of the three-year target award opportunity:

Name	Aggregate Target Award ($)	Portion of Actual Award Payable in Cash ($)[1]	Portion of Actual Award Payable in Shares (# of Shares)[1]
Kramer	$2,317,524	$2,711,278	39,931
Thompson	354,716	415,000	6,112
McClellan	502,543	587,972	8,658
Lucas	354,716	415,000	6,112
Bialosky	468,218	547,800	8,067

1	Payable contingent on continued service through December 31, 2017 and subject to a three-year relative total shareholder return modifier.

48

COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Compensation

The table below shows amounts earned by each of the named executive officers in respect of their long-term incentive grants for the 2016 performance period with respect to their 2016-2018 awards, which represents one-third of the three-year target award opportunity:

Name	Aggregate Target Award ($)	Portion of Actual Award Payable in Cash ($)[1]	Portion of Actual Award Payable in Shares (# of Shares)[1]
Kramer	$2,427,498	$2,008,539	26,870
Thompson	542,112	448,578	5,999
McClellan	483,172	399,789	5,348
Lucas	360,601	298,350	3,992
Bialosky	365,363	302,328	4,043

1	Payable contingent on continued service through December 31, 2018 and subject to a three-year relative total shareholder return modifier.

IMPACT OF TSR MODIFIER AND PAYOUT OF 2014 – 2016 LONG-TERM INCENTIVE AWARDS

Our stock out-performed 63% of the companies in the S&P 500 during the three-year period ending December 31, 2016, resulting in a TSR modifier of 1.1 times (up to a maximum payout of 200%). See page 45 for more information on the calculation of the TSR modifier.

The Compensation Committee approved the payout of shares of Common Stock and cash to the named executive officers with respect to the 2014-2016 performance cycle as follows.

	Cash Payout
Name	2014 Performance Period[1]	2015 Performance Period[2]	2016 Performance Period	Impact of TSR Modifier	Total Payout of 2014-2016 Awards
Kramer	$2,016,750	$2,920,073	$2,694,211	$790,566	$8,421,600
Thompson	229,250	331,773	306,111	89,866	957,000
McClellan	326,625	472,953	436,204	128,030	1,363,812
Lucas	—	—	—	—	—
Bialosky	339,250	491,053	453,071	132,986	1,416,360

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COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Compensation

	Shares Payout
Name	2014 Performance Period[1] (# of Shares)	2015 Performance Period[2] (# of Shares)	2016 Performance Period (# of Shares)	Impact of TSR Modifier (# of Shares)	Total Payout of 2014-2016 Awards (# of Shares)
Kramer	20,802	30,120	27,790	8,155	86,867
Thompson	2,363	3,422	3,157	929	9,870
McClellan	3,368	4,877	4,498	1,323	14,065
Lucas	—	—	—	—	—
Bialosky	3,498	5,066	4,672	1,373	14,608

1	Previously reported, to the extent applicable, in 2014 Summary Compensation Table and Proxy Statement dated March 13, 2015.

2	Previously reported, to the extent applicable, in 2015 Summary Compensation Table and Proxy Statement dated March 11, 2016.

2016 STOCK OPTION GRANTS

In February 2016, the Compensation Committee granted 30% of total long-term compensation in the form of stock options. Stock options granted in 2016 have the following terms:

•	options vest in equal, annual installments over a four-year period;

•	options have a ten-year term; and

•	the exercise price is equal to the closing market price of our Common Stock on the date of grant.

All options granted to named executive officers during 2016 were non-qualified stock options. The portion of long-term compensation provided in the form of stock option grants each year is determined based on the number of available options under our equity compensation plans, as well as market data on long term-compensation. We use a Black-Scholes valuation model to determine the number of stock options to be granted.

The table below shows the aggregate grant date fair value and the number of stock options granted to each of our named executive officers in 2016.

Name	Aggregate Grant Date Fair Value ($)	Number of Stock Options (#)
Kramer	$3,089,998	259,228
Thompson	689,989	57,885
McClellan	614,989	51,593
Lucas	458,992	38,506
Bialosky	464,999	39,010

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COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Compensation

2016 RESTRICTED STOCK AWARDS

In February 2016, the Compensation Committee granted 33,444 restricted stock units to Mr. Lucas as part of his hiring package in order to compensate him for awards and benefits that he forfeited when he left his prior employer. The restricted stock units will vest and convert into shares of Common Stock three years from the date of grant (in February 2019). The Compensation Committee believes that restricted stock links executives to the results earned by shareholders and builds executive stock ownership.

Retirement and Other Benefits

RETIREMENT BENEFITS

We provide our named executive officers with retirement benefits under both tax-qualified and non-qualified retirement plans. Tax-qualified plan benefits are pursuant to a defined benefit pension plan, the Goodyear Salaried Pension Plan (the “Salaried Plan”), which was frozen effective December 31, 2008, and a defined contribution plan, the Goodyear Employee Savings Plan for Salaried Employees (the “Savings Plan”). Non-qualified plan benefits are pursuant to an unfunded defined benefit plan, the Goodyear Supplementary Pension Plan (the “Supplementary Plan”). We also maintain a non-qualified unfunded defined benefit Excess Benefit Plan, which was also frozen effective December 31, 2008, that pays an additional pension benefit over that paid from the Salaried Plan if a participant does not meet the eligibility requirements of the Supplementary Plan. For all employees who do not meet the eligibility requirements of the Supplementary Plan, there is also a corresponding non-qualified defined contribution Excess Benefit Plan that mirrors the retirement contributions feature of the Savings Plan.

Only Mr. Kramer and Ms. Thompson are currently eligible to receive a benefit under the Supplementary Plan. Upon a termination without cause or an involuntary termination within two years of a change in control under the Executive Severance Plan described below, Mr. McClellan will become vested in his Supplementary Plan benefits. Mr. Kramer, Ms. Thompson and Mr. McClellan will receive benefits from the frozen Salaried Plan, and Mr. McClellan will receive benefits from the frozen defined benefit Excess Benefit Plan upon termination prior to retirement eligibility under the Supplementary Plan.

Mr. McClellan will also receive a benefit from the Wingfoot Commercial Tire Systems, LLC Supplemental Retirement Plan, an unfunded non-qualified defined benefit plan sponsored by Wingfoot Commercial Tire Systems, LLC, a wholly-owned subsidiary of the Company at which Mr. McClellan previously held an executive position. Effective January 1, 2017, Wingfoot Commercial Tire Systems, LLC was merged into the Company. Mr. Lucas and Mr. Bialosky are not eligible to participate in the Salaried Plan or the defined benefit Excess Benefit Plan. Participants in the Savings Plan, including all of the named executive officers, are currently eligible to receive Company matching contributions and retirement contributions.

The Supplementary Plan provides additional pension benefits to officers and certain other key individuals identified by the Compensation Committee. All of the named executive officers participate in the Supplementary Plan. The Committee believes supplemental executive retirement plans such as the Supplementary Plan are an important part of executive compensation and are utilized by many large companies that compete with the Company for executive talent. Retirement benefits, including those provided through a supplemental executive retirement plan, are essential to attracting, motivating and retaining talented executives with a history of leadership and to providing retirement replacement income. Retirement

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COMPENSATION DISCUSSION AND ANALYSIS
Retirement and Other Benefits

benefits are an important factor in an executive’s decision to accept or reject a new position. The Compensation Committee has adopted a policy prohibiting the grant of additional service credit in the Supplementary Plan for newly hired officers and other key employees.

The number reported in the “Change in Pension Value” column in the Summary Compensation Table reflects the change in each NEO’s pension value in 2016. Changes in pension value are caused largely by two factors: (1) additional pension benefits accrued by the NEOs under the Supplementary Plan when they receive higher compensation due to roles of increasing responsibility or through strong performance, and (2) changes in assumptions used for financial reporting purposes, such as changes in discount rates and updated actuarial assumptions regarding life expectancies. Mr. Kramer’s pension value increased in 2016 due to decreases in both the discount rate used to calculate the pension value and the interest rate used to determine the lump sum value of the Supplementary Plan benefit, as well as the effect of increases in his pay since 2011 due to our strong operating performance over that time frame and his tenure as CEO.

For more information regarding the terms of these plans and the named executive officers’ accrued benefits under these plans, see “Defined Contribution Plan Benefits” at page 63 and “Pension Benefits” at page 63.

SEVERANCE AND CHANGE-IN-CONTROL BENEFITS

Our Executive Severance and Change in Control Plan (the “Executive Severance Plan”) provides for the payment of severance benefits to our officers, including all of the named executive officers, if their employment is terminated under certain circumstances during certain periods before or within two years following a change-in-control of the Company. The Executive Severance Plan does not provide for any excise tax gross-ups or walk-away rights.

The Executive Severance Plan is designed to attract, retain and motivate officers, provide for stability and continuity in the event of an actual or threatened change-in-control, and ensure that our officers are able to devote their full time and attention to the Company’s operations in the event of an actual or threatened change-in-control.

The Executive Severance Plan and the related change-in-control triggers (commonly referred to as “double triggers”) generally provide for the payment of severance benefits if employment is terminated under certain circumstances during certain periods before or within two years following a change-in-control of the Company. The change-in-control triggers in our equity compensation plans are substantially similar to those in the Executive Severance Plan. We selected the specific change-in-control triggers used in the Executive Severance Plan and our equity compensation plans, such as the acquisition of 20% or more of Goodyear’s Common Stock, a significant change in the composition of the Board of Directors or the acquisition of actual control of Goodyear, based upon our review of market practices, including provisions included in similar agreements of other public companies. Based upon that review, we determined that the terms and conditions of the Executive Severance Plan, including the specific change-in-control triggers, were consistent with market practices.

The Executive Severance Plan also provides severance benefits to our officers, including each of the named executive officers, if their employment is terminated by us other than for Cause (as defined in the Executive Severance Plan), death or disability, and other than in connection with a change-in-control.

To be eligible to receive benefits under the Executive Severance Plan, an officer must execute a release and agree, among other things, to certain confidentiality, non-disparagement, non-solicitation and non-competition covenants.

52

COMPENSATION DISCUSSION AND ANALYSIS
Retirement and Other Benefits

The Compensation Committee believes that our severance benefits are in the best interests of the Company and our shareholders, are a necessary component of a competitive compensation program, and are in line with severance benefits in place at other companies.

For additional information regarding the terms of the Executive Severance Plan and benefits payable under that plan, see “Potential Payments Upon Termination or Change-in-Control” at page 68.

PERQUISITES

We provide certain executive officers, including our named executive officers, with limited personal benefits and perquisites, as described below and in footnote 5 to the Summary Compensation Table at page 58. The Compensation Committee has reviewed and approved the perquisites described below. The Compensation Committee recognizes that these perquisites are an important factor in protecting our executive officers and in enabling them to focus on our business with minimal disruption. We do not provide any tax reimbursements to our executive officers for any of the perquisites we provide them.

Home Security Systems. We pay for the cost of home security systems for a limited number of executive officers in order to enhance their safety and protect our investment in them. We cover the cost of installation, monitoring and maintenance for these systems.

Use of Company Aircraft. In limited circumstances, executive officers are permitted to use our company aircraft for personal travel.

Tire Program. We offer our executive officers and Board members the opportunity to receive up to two sets of tires per year at our expense, including the cost of tires, mounting, balancing and disposal fees.

Financial Planning and Tax Preparation Services. We offer financial assistance to our executive officers to help them cover the cost of financial planning and tax preparation services. In providing this benefit, we seek to alleviate our executives’ concern regarding personal financial planning so that they may devote their full attention to our business. The maximum annual cost to the Company under this program is $9,000 per officer.

Club Memberships. We pay the annual dues for a corporate club membership that is available to Mr. Kramer and Mr. McClellan. None of the other named executive officers utilize this corporate club membership. The membership is intended to be used primarily for business purposes, although members may use the club for personal purposes so long as they pay all incremental costs, other than the annual dues, related to that personal use.

Annual Physical Exams. We strongly encourage our executive officers to have an annual comprehensive physical examination which we pay for in order to enhance their physical well-being and protect our investment in them.

53

COMPENSATION DISCUSSION AND ANALYSIS
Retirement and Other Benefits

EXECUTIVE DEFERRED COMPENSATION PLAN

The Goodyear Executive Deferred Compensation Plan (the “Deferred Compensation Plan”) is a non-qualified deferred compensation plan that provides named executive officers and other highly compensated employees the opportunity to defer various forms of compensation. For participants, this offers an additional means to save for retirement on a tax-deferred basis. There is no guaranteed return associated with any deferred amounts. During 2016, Mr. Lucas made deferrals under the Deferred Compensation Plan.

For additional information regarding the terms of the Deferred Compensation Plan and participant balances, see “Nonqualified Deferred Compensation” at page 67.

Compensation Policies and Practices

STOCKHOLDING GUIDELINES

To better link the interests of management and our shareholders, the Compensation Committee has established stockholding guidelines for our officers. These guidelines specify a number of shares that our officers are expected to accumulate and hold based on a multiple of annual base salary of five times for the CEO, three times for Executive Vice Presidents, Presidents of our operating units and Senior Vice Presidents, and two times for elected Vice Presidents. Therefore, the stockholding requirement for Mr. Kramer is five times his annual base salary and for Ms. Thompson, Mr. McClellan, Mr. Lucas and Mr. Bialosky is three times their annual base salary. All shares of Common Stock owned outright by officers (or their spouses) and held by them in the Goodyear stock fund of the Savings Plan, and 60% of the shares of restricted stock, restricted stock units, earned (but unvested) performance shares awarded to officers and share equivalent units held in our deferred compensation plan, are counted as ownership in assessing compliance with the guidelines. Unexercised stock options and unearned performance shares are not counted toward compliance with the guidelines. The stock price used in assessing compliance with the guidelines as of May 1st of each year will be the average closing stock price for the prior 60-day period.

The stockholding guidelines also include stock retention provisions. If an officer has met their stockholding requirement, they are required to retain 25% of the net shares received from any exercised options or any vested shares of Common Stock for at least one year from the date of exercise or vesting and may only sell or otherwise dispose of shares to the extent they will still meet their stockholding requirement following that sale or disposition. If an officer has not met their stockholding requirement, they are required to retain all of the net shares received from any exercised options or any vested shares of Common Stock, and may not sell or otherwise dispose of shares until they have met their stockholding requirement, unless they demonstrate a need to sell shares due to a financial hardship. Net shares are the shares remaining after payment of the exercise price and/or withholding taxes.

Mr. Kramer holds shares of Common Stock worth over ten times his annual base salary, well in excess of his minimum stockholding requirement. All of the other named executive officers have also met their stockholding requirement.

54

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Policies and Practices

PROHIBITION ON HEDGING AND PLEDGING

We have adopted, as part of our insider trading policy, prohibitions on the short sale of our Common Stock and other securities and the issuance, purchase or sale of, or trading or dealing in, puts, calls or other options or rights relating to our Common Stock and other securities. These provisions prohibit our directors, officers and employees from hedging the risk of their ownership of our Common Stock. We also prohibit our directors, officers and employees from holding our Common Stock and other securities in a margin account or otherwise pledging them as collateral for a loan.

RECOVERY OF COMPENSATION (CLAWBACK POLICY)

If the Compensation Committee determines that an officer has engaged in conduct detrimental to the Company, the Compensation Committee may take a range of actions to remedy this conduct, prevent its recurrence and impose appropriate discipline. Discipline would vary depending on the facts and circumstances, and may include (1) termination of employment, (2) cancelling or reducing any outstanding compensatory grants or awards, (3) initiating an action for breach of fiduciary duty or fraud which could include recovery of any unjustly obtained incentive compensation, and (4) requiring reimbursement of compensation or other payments in accordance with provisions of the Sarbanes-Oxley Act of 2002, our claw-back policy described below or the terms of the relevant compensation plan. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Beginning with awards made in 2012, the Compensation Committee adopted a claw-back policy that effectively contractually extends the claw-back provisions of the Sarbanes-Oxley Act of 2002 that apply to our Chief Executive Officer and Chief Financial Officer to the Presidents of each of our strategic business units and all of our Senior Vice Presidents. If we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement as a result of misconduct, the claw-back policy would permit the Compensation Committee to require reimbursement of (1) any incentive compensation received from us during the one-year period following the publication of misstated financial statements and (2) any profits realized from the sale of our securities during that one-year period. We will make any necessary revisions to our claw-back policy once implementing rules pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 are adopted by the Securities and Exchange Commission and The NASDAQ Stock Market.

In addition, under our equity compensation plans, the Compensation Committee may require a plan participant who engages in competition with us within 18 months after their termination of employment to return or forfeit the realized value of all awards under those plans during such period of time that the Compensation Committee determines. Our Executive Severance Plan also provides for the recovery or forfeiture of severance payments if a person receiving payments pursuant to the plan violates certain confidentiality, non-disparagement, non-solicitation and non-competition covenants.

55

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in Goodyear’s Annual Report on Form 10-K for the year ended December 31, 2016.

THE COMPENSATION COMMITTEE

John E. McGlade, Chairman

William J. Conaty

W. Alan McCollough

Stephanie A. Streeter

56

NAMED EXECUTIVE OFFICER COMPENSATION TABLES

Summary Compensation Table

The table below sets forth information regarding the compensation of the CEO, the Chief Financial Officer of Goodyear (the “CFO”), and the persons who were, at December 31, 2016, the other three most highly compensated executive officers of Goodyear (collectively, the “named executive officers”) for services in all capacities to Goodyear and its subsidiaries during 2014, 2015 and 2016.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)[1]	Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[4]	All Other Compensation ($)[5]	Total ($)
Richard J. Kramer	2016	$1,233,333	$0	$2,132,331	$3,089,998	$9,667,094	$3,509,123	$166,225	$19,798,104
Chairman of the Board,	2015	1,100,000	0	2,052,344	2,940,000	11,577,753	1,535,672	102,031	19,307,800
Chief Executive Officer	2014	1,083,333	0	1,447,796	2,639,994	9,471,870	3,121,153	88,951	17,853,097
and President
Laura K. Thompson	2016	621,667	0	476,135	689,989	1,722,680	1,547,999	46,801	5,105,271
Executive Vice President	2015	551,667	0	314,120	449,992	2,114,933	662,960	43,791	4,137,463
and Chief Financial Officer	2014	508,333	0	164,517	299,993	1,312,325	793,689	35,824	3,114,681
Stephen R. McClellan	2016	610,000	0	424,386	614,989	1,917,080	1,504,591	46,008	5,117,054
President, Americas	2015	541,250	0	445,029	637,494	2,657,663	455,714	43,960	4,781,110
	2014	523,333	0	234,436	427,500	1,698,429	1,047,172	40,230	3,971,101
John T. Lucas	2016	547,333	470,000	1,316,718	458,992	1,064,613	363,068	29,092	4,249,816
Senior Vice President,	2015	495,000	600,000	1,914,118	449,992	1,305,768	111,181	43,633	4,919,692
Global Human Resources[6]
David L. Bialosky	2016	565,000	0	320,859	464,999	1,799,560	629,586	25,550	3,805,554
Senior Vice President,	2015	555,000	0	414,655	593,999	2,377,381	424,167	25,107	4,390,309
General Counsel and	2014	550,000	0	243,484	443,989	1,856,768	420,789	25,731	3,540,761
Secretary

1	Represents the aggregate grant date fair value as of the respective grant date for each award. The maximum amount to be awarded with respect to the equity portion of our long-term incentive awards for each of the named executive officers is shown in the Grants of Plan-Based Awards Table in the column “Estimated Future Payouts Under Equity Incentive Plan Awards — Maximum.” The assumptions made in valuing stock awards reported in this column are discussed in Note to the Consolidated Financial Statements No. 1, “Accounting Policies” under “Stock-Based Compensation” and Note to the Consolidated Financial Statements No. 18, “Stock Compensation Plans” included in Goodyear’s Annual Report for the year ended December 31, 2016. For additional information regarding such grants, see “Compensation Discussion and Analysis — Long-Term Compensation — 2016 Grants of Performance-Based Incentives” and “— 2016 Restricted Stock Awards.” See also “Grants of Plan-Based Awards” below.

2	Represents the aggregate grant date fair value as of the respective grant date for each award. The assumptions made in valuing option awards reported in this column are discussed in Note to the Consolidated Financial Statements No. 1, “Accounting Policies” under “Stock-Based Compensation” and Note to the Consolidated Financial Statements No. 18, “Stock Compensation Plans” included in Goodyear’s Annual Report for the year ended December 31, 2016. For additional information regarding such grants, see “Compensation Discussion and Analysis — Long-Term Compensation — 2016 Stock Option Grants.” See also “Grants of Plan-Based Awards” below.

57

NAMED EXECUTIVE OFFICER COMPENSATION TABLES
Summary Compensation Table

3	Represents amounts awarded under our annual and long-term incentive compensation plans. For additional information regarding annual cash incentive awards in 2016, see “Compensation Discussion and Analysis — Annual Compensation — 2016 Annual Cash Incentive Payouts.”

Amounts awarded under our long-term incentive compensation plans are, for 2016, in respect of the one-year performance period ended December 31, 2016 for the 2014-2016 awards, the 2015-2017 awards and the 2016-2018 awards. The 2015-2017 awards and the 2016-2018 awards remain subject to the named executive officer’s continued service and a three-year relative total shareholder return modifier. For additional information regarding long-term incentive awards, see “Compensation Discussion and Analysis — Long-Term Compensation — 2016 Grants of Performance-Based Incentives,” “— Performance for the 2016 Performance Period,” and “— Impact of TSR Modifier and Payout of 2014-2016 Long-Term Incentive Awards.”

The following table provides further information on the amounts payable, or earned but not yet payable, for performance periods ending on December 31, 2016:

	2016 Annual Incentive (Currently Payable)	2016 Period; 2014-2016 Long- Term Incentive (Currently Payable)	2014-2016 Impact of TSR Modifier (Currently Payable)	2016 Period; 2015-2017 Long- Term Incentive (Not Yet Payable)	2016 Period; 2016-2018 Long- Term Incentive (Not Yet Payable)
Kramer	$1,462,500	$2,694,211	$790,566	$2,711,278	$2,008,539
Thompson	463,125	306,111	89,866	415,000	448,578
McClellan	365,085	436,204	128,030	587,972	399,789
Lucas	351,263	—	—	415,000	298,350
Bialosky	363,375	453,071	132,986	547,800	302,328

4	Represents total change in pension value for each named executive officer, which reflects both the accrual of additional benefits and changes in the assumptions used to value the benefits. The discount rate used to calculate the Supplementary Plan pension value decreased from 4.52% at December 31, 2015 to 4.16% at December 31, 2016. Also, the interest rate used to determine the lump sum value of the Supplementary Plan benefit decreased from 1.75% to 1.50%. These changes in assumptions accounted for a portion of the total change in pension value for each of the named executive officers. The table below allocates the total change in pension value between the actual increase in accrued benefits, including the growth in pension value due to the passage of time, and assumption changes.

	Increase in Pension Value due to Benefit Accrual	Increase in Pension Value due to Assumption Changes	Total Increase in Pension Value
Kramer	$2,530,803	$978,320	$3,509,123
Thompson	1,243,504	304,495	1,547,999
McClellan	1,105,945	398,646	1,504,591
Lucas	342,833	20,235	363,068
Bialosky	541,328	88,258	629,586

No nonqualified deferred compensation earnings are required to be reported because the Deferred Compensation Plan does not provide for “above-market” or preferential earnings as defined in applicable Securities and Exchange Commission rules and regulations.

5	Includes amounts for home security system installation and monitoring, personal financial planning services, annual physical exams, and the provision of up to two sets of automobile tires per year. Mr. Kramer’s total also includes amounts for the personal use of company aircraft of $52,124, home security of $37,425, and the annual dues for a club membership. Ms. Thompson’s total also includes amounts for the personal use of company aircraft. Mr. McClellan’s total also includes amounts for the annual dues for a club membership. The value of the total perquisites in 2016 was $107,642 for Mr. Kramer, $20,301 for Ms. Thompson, $19,508 for Mr. McClellan, $15,842 for Mr. Lucas, and $12,300 for Mr. Bialosky. Company contributions to qualified defined contribution plans in 2016 were $26,500 for Mr. Kramer, $26,500 for Ms. Thompson, $26,500 for Mr. McClellan, $13,250 for Mr. Lucas, and $13,250 for Mr. Bialosky. The value of dividends on shares of restricted stock that were not included in prior years’ grant date fair value for those awards were $32,083 for Mr. Kramer.

6	Mr. Lucas joined Goodyear on February 2, 2015. As part of his hiring package, in 2016, he received a $470,000 bonus and 33,444 restricted stock units with a grant date fair value of $999,976 in order to compensate him for awards and benefits that he forfeited when he left his prior employer.

58

NAMED EXECUTIVE OFFICER COMPENSATION TABLES
Summary of Realized Pay Earned by Our Chief Executive Officer for 2014, 2015 and 2016

Summary of Realized Pay Earned by Our Chief Executive Officer for 2014, 2015 and 2016

Our compensation programs for Mr. Kramer and our other officers are primarily based on performance. The information shown below is intended to supplement and not be a substitute for the information in the Summary Compensation Table. The Summary Compensation Table includes several items that are driven by accounting and actuarial assumptions, which are not necessarily reflective of compensation actually realized by Mr. Kramer in a particular year. For example, the information required to be in the Summary Compensation Table combines pay actually received (base salary and annual cash incentive payments) with the accounting value of equity compensation granted, which may never be realized, and earned but unvested long term cash awards, which continue to be subject to forfeiture and a TSR modifier until the vesting date. The Summary Compensation Table is also required to include other compensation (contributions to qualified defined contribution plans and perquisites) and the change in pension values (based on actuarial assumptions), much of which is not realized in the periods presented.

The following table reports base salary, annual incentive earned, long term incentive to be paid out for the three-year performance cycle ending in each respective year and pre-tax compensation earned upon the exercise of stock options and the vesting of stock awards regardless of when they were granted.

Name	Year	Salary ($)[1]	Annual Incentive ($)[2]	Long Term Incentive Cash Payout ($)[3]	Stock Option Exercises ($)[4]	Long Term Incentive Equity Vesting ($)[5]	Total Realized Pay ($)
Kramer	2016	$1,233,333	$1,462,500	$8,421,600	$—	$2,681,584	$13,799,017
	2015	1,100,000	3,168,000	10,560,000	891,929	4,429,791	20,149,720
	2014	1,083,333	2,013,000	8,820,000	3,882,624	3,245,523	19,044,480

1	Mr. Kramer’s salary was targeted below market median for 2014, 2015 and 2016.

2	Mr. Kramer’s individual targets were set at 150% of base salary for 2014, 2015 and 2016. The Committee assessed overall company performance at 122% of target in 2014, 192% of target in 2015 and 75% of target in 2016. Mr. Kramer’s actual awards were consistent with these assessments.

3	Beginning in 2015, the percentage of Mr. Kramer’s long term incentive target to be paid in cash was reduced to fifty percent. This column shows the cash payout for each of the performance cycles completed in the respective year. The 2012-2014 awards were earned at 196% of target (including the impact of the TSR modifier), the 2013-2015 awards were earned at 200% of target (including the impact of the TSR modifier), and the 2014-2016 awards were earned at 174% of target (including the impact of the TSR modifier).

4	Thirty percent of Mr. Kramer’s long term incentive target is granted in the form of stock options. In 2016, Mr. Kramer did not exercise any stock options. At December 31, 2016, Mr. Kramer’s vested, exercisable, in-the-money stock options had a potential value of $21,594,854, based on the difference between the closing market price of our Common Stock on December 31, 2016 ($30.87) and the exercise price of such stock options.

5	Beginning in 2015, the percentage of Mr. Kramer’s long term incentive target to be paid in shares of Common Stock was increased to twenty percent. This column shows the value of the shares that vested for each of the performance cycles completed in the respective year. The 2012-2014 awards were earned at 196% of target (including the impact of the TSR modifier), the 2013-2015 awards were earned at 200% of target (including the impact of the TSR modifier), and the 2014-2016 awards were earned at 174% of target (including the impact of the TSR modifier). The value of the shares earned in each year is based on the closing market price of our Common Stock on December 31 of that year.

59

NAMED EXECUTIVE OFFICER COMPENSATION TABLES
Grants of Plan-Based Awards

Grants of Plan-Based Awards

The following table summarizes grants of plan-based awards made to the named executive officers during 2016.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)[3]	All Other Option Awards: Number of Securities Underlying Options (#)[4]	Exercise or Base Price of Option Awards ($/Sh)[5]	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kramer	2/22/2016	$2,575,000	$5,150,000	$10,300,000
Kramer	2/22/2016				34,448	68,896	137,792				$2,132,331
Kramer	2/22/2016								259,228	$29.90	3,089,998
Thompson	2/22/2016	575,000	1,150,000	2,300,000
Thompson	2/22/2016				7,692	15,384	30,768				476,135
Thompson	2/22/2016								57,885	29.90	689,989
McClellan	2/22/2016	512,500	1,025,000	2,050,000
McClellan	2/22/2016				6,856	13,712	27,424				424,386
McClellan	2/22/2016								51,593	29.90	614,989
Lucas	2/22/2016	382,500	765,000	1,530,000
Lucas	2/22/2016				5,117	10,234	20,468				316,742
Lucas	2/22/2016								38,506	29.90	458,992
Lucas	2/22/2016							33,444			999,976
Bialosky	2/22/2016	387,500	775,000	1,550,000
Bialosky	2/22/2016				5,183	10,367	20,734				320,859
Bialosky	2/22/2016								39,010	29.90	464,999

1	Grants of the cash portion of our long-term incentive awards were made under the 2013 Performance Plan. For additional information regarding such awards, see “Compensation Discussion and Analysis — Long-Term Compensation — 2016 Grants of Performance-Based Incentives.” Mr. Kramer, Ms. Thompson, Mr. McClellan, Mr. Lucas and Mr. Bialosky also received annual cash incentive awards under the Management Incentive Plan for the year ending December 31, 2016 that were earned and paid out in the amounts of $1,462,500; $463,125; $365,085; $351,263; and $363,375, respectively. For additional information regarding the awards under the Management Incentive Plan, see “Compensation Discussion and Analysis — Annual Compensation — 2016 Annual Cash Incentive Payouts.”

2	Grants of the equity portion of our long-term incentive awards were made under the 2013 Performance Plan. For additional information regarding such grants, see “Compensation Discussion and Analysis — Long-Term Compensation — 2016 Grants of Performance-Based Incentives.”

3	Grants of restricted stock units were made under the 2013 Performance Plan. For additional information regarding such grants, see “Compensation Discussion and Analysis — Long-Term Compensation — 2016 Restricted Stock Awards.”

4	Grants of stock options were made under the 2013 Performance Plan. Each unexercised stock option terminates automatically if the optionee ceases to be an employee of Goodyear or one of its subsidiaries for any reason, except that (a) upon retirement or disability of the optionee more than six months after the grant date, each stock option will become immediately exercisable and remain exercisable until the earlier of five years or its expiration date, (b) in the event of the death of the optionee more than six months after the grant date, each stock option will become immediately exercisable and remain exercisable until the earlier of three years after the date of death of the optionee or its expiration date, and (c) in the event of the termination of the optionee’s employment by the Company other than for cause, each vested stock option will remain exercisable for 90 days following the date of termination of their employment. For additional information regarding such grants, see “Compensation Discussion and Analysis — Long-Term Compensation — 2016 Stock Option Grants.”

5	The exercise price of each stock option is equal to the closing market price of the Common Stock on the date granted.

60

NAMED EXECUTIVE OFFICER COMPENSATION TABLES
Outstanding Equity Awards at Fiscal Year-End

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information about outstanding equity awards held by the named executive officers as of December 31, 2016.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)[1]	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)[2]	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)[3]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[3]
Kramer						218,403	[9]	$6,742,101	69,984	[14]	$2,160,406
	22,794			$18.12	8/4/2019
	210,590			12.74	2/23/2020
	264,833			13.91	2/22/2021
	353,218			12.94	2/27/2022
	331,658	110,553	[4]	12.98	2/28/2023
	110,552	110,553	[5]	26.44	2/24/2024
	64,248	192,745	[6]	27.16	2/23/2025
		259,228	[7]	29.90	2/22/2026
Thompson						19,475	[10]	$601,193	13,937	[14]	$430,235
	2,606			$26.74	2/21/2018
	31,535			4.81	2/26/2019
	14,297			12.74	2/23/2020
	16,714			13.91	2/22/2021
	18,838			12.94	2/27/2022
	16,959	5,654	[4]	12.98	2/28/2023
	12,350	4,117	[8]	22.62	12/13/2023
	12,562	12,563	[5]	26.44	2/24/2024
	9,833	29,502	[6]	27.16	2/23/2025
		57,885	[7]	29.90	2/22/2026
McClellan						24,438	[11]	$754,401	14,357	[14]	$443,201
	3,932			$26.74	2/21/2018
	23,108			13.91	2/22/2021
	5,357			9.88	10/4/2021
	45,353			12.94	2/27/2022
	49,936	16,646	[4]	12.98	2/28/2023
	17,902	17,902	[5]	26.44	2/24/2024
	13,931	41,794	[6]	27.16	2/23/2025
		51,593	[7]	29.90	2/22/2026
Lucas						117,838	[12]	$3,637,659	10,503	[14]	$324,228
	9,833	29,502	[6]	$27.16	2/23/2025
		38,506	[7]	29.90	2/22/2026
Bialosky						21,830	[13]	$673,892	11,771	[14]	$363,371
	56,439			$13.91	2/22/2021
	65,781			12.94	2/27/2022
	55,778	18,593	[4]	12.98	2/28/2023
	18,592	18,593	[5]	26.44	2/24/2024
	12,980	38,943	[6]	27.16	2/23/2025
		39,010	[7]	29.90	2/22/2026

61

NAMED EXECUTIVE OFFICER COMPENSATION TABLES
Outstanding Equity Awards at Fiscal Year-End

1	Because the options in this column were fully vested as of December 31, 2016, the vesting schedules for these options are not reported.

2	The exercise price of each option granted under our equity compensation plans is equal to 100% of the per share fair market value of the Common Stock on the date granted (for plans adopted prior to April 8, 2008, calculated as the average of the high and low stock price for such date, and for plans adopted on and after April 8, 2008, calculated as the closing market price for such date). The option exercise price and/or withholding tax obligations may be paid by delivery of shares of Common Stock valued at the fair market value on the date of exercise.

3	Calculated by multiplying $30.87, the closing market price of our Common Stock on December 31, 2016, by the number of shares of restricted stock, restricted stock units or performance share units that are not vested or are unearned at December 31, 2016.

4	Vests in full on February 28, 2017.

5	Vests as to one-half of the options on each of February 24, 2017 and February 24, 2018.

6	Vests as to one-third of the options on each of February 23, 2017, February 23, 2018 and February 23, 2019.

7	Vests as to one-fourth of the options on each of February 22, 2017, February 22, 2018, February 22, 2019 and February 22, 2020.

8	Vests in full on December 13, 2017.

9	103,492 restricted shares (which Mr. Kramer will receive when the value of the shares is deductible by the Company for federal income tax purposes), 88,041 earned performance share units vest on December 31, 2017, and 26,870 earned performance share units vest on December 31, 2018 (each subject to a three-year relative total shareholder return modifier).

10	13,476 earned performance share units vest on December 31, 2017 and 5,999 earned performance share units vest on December 31, 2018 (each subject to a three-year relative total shareholder return modifier).

11	19,090 earned performance share units vest on December 31, 2017 and 5,348 earned performance share units vest on December 31, 2018 (each subject to a three-year relative total shareholder return modifier).

12	13,476 earned performance share units vest on December 31, 2017 and 3,992 earned performance share units vest on December 31, 2018 (each subject to a three-year relative total shareholder return modifier), 66,684 restricted stock units vest as to one-half of the units on each of February 2, 2017 and February 2, 2018, and 33,686 restricted stock units vest on February 22, 2019.

13	17,787 earned performance share units vest on December 31, 2017 and 4,043 earned performance share units vest on December 31, 2018 (each subject to a three-year relative total shareholder return modifier).

14	Unearned performance share units that will vest on December 31, 2017 or December 31, 2018, subject to the achievement of performance goals in 2017 and 2018 and a three-year relative total shareholder return modifier.

During the restriction period for shares of restricted stock, the recipient is not entitled to delivery of the shares, restrictions are placed on the transferability of the shares, and all or a portion of the shares will be forfeited if the recipient terminates employment for reasons other than as approved by the Compensation Committee. Upon expiration of the restriction period, the appropriate number of shares of Common Stock will be delivered to the grantee free of all restrictions. During the restriction period for shares of restricted stock, the grantee shall be entitled to vote restricted shares and receive dividends. For grants made after April 2013, shares of restricted stock will be credited with notional dividends that vest and are payable in cash (without interest) at the same time and subject to the same conditions as the underlying shares of restricted stock. Restricted stock units do not have any voting rights but receive dividend equivalents that vest and are payable in shares of Common Stock at the same time and subject to the same conditions as the underlying restricted stock units. Earned and unearned, but unvested, performance share units do not have any voting rights and are not entitled to receive dividend equivalents. For additional information regarding the terms of the performance share units, see “Compensation Discussion and Analysis — Long-Term Compensation — 2016 Grants of Performance-Based Incentives.”

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NAMED EXECUTIVE OFFICER COMPENSATION TABLES
Option Exercises and Stock Vested

Option Exercises and Stock Vested

The following table sets forth certain information regarding option exercises by, and the vesting of stock awards for, the named executive officers during 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)
Kramer	—	$—	86,867	$2,681,584	[2]
Thompson	3,000	17,556	50,921	1,667,996	[3]
McClellan	4,500	28,600	39,722	1,286,255	[4]
Lucas	—	—	—	—
Bialosky	—	—	14,608	450,949	[2]

1	Represents the difference between the exercise price and the fair market value of our Common Stock on the date of exercise.

2	Represents the total value realized upon the vesting of performance share awards for 2014-2016, which were paid 100% in shares of Common Stock.

3	Represents the total value realized upon the vesting of 9,870 performance share awards for 2014-2016, which were paid 100% in shares of Common Stock, and the total value realized upon the vesting of 41,051 restricted stock units.

4	Represents the total value realized upon the vesting of 14,065 performance share awards for 2014-2016, which were paid 100% in shares of Common Stock, and the total value realized upon the vesting of 25,657 restricted stock units.

Defined Contribution Plan Benefits

The Savings Plan is a tax-qualified defined contribution plan that permits eligible employees, including all of the named executive officers, to contribute 1% to 50% of their compensation to their Savings Plan account, subject to an annual contribution ceiling ($18,000 in 2016). Savings Plan participants who are age 50 or older and contributing at the maximum plan limits or at the annual contribution ceiling are entitled to make “catch-up” contributions annually up to a specified amount ($6,000 in 2016). Participants in the Savings Plan are eligible to receive Company matching contributions in addition to the retirement contributions described below under “Pension Benefits.” Savings Plan participants are also eligible to make after-tax contributions subject to limits imposed by the Internal Revenue Code of 1986, as amended (the “Code”). Contributions are invested, at the direction of the participant, in any one or more of the fifteen available funds and/or in mutual funds under a self-directed account.

Pension Benefits

Goodyear’s Salaried Pension Plan is a defined benefit plan qualified under the Code in which U.S.-based salaried employees hired before January 1, 2005 participate, including Mr. Kramer, Ms. Thompson and Mr. McClellan. Accruals in the Salaried Plan were frozen effective December 31, 2008. The Salaried Plan was designed to provide tax-qualified pension benefits for

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NAMED EXECUTIVE OFFICER COMPENSATION TABLES
Pension Benefits

most Goodyear salaried employees. The Salaried Plan contains formulas based on age and service. These formulas are multiplied by five-year average compensation below and above a breakpoint ($51,000 in 2008, the year the Salaried Plan was frozen), with the result representing a lump sum benefit under the plan. Compensation is held to the qualified plan limit under the Code, which was $230,000 for 2008. A portion of the benefit may be paid by employee contributions. Effective December 31, 2007, all active participants in the Salaried Plan became vested and are entitled to a benefit upon any termination of employment. Benefits are available on a five-year certain and continuous annuity basis at age 65, by converting the lump sum to an annuity. Annuity benefits payable to a participant who retires prior to age 65 are subject to a reduction for each month retirement precedes age 65. Benefits under the Salaried Plan are funded by an irrevocable tax-exempt trust.

Participation in the Salaried Plan was frozen effective December 31, 2004. Subsequent hires, including Mr. Lucas and Mr. Bialosky, participate in the retirement contributions feature of the Savings Plan. Under the Savings Plan, each participant receives an allocation each pay period equal to a percentage of compensation, with compensation held to the qualified plan limit under the Code. Effective January 1, 2009, Salaried Plan participants, including Mr. Kramer, Ms. Thompson and Mr. McClellan, also began receiving allocations under the retirement contributions feature of the Savings Plan.

Goodyear also maintains the Supplementary Plan, a non-qualified, unfunded plan which provides additional retirement benefits to our officers and certain other key employees, including all of the named executive officers. The Supplementary Plan provides pension benefits to participants who retire with at least 30 years of service, retire after age 55 with at least ten years of service or retire after age 65 with at least five years of service. The formula for an annuity benefit is based on a percentage determined using credited service (22% with 10 years, 38% with 20 years, 48% with 30 years and 54% with 40 years) times five-year average compensation above the breakpoint ($59,250 in 2016), with compensation inclusive of base salary and annual incentive payments. The five-year average compensation uses the highest five calendar years, not necessarily consecutive, out of the last ten years. Benefits are offset for the Salaried Plan, the retirement contributions feature of the Savings Plan, applicable non-U.S. benefits and certain prior employer benefits. Under the Supplementary Plan, benefits payable to a participant who retires prior to age 62 are subject to a reduction of 0.4% for each month retirement precedes age 62. All benefits from the Supplementary Plan will be paid in a lump sum. For participants considered to be among the top 50 wage earners of the Company, benefits cannot be distributed prior to six months after separation of service. Mr. Kramer and Ms. Thompson are both vested in their Supplementary Plan benefits.

Mr. Kramer, Ms. Thompson and Mr. McClellan are eligible for immediate commencement of the benefit from the Salaried Plan as of December 31, 2016. Mr. Lucas and Mr. Bialosky are not participants in the Salaried Plan. The chart below indicates the date at which each named executive officer is or will be eligible to receive a benefit from the Supplementary Plan.

SUPPLEMENTARY PLAN

Name	Earliest Eligibility for Benefit Commencement
Kramer	Currently eligible
Thompson	Currently eligible
McClellan	January 1, 2018
Lucas	February 1, 2025
Bialosky	October 1, 2019

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NAMED EXECUTIVE OFFICER COMPENSATION TABLES
Pension Benefits

We also maintain a non-qualified unfunded defined benefit Excess Benefit Plan that pays an additional pension benefit over that paid from the Salaried Plan if a participant does not meet the eligibility requirements of the Supplementary Plan. The additional benefit is equal to the amount a participant would have received from the Salaried Plan but does not because of the limitations imposed by the Code on pension benefits under qualified plans. This plan is provided to allow the extension of benefits from the qualified plan to individuals whose compensation exceeds the Code guidelines for qualified plans. Distribution of amounts earned and vested prior to January 1, 2005 will be paid out in the same manner as the Salaried Plan unless otherwise elected by the participant at least 12 months prior to termination or severance. Distributions for amounts earned or vested on or after January 1, 2005 will be paid out in a lump sum. For participants considered to be among the top 50 wage earners of the Company, benefits vested on or after January 1, 2005 are paid out six months after termination of service. For employees hired after December 31, 2004, and for all employees as of December 31, 2008, who do not meet the eligibility requirements of the Supplementary Plan, there is a corresponding defined contribution Excess Benefit Plan that mirrors the retirement contributions feature of the Savings Plan. Like the qualified plans, effective December 31, 2008 accruals were frozen under the defined benefit Excess Benefit Plan and all affected participants began receiving defined contribution allocations under the defined contribution Excess Benefit Plan.

Mr. McClellan was an employee of Wingfoot Commercial Tires Systems, LLC, a wholly-owned subsidiary of Goodyear, from July 31, 2001 to September 1, 2003. During this period, he participated in the Wingfoot Commercial Tires Systems, LLC Supplementary Retirement Plan and he retains a frozen accrued benefit in that plan. This non-qualified unfunded defined benefit pension plan was established for management-level employees at Wingfoot Commercial Tires Systems in order to provide pension benefits that were equivalent to the combination of the Salaried Plan and the defined benefit Excess Benefit Plan pension benefits for Goodyear employees. Mr. McClellan will receive a benefit from the Wingfoot Commercial Tires Systems, LLC Supplementary Retirement Plan only if he does not meet the eligibility requirements for the Goodyear Supplementary Plan upon termination of employment with Goodyear. Distributions will be paid out in a manner similar to that of the defined benefit Excess Benefit Plan.

The Pension Benefits table below shows for the named executive officers the number of years of credited service, present value of accumulated benefit and payments during the last fiscal year, for each defined benefit plan.

The “Present Value of Accumulated Benefit” is the lump sum value as of December 31, 2016 of the expected pension benefit payable at age 62 that was earned as of December 31, 2016. That is, the benefit reflects service and compensation only through 2016, not projected for future years. The benefit payment at age 62 is assumed to be the lump sum form. The present value is measured using the same assumptions used for financial reporting purposes (and which are set forth following the Pension Benefits Table), with the exception of the commencement age. The commencement age is assumed to be 62 because that is the age at which the Supplementary Plan benefit is payable with no reduction for early retirement.

Generally, a participant’s years of credited service under the Supplementary Plan are based on years of employment with Goodyear. However, in the past, credit for service prior to employment with Goodyear was infrequently granted. Mr. Kramer received 13.6 additional years of credited service following his hiring by Goodyear in respect of service with a prior employer. The benefits paid to Mr. Kramer under the Supplementary Plan will be reduced by amounts he is entitled to receive under the pension plan maintained by his prior employer. Due to this service grant, the present value of accumulated benefit in the Pension Benefits table is $5,707,226 higher for Mr. Kramer. None of the other named executive officers have received any additional years of credited service.

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NAMED EXECUTIVE OFFICER COMPENSATION TABLES
Pension Benefits

The Compensation Committee has adopted a policy prohibiting the grant of additional service credit in the Supplementary Plan for newly hired officers and other key employees.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)[1]	Payments During Last Fiscal Year ($)
Kramer	Supplementary Pension Plan	30.42	$17,715,852	$—
	Salaried Pension Plan	8.83	274,892	—
Thompson	Supplementary Pension Plan	33.17	4,335,409	—
	Salaried Pension Plan	25.17	354,020	—
McClellan	Supplementary Pension Plan	29.00	5,301,219	—
	Salaried Pension Plan	21.00	484,162	—
Lucas	Supplementary Pension Plan	1.92	474,249	—
Bialosky	Supplementary Pension Plan	7.25	2,500,205	—

1	All amounts shown are estimates as of December 31, 2016; the actual benefits to be paid to the named executive officers will be based on their credited service, compensation, and other factors at the time of their retirement.

The amounts set forth in the table above are based on the following assumptions:

•	the measurement date is December 31, 2016

•	the form of payment is a lump sum

•	the interest rate used to calculate the Supplementary Plan lump sum payment for benefits commencing in 2017 or later: 1.50%

•	the interest rate used to calculate the Salaried Plan lump sum payment for benefits commencing in 2017 or later: 4.10% (Mr. Kramer, Ms. Thompson and Mr. McClellan)

•	the mortality assumptions used to calculate the lump sum are those set forth in Internal Revenue Code Section 417(e) for the Salaried Plan, and those set forth in UP-1984 Mortality for the Supplementary Plan

•	the discount rate used to determine the present value of the accumulated benefit is 4.16% for the Supplementary Plan and 4.10% for the Salaried Plan

•	the benefit commencement age is 62 (or, if older, age at the measurement date)

•	the accumulated benefit is calculated based on credited service and pay as of December 31, 2016 (for the Salaried Plan, credited service and pay as of December 31, 2008).

66

NAMED EXECUTIVE OFFICER COMPENSATION TABLES
Nonqualified Deferred Compensation

Nonqualified Deferred Compensation

The Goodyear Executive Deferred Compensation Plan is a non-qualified deferred compensation plan that provides named executive officers and certain other highly compensated employees the opportunity to defer their base salary and annual incentive payments. Deferred amounts may be invested in one of five investment alternatives or, with respect to annual incentive payments, Goodyear stock units. Four of these investment alternatives are funds managed by The Northern Trust Company, and currently include a money market fund, a bond fund, an equity index fund and a balanced fund. The average interest rate payable with respect to funds invested in the Northern Trust money market fund was 0.01% for the year ended December 31, 2016. The fifth investment vehicle is a growth fund managed by American Century Investments. Investment elections among the five investment alternatives may be changed daily. Deferrals of annual incentive payments into Goodyear stock units will result in a 20% premium paid in stock units that will vest in one year. There is no guaranteed return associated with any deferred amounts, and deferred amounts are subject to the claims of creditors in the event of our bankruptcy. Distribution of deferred amounts may begin after separation of service or in a selected number of years ranging from one to 20. Payment of deferred amounts will be in a lump sum or up to 15 annual installments, as elected at the time of deferral. Redeferral of amounts originally deferred prior to January 1, 2005 is allowed only if elected one year prior to the scheduled payout. Any stock units are converted to shares of Common Stock and distributed to the participant in January of the fourth year following the end of the plan year under which the award was earned.

The Deferred Compensation Plan is unfunded. The following table sets forth certain information regarding nonqualified deferred compensation of the named executive officers.

Name	Executive Contributions in Last FY ($)[1]	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)[2]	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Kramer	—	—	$6,854	—	$156,595
Thompson	—	—	—	—	—
McClellan	—	—	—	—	—
Lucas	60,000	—	2,952	—	62,952
Bialosky	—	—	—	—	—

1	Represents deferral in 2016 of base salary and/or annual incentive payments in respect of performance in 2015.

2	No portion of these earnings were included in the Summary Compensation Table because the Deferred Compensation Plan does not provide for “above-market” or preferential earnings as defined in applicable Securities and Exchange Commission rules and regulations.

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NAMED EXECUTIVE OFFICER COMPENSATION TABLES
Potential Payments Upon Termination or Change-in-Control

Potential Payments Upon Termination or Change-in-Control

We provide for the payment of severance and certain other benefits to our named executive officers upon certain types of terminations of employment, as described below.

EXECUTIVE SEVERANCE PLAN

The Executive Severance Plan provides severance benefits to the Company’s officers, including all of the named executive officers, as follows:

(1)	If a participant’s employment is terminated by the Company and its affiliates other than for Cause (as such term is defined below), death or disability (and other than in connection with a change-in-control, as described in paragraph (2) below), such participant will generally receive: (i) earned but unpaid base salary and annual incentive compensation and accrued paid vacation, sick leave, sabbatical, holiday and other paid time off; (ii) a pro-rated annual incentive payment based on actual performance for the entire fiscal year in an amount not to exceed the participant’s target annual incentive; (iii) a cash severance payment equal to the sum of the participant’s base salary and target annual incentive at the time of severance multiplied by the participant’s severance multiple, which is established by the Compensation Committee and currently ranges from 1.0x to 2.0x; (iv) if the sum of the participant’s age plus years of credited service is equal to or greater than 75, vesting of the participant’s benefit under the Supplementary Plan; (v) continued health care coverage for a number of years equal to the participant’s severance multiple; and (vi) outplacement services in an amount not to exceed $25,000. Mr. Kramer’s severance multiple is 2.0x and each of the other named executive officers’ severance multiple is 1.5x.

(2)	If a participant’s employment is terminated involuntarily other than for Cause, death, disability or mandatory retirement or by the participant for Good Reason during the pendency of, and for ninety days following the cessation of, a Potential Change in Control (as such term is defined below) or within two years following a Change in Control (as such term is defined below), such participant will generally receive: (i) earned but unpaid base salary and annual incentive compensation and accrued paid vacation, sick leave, sabbatical, holiday and other paid time off; (ii) a pro-rated annual incentive payment based on the participant’s target annual incentive; (iii) a cash severance payment equal to twice the sum of the participant’s base salary and target annual incentive; (iv) if the participant has at least five years of service, vesting of the participant’s Supplementary Plan benefit; (v) continued health care coverage for up to two years; and (vi) outplacement services in an amount not to exceed $25,000 and reimbursement for certain legal fees incurred in connection with certain claims made under the Executive Severance Plan.

To be eligible to receive the benefits described above, the participant must execute a release and agree, among other things, to certain confidentiality, non-disparagement, non-solicitation and non-competition covenants.

The Executive Severance Plan has been effective since February 28, 2013 and now renews for one-year periods unless the Company provides notice, at least 90 days prior to the end of the current term, of its intent not to renew the Executive Severance Plan. The Executive Severance Plan automatically renewed for an additional one-year period ending on February 28, 2018.

As used in the Executive Severance Plan:

“Cause” means (1) the continued failure by an eligible employee to substantially perform the employee’s duties with the Company (other than any such failure resulting from the employee’s incapacity due to physical or mental illness), (2) the engaging by the employee in conduct which is demonstrably injurious to the Company, monetarily or otherwise, (3) the

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NAMED EXECUTIVE OFFICER COMPENSATION TABLES
Potential Payments Upon Termination or Change-in-Control

employee committing any felony or any crime involving fraud, breach of trust or misappropriation or (4) any breach or violation of any agreement relating to the employee’s employment with the Company where the Company, in its discretion, determines that such breach or violation materially and adversely affects the Company.

A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(1)	any person is or becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company other than securities acquired by virtue of the exercise of a conversion or similar privilege or right unless the security being so converted or pursuant to which such right was exercised was itself acquired directly from the Company) representing 20% or more of (A) the then outstanding shares of Common Stock of the Company or (B) the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

(2)	the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board of Directors (the “Incumbent Board”): individuals who, on February 28, 2013, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, without limitation, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on February 28, 2013 or whose appointment, election or nomination for election was previously so approved or recommended; or

(3)	there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation pursuant to which (A) the voting securities of the Company outstanding immediately prior to such merger or consolidation will continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, (B) no person will become the beneficial owner, directly or indirectly, of securities of the Company or such surviving entity or any parent thereof representing 20% or more of the outstanding shares of common stock or the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to such merger or consolidation) and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation (or any parent thereof) resulting from such merger or consolidation; or

(4)

the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, (A) more than 50% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of which (or of any parent of such entity) is owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, (B) in which (or in any parent of such entity) no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the outstanding shares of common stock

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NAMED EXECUTIVE OFFICER COMPENSATION TABLES
Potential Payments Upon Termination or Change-in-Control

resulting from such sale or disposition or the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to such sale or disposition) and (C) in which (or in any parent of such entity) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors.

“Good Reason” means the occurrence during the pendency of, and for ninety days following the cessation of, a Potential Change in Control or within two years following a Change in Control, without the affected eligible employee’s written consent, of any of the following:

(1)	the assignment to the employee of duties that are materially inconsistent with the employee’s authority, duties or responsibilities immediately prior to a Potential Change in Control or, in the absence thereof, a Change in Control (other than pursuant to a transfer or promotion to a position of equal or enhanced responsibility or authority) or any other action by the Company which results in a material diminution in such authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the employee, provided, however, that any such material diminution that is primarily a result of the Company no longer being a publicly traded entity or becoming a subsidiary or division of another entity shall not be deemed “Good Reason” for purposes of the Executive Severance Plan, except that an employee shall have Good Reason if the Company is no longer a publicly traded entity and, immediately before the Change in Control that caused the Company no longer to be a publicly traded entity, substantially all of the employee’s duties and responsibilities related to public investors or government agencies that regulate publicly traded entities;

(2)	a change in the location of such employee’s principal place of business by more than 50 miles when compared to the employee’s principal place of business immediately before a Potential Change in Control or, in the absence thereof, a Change in Control;

(3)	a material reduction in the Employee’s annual base salary or target annual incentive opportunity from that in effect immediately before a Potential Change in Control or, in the absence thereof, a Change in Control; and

(4)	the failure by any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform the Executive Severance Plan in the same manner and to the same extent that the Company would be required to perform it if no succession had taken place.

A “Potential Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(1)	the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

(2)	the Company or any person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

(3)	any person becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company other than securities acquired by virtue of the exercise of a conversion or similar privilege or right unless the security being so converted or pursuant to which such right was exercised was itself acquired directly from the Company) representing 20% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the Company’s then outstanding voting securities; or

(4)	the Board adopts a resolution to the effect that a Potential Change in Control has occurred.

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NAMED EXECUTIVE OFFICER COMPENSATION TABLES
Potential Payments Upon Termination or Change-in-Control

The description above is meant only to be a summary of the provisions of the Executive Severance Plan. The Executive Severance Plan was an exhibit to a Form 8-K filed with the Securities and Exchange Commission on March 6, 2013.

QUANTIFICATION OF TERMINATION BENEFITS

The table below shows amounts that would be payable to each of the named executive officers, as of December 31, 2016, upon the termination of their employment in the circumstances indicated in each row of the table. The amounts shown are calculated on the assumption that the triggering event occurred on December 31, 2016. We have assumed that, if a named executive officer resigned or was terminated for Cause, the Compensation Committee would have exercised its discretion to cancel any outstanding awards in respect of the performance cycles ending on December 31, 2016 prior to the payment of those awards in February 2017. Other assumptions used to determine the amounts shown are described below.

Cash Severance. The amounts shown in the rows captioned “Termination Without Cause” and “Involuntary Termination Within Two Years of Change in Control” are calculated in accordance with the terms of the Executive Severance Plan. (See “Executive Severance Plan” above.) Cash severance is not payable in any other circumstance.

Annual and Long-Term Cash Incentives. The amounts shown in the table for annual and long-term cash incentives are the amounts earned for the annual or three-year performance cycles ended December 31, 2016. The amounts shown in the rows captioned “Death/Disability” and “Retirement” also include the amounts earned but not yet payable for completed performance periods under the 2015-2017 and 2016-2018 long-term cash incentive awards. The amounts shown in the row captioned “Involuntary Termination Within Two Years of Change in Control” also include (a) the amounts earned but not yet payable for completed performance periods and (b) the unearned amounts at the target amount of the award opportunity for uncompleted performance periods under the 2015-2017 and 2016-2018 long-term cash incentive awards.

Equity. Our equity compensation plans provide that unexercised stock options terminate automatically if the optionee ceases to be an employee of Goodyear or one of its subsidiaries for any reason, except that (a) upon retirement or disability of the optionee more than six months after the grant date, each stock option will become immediately exercisable and remain exercisable until the earlier of five years or its expiration date, (b) in the event of the death of the optionee more than six months after the grant date, each stock option will become immediately exercisable and remain exercisable until the earlier of three years after the date of death of the optionee or its expiration date, and (c) for options granted on or after June 8, 2010, in the event of the termination of the optionee’s employment by us other than for cause, each vested stock option will remain exercisable for 90 days following the date of termination of their employment. For these purposes, resignations, terminations without cause, and involuntary terminations upon a change in control are treated like a retirement if the employee is eligible for retirement as of the date of termination. Only Ms. Thompson was eligible for retirement on December 31, 2016.

The amounts shown in the table for equity with respect to performance share awards are the amounts earned for the three-year performance cycle ended December 31, 2016. The amounts shown in the rows captioned “Death/Disability” and “Retirement” also include the amounts earned but not yet payable for completed performance periods under the 2015-2017 and 2016-2018 performance share awards. The amounts shown in the row captioned “Involuntary Termination Within Two Years of Change in Control” also include (a) the amounts earned but not yet payable for completed performance periods and (b) the unearned amounts at the target amount of the award opportunity for uncompleted performance periods under the

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NAMED EXECUTIVE OFFICER COMPENSATION TABLES
Potential Payments Upon Termination or Change-in-Control

2015-2017 and 2016-2018 performance share awards. In each case, the amounts shown are calculated based on a per share price of $30.87, the closing market price of our Common Stock on December 31, 2016.

Additional Retirement Benefits. The table below shows the additional retirement benefits, if any, that would be payable to the named executive officer if the named executive officer’s employment was terminated on December 31, 2016, and that named executive officer was vested in the benefit as of that date. Mr. Kramer and Ms. Thompson are vested in their Supplementary Plan benefit. Mr. McClellan is not yet vested in a Supplementary Plan benefit and would instead receive substantially smaller benefits from the defined benefit and defined contribution Excess Benefit Plans and the Wingfoot Commercial Tire Systems, LLC Supplemental Retirement Plan. Mr. Lucas and Mr. Bialosky are not yet vested in a Supplementary Plan benefit, are not eligible to participate in the Salaried Plan or the defined benefit Excess Benefit Plan, and would instead receive substantially smaller benefits from the defined contribution Excess Benefit Plan. The Supplementary Plan and Salaried Plan amounts shown in the Pension Benefits table are the present values at December 31, 2016 of benefits that would be payable in lump sum form at age 62 (or age at December 31, 2016, if older than 62). The amounts shown in the table below are the additional amounts that would be payable, together with the amounts shown in the Pension Benefits table, in lump sum form after termination of employment at December 31, 2016.

Mr. McClellan is 51 years old with 29.00 years of credited service in the Supplementary Plan. In the event of a “Termination Without Cause,” Mr. McClellan’s benefits under the Supplementary Plan will become vested because the sum of his age and years of service equals or exceeds 75. In the event of an “Involuntary Termination Within Two Years of Change in Control,” Mr. McClellan’s and Mr. Bialosky’s benefits under the Supplementary Plan will become vested since they each have five years of credited service.

For Mr. McClellan, the difference between the amount payable from the Supplementary Plan upon a triggering event ($5,685,883) and the value presented in the Pension Benefits table ($5,301,219) is solely due to differences in the assumptions used in the calculations. For Mr. Bialosky, the difference between the amount payable from the Supplementary Plan upon a triggering event ($2,755,332) and the value presented in the Pension Benefits table ($2,500,205) is solely due to differences in the assumptions used in the calculations.

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NAMED EXECUTIVE OFFICER COMPENSATION TABLES
Potential Payments Upon Termination or Change-in-Control

All Other Benefits. The amounts shown for all other benefits for each scenario include the payment of accrued vacation. In addition, the amounts shown in the row captioned “Termination Without Cause” include reimbursement of COBRA payments and payments for outplacement services (capped at $25,000), and the amounts shown in the row captioned “Involuntary Termination Within Two Years of Change in Control” include reimbursement of COBRA payments, payments for outplacement services (capped at $25,000), and reimbursement for legal fees, if any (assumed to be $0 for purposes of the table below).

Name	Triggering Event	Cash Severance	Annual and Long-Term Cash Incentives	Equity	Additional Retirement Benefits	All Other Benefits	Total
Kramer	Death/Disability	$—	$17,870,717	$9,662,965	$—	$150,000	$27,683,682
	Retirement	—	9,884,100	2,681,584	—	150,000	12,715,684
	Termination Without Cause	6,500,000	9,884,100	2,681,584	—	200,587	19,266,271
	Involuntary Termination Within Two Years of Change in Control	6,500,000	22,937,317	11,823,371	—	200,587	41,461,275
Thompson	Death/ Disability	—	2,783,703	1,262,250	—	75,000	4,120,953
	Retirement	—	2,783,703	1,262,250	—	75,000	4,120,953
	Termination Without Cause	1,901,250	2,783,703	1,262,250	—	111,581	6,058,784
	Involuntary Termination Within Two Years of Change in Control	2,535,000	3,800,303	1,692,486	—	115,441	8,143,230
McClellan	Death/Disability	—	3,425,058	1,770,791	—	63,346	5,259,195
	Termination Without Cause	1,784,250	1,728,897	434,187	384,664	103,177	4,435,175
	Involuntary Termination Within Two Years of Change in Control	2,379,000	4,462,458	2,213,992	384,664	108,120	9,548,234
Lucas	Death/Disability	—	1,564,613	3,784,462	—	5,298	5,354,373
	Termination Without Cause	1,529,025	351,263	—	—	41,324	1,921,612
	Involuntary Termination Within Two Years of Change in Control	2,038,700	2,324,613	4,108,690	—	45,000	8,517,003
Bialosky	Death/Disability	—	3,289,863	1,679,894	—	26,308	4,996,065
	Termination Without Cause	1,581,750	1,779,735	450,949	—	70,614	3,883,048
	Involuntary Termination Within Two Years of Change in Control	2,109,000	4,136,463	1,970,998	255,127	77,050	8,548,638

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DIRECTOR COMPENSATION TABLE

The table below sets forth information regarding the compensation paid to our non-employee directors during 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	All Other Compensation ($)[2]	Total ($)
Conaty	$125,000	$148,857	$—	$273,857
Firestone	140,000	157,241	—	297,241
Geissler	140,000	149,819	286	290,105
Hellman	145,000	150,728	2,090	297,818
Koellner	125,000	141,879	1,385	268,264
McCollough	180,000	158,045	—	338,045
McGlade	145,000	145,231	—	290,231
Morell	84,578	120,563	—	205,141
Palmore	140,000	146,047	1,542	287,589
Streeter	125,000	156,079	2,267	283,346
Weidemeyer	125,000	161,180	1,978	288,158
Wessel	125,000	159,733	599	285,332

1	Represents quarterly grants of restricted stock units, together with dividend equivalents paid during 2016, pursuant to the Outside Directors’ Equity Participation Plan. For further information regarding this plan, see the description below.

As of December 31, 2016, the following directors held the total number of restricted stock units and deferred share equivalent units indicated next to his or her name:

Name	Number of Restricted Stock Units	Number of Deferred Share Equivalent Units	Total Share Equivalents
Conaty	33,574	—	33,574
Firestone	59,765	3,929	63,694
Geissler	37,033	—	37,033
Hellman	40,296	—	40,296
Koellner	7,225	2,065	9,290
McCollough	59,765	6,820	66,585
McGlade	20,550	—	20,550
Morell	12,048	—	12,048
Palmore	23,479	—	23,479
Streeter	59,520	—	59,520
Weidemeyer	59,765	18,081	77,846
Wessel	59,765	12,883	72,648

2	Represents income associated with the Company’s provision of up to two sets of automobile tires per year to the directors.

Goodyear directors who are not officers or employees of Goodyear or any of its subsidiaries receive, as compensation for their services as a director, a combination of cash retainer and stock awards pursuant to the Outside Directors’ Equity Participation Plan (the “Directors’ Equity Plan”).

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DIRECTOR COMPENSATION TABLE

For the year ended December 31, 2016, outside directors received cash compensation of $125,000 and stock awards with a grant date fair value of $140,000. The Lead Director received an additional $55,000. The chairpersons of the Audit and Compensation Committees received an additional $20,000, and the chairpersons of all other committees received an additional $15,000. Any director who attended more than 24 Board and committee meetings received $1,700 for each additional meeting attended ($1,000 if the meeting was attended by telephone). In addition, the Board may form special committees from time to time and determine the compensation of the chairperson of such committees. Travel and lodging expenses incurred in attending Board and committee meetings are paid by Goodyear. Mr. Kramer did not receive additional compensation for his service as a director.

Outside directors also participate in the Directors’ Equity Plan, which is intended to further align the interests of directors with the interests of shareholders by making part of each director’s compensation dependent on the value and appreciation over time of our Common Stock. For 2016, each eligible director received a quarterly grant of restricted stock units with a grant date fair value of $35,000, payable on the first business day of the subsequent calendar quarter based on the closing market price of our Common Stock on that date. These restricted stock units will be paid to directors in shares of Common Stock on the fifth business day of the quarter following the quarter during which the director leaves the Board. The Directors’ Equity Plan also permits each participant annually to elect to have 25%, 50%, 75% or 100% of his or her cash retainer and meeting fees deferred and converted into share equivalent units based on the closing market price of our Common Stock on the payment date. Under the Directors’ Equity Plan, the restricted stock units and share equivalent units receive dividend equivalents at the same rate as our Common Stock, which dividends will be converted into restricted stock units or share equivalent units, as the case may be, based on the closing market price of our Common Stock on the dividend payment date. Share equivalent units accrued prior to October 1, 2010 will be converted to a dollar value at the closing market price of our Common Stock on the later of the first business day of the seventh month following the month during which the participant ceased to be a director and the fifth business day of the year next following the year during which the participant ceased to be a director. Such amounts earned and vested prior to January 1, 2005, will be paid in ten annual installments or, at the discretion of the Compensation Committee, in a lump sum or in fewer than ten installments beginning on the fifth business day following the conversion from share equivalent units to a dollar value. Amounts in Directors’ Equity Plan accounts that are to be paid in installments will earn interest from the date converted to a dollar value until paid at a rate one percent higher than the prevailing yield on United States Treasury securities having a ten-year maturity on the conversion date. Amounts earned and vested on or after January 1, 2005, will be paid out in a lump sum on the fifth business day following the conversion from share equivalent units to a dollar value. Share equivalent units accrued on or after October 1, 2010 will be paid to directors in shares of Common Stock on the fifth business day of the quarter following the quarter during which the director leaves the Board.

The stockholding guidelines for directors specify that a director must accumulate and hold a number of shares equal in value to five times the annual cash retainer. Shares owned directly and restricted stock units and share equivalent units accrued to a Directors’ Equity Plan account are counted as ownership in assessing compliance with the guidelines. The stock price to be used in assessing compliance with the guidelines as of May 1st of each year will be the average closing stock price for the prior 60-day period. Messrs. Conaty, Firestone, Geissler, Hellman, McCollough, McGlade, Palmore, Weidemeyer and Wessel and Ms. Streeter have met their stockholding requirement. All of our other directors are making progress towards satisfying their stockholding requirement.

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RISKS RELATED TO COMPENSATION POLICIES AND PRACTICES

We have reviewed our compensation policies and practices for our employees and have concluded that the risks arising from those policies and practices are not reasonably likely to have a material adverse effect on us.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The persons identified in the table below have reported that they beneficially owned at December 31, 2016 more than 5% of the outstanding shares of the Common Stock as follows:

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percent of Common Stock Outstanding Beneficially Owned
BlackRock, Inc.
55 East 52nd Street New York, New York 10055	21,687,200	[1]	8.6%
The Vanguard Group, Inc.
100 Vanguard Blvd. Malvern, Pennsylvania 19355	24,409,944	[2]	9.7%

1	Sole voting power in respect of 19,065,726 shares and sole dispositive power in respect of 21,687,200 shares, as stated in a Schedule 13G/A filed with the Securities and Exchange Commission on January 24, 2017.

2	Sole voting power in respect of 412,305 shares, shared voting power in respect of 46,132 shares, sole dispositive power in respect of 23,949,394 shares and shared dispositive power in respect of 460,550 shares, as stated in a Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2017.

In addition, The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois 60603, has indicated that at the record date it held 3,395,923 shares, or approximately 1.3% of the outstanding shares, of Common Stock as the trustee of various employee savings plans sponsored by Goodyear.

76

BENEFICIAL OWNERSHIP OF COMMON STOCK

On February 15, 2017, each director and nominee, each named executive officer, and all directors and executive officers as a group, beneficially owned the number of shares of Common Stock set forth in the table below.

	Beneficial Ownership at February 15, 2017[1]
Name	Shares of Common Stock Owned Directly[2]		Shares of Common Stock Held in Savings Plan[3]	Shares of Common Stock Subject to Exercisable Options[4]	Deferred Share Equivalent Units and Restricted Stock Units		Percent of Class
William J. Conaty	-0-		-0-	-0-	34,697	[6]	*
James A. Firestone	-0-		-0-	-0-	64,817	[6]	*
Werner Geissler	15,000		-0-	-0-	38,156	[6]	*
Peter S. Hellman	-0-		-0-	-0-	41,419	[6]	*
Laurette T. Koellner	-0-		-0-	-0-	11,415	[6]	*
W. Alan McCollough	-0-		-0-	-0-	67,708	[6]	*
John E. McGlade	-0-		-0-	-0-	21,673	[6]	*
Michael J. Morell	2,800		-0-	-0-	12,438	[6]	*
Roderick A. Palmore	-0-		-0-	-0-	24,601	[6]	*
Stephanie A. Streeter	-0-		-0-	-0-	60,643	[6]	*
Thomas H. Weidemeyer	1,000		-0-	-0-	78,969	[6]	*
Michael R. Wessel	-0-		-0-	-0-	73,771	[6]	*
Richard J. Kramer	385,984	[5]	219	1,652,777	467	[7]	*
Laura K. Thompson	55,796		-0-	171,934	-0-		*
Stephen R. McClellan	96,849		1,074	211,946	-0-		*
John T. Lucas	21,701		-0-	29,293	67,095	[8]	*
David L. Bialosky	78,762		-0-	260,193	-0-		*
All directors, the named executive officers and all other executive officers as a group (25 persons)	830,474		9,148	2,755,215	718,014		1.4%

*	Less than 1%

1	The number of shares indicated as beneficially owned by each of the directors and named executive officers, and by all directors and executive officers as a group, and the percentage of Common Stock outstanding beneficially owned by each person and the group, has been determined in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934.

2	Unless otherwise indicated in a subsequent note, each person named and each member of the group has sole voting and investment power with respect to the shares of Common Stock shown.

3	Shares held in trust under Goodyear’s Employee Savings Plan for Salaried Employees.

4	Shares that may be acquired upon the exercise of options which are exercisable on or prior to April 16, 2017.

5	Includes 103,492 shares acquired under Restricted Stock Purchase Agreements.

6	Deferred share equivalent units and restricted stock units, each equivalent to a share of Common Stock, accrued to accounts of the director under Goodyear’s Outside Directors’ Equity Participation Plan. Deferred share equivalent units are payable in cash, and restricted stock units are payable in Common Stock, following retirement from the Board of Directors. See “Director Compensation Table” at page 74.

7	Units, each equivalent to a share of Common Stock, deferred pursuant to performance awards earned, and payable in cash, shares of Common Stock, or any combination thereof, at the election of the executive officer.

8	Restricted stock units, each equivalent to a share of Common Stock, that vest on February 2, 2018 and February 22, 2019.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers to file reports of holdings and transactions in our equity securities with the Securities and Exchange Commission. As a practical matter, we assist our directors and officers by completing and filing these reports electronically on their behalf. We believe that our directors and officers timely complied with all such filing requirements during 2016, except that a Form 4 reporting the acquisition of 488 restricted stock units by Laurette T. Koellner pursuant to an election to defer a portion of her cash retainer was not timely filed.

RELATED PERSON TRANSACTIONS

During 2016, Goodyear and its subsidiaries, in the ordinary course of their business and at competitive prices and terms, made sales to or purchases from, or engaged in other transactions with, corporations of which certain Goodyear non-management directors are executive officers and/or directors. Goodyear does not consider the transactions to be material to its business and believes such transactions were not material in relation to the business of such other corporations or the interests of the directors concerned.

On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire that requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. Under the “Board of Directors and Executive Officers Conflict of Interest Policy,” directors and executive officers are expected to promptly disclose potential conflicts of interest to Goodyear’s General Counsel, who may consult with the Chairman of the Governance Committee on matters of interpretation of the policy. Any waivers of the policy are required to be approved by the Board of Directors, and any such waivers will be promptly disclosed to shareholders.

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PROPOSAL 4 – APPROVAL OF THE 2017 PERFORMANCE PLAN

At the Annual Meeting, we will ask the shareholders to approve Goodyear’s 2017 Performance Plan (the “Plan”). In general, the Plan empowers Goodyear to grant stock options and stock appreciation rights (“SARs”), and to make restricted stock or restricted stock unit grants, performance grants, other stock-based grants and cash-based grants to officers and other employees of Goodyear and its subsidiaries and to directors of Goodyear.

The Plan is designed to advance the interests of Goodyear and its shareholders by strengthening its ability to attract, retain and reward highly qualified officers and other employees, to motivate them to achieve business objectives established to promote Goodyear’s long term growth, profitability and success, and to encourage their ownership of Common Stock.

The Plan, if adopted, will replace the 2013 Performance Plan (the “2013 Plan”), except with respect to awards then outstanding. If the Plan is approved by the shareholders, we will not make any more awards under the 2013 Plan or any other prior equity compensation plans (collectively, the “Prior Plans”). The Compensation Committee and your Board of Directors believe it is in the best interests of Goodyear and its shareholders to adopt the Plan.

SUMMARY OF THE PLAN

The principal features of the Plan are summarized below. The summary does not contain all information that may be important to you. You should read the complete text of the Plan which is set forth as Exhibit B to this Proxy Statement.

Plan Administration. The Plan will be administered by a committee (the “Committee”) of not less than three members of the Board of Directors who qualify as “outside directors” within the meaning of Section 162(m) of the Code, as “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, and as “independent directors” for purposes of the rules and regulations of The NASDAQ Stock Market. The Committee will have the sole authority to, among other things:

•	Construe and interpret the Plan,

•	Make rules and regulations relating to the administration of the Plan,

•	Select participants, and

•	Establish the terms and conditions of awards.

The Compensation Committee of the Board of Directors will act as the Committee under the Plan.

Eligibility. Any employee of Goodyear or any of its subsidiaries, including any officer of Goodyear, selected by the Committee is eligible to receive grants of stock options, SARs, restricted stock, restricted stock units, and performance and other awards

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PROPOSAL 4 – APPROVAL OF THE 2017 PERFORMANCE PLAN

under the Plan. Directors of Goodyear are also eligible to receive awards (other than performance awards) under the Plan, provided that the sum of (i) the aggregate grant date fair value of all awards granted in any single calendar year plus (ii) the aggregate amount of any cash retainers and fees payable in that calendar year, in each case, to any single director, shall not exceed $650,000. Subject to the limits specified in the Plan, the selection of participants and the nature and size of awards will be wholly within the discretion of the Committee. It is anticipated that all 19 Board-appointed officers of Goodyear will receive various grants under the Plan and approximately 1,500 other employees of Goodyear and its subsidiaries will participate in at least one feature of the Plan. A participant must be an employee of the Company or a subsidiary or a director of the Company continuously from the date a grant is made through the date of payment or settlement thereof, unless otherwise provided by the Committee.

Shares Subject to The Plan. A total of 18 million (18,000,000) shares of Common Stock may be issued under the Plan. Any shares of Common Stock that are subject to awards of stock options or SARs will be counted as one share for each share granted for purposes of the aggregate share limit and any shares of Common Stock that are subject to any other awards will be counted as 2.00 shares for each share granted for purposes of the aggregate share limit. In addition, shares of Common Stock that are subject to awards issued under the Plan or under a Prior Plan that expire according to their terms or are forfeited, terminated, canceled or surrendered or are settled, or can be paid, only in cash, or are surrendered in payment of taxes associated with such awards (other than stock options or SARs) will be available for new awards under the Plan as one share for each share subject to awards of stock options or SARs and 2.00 shares for each share subject to any other awards. In no event will (1) any shares of Common Stock subject to a stock option that is canceled upon the exercise of a tandem SAR, (2) any shares of Common Stock subject to awards that are surrendered in payment of the exercise price of a stock option or in payment of taxes associated with the exercise of a stock option or SAR, (3) any shares of Common Stock subject to a SAR that are not issued in connection with the stock settlement of the SAR upon the exercise thereof or (4) any shares of Common Stock reacquired by Goodyear on the open market or otherwise using cash proceeds from the exercise of stock options become available for grant under the Plan.

Adjustments. The maximum number and kind of shares available for issuance under the Plan is subject to appropriate adjustments to reflect certain events, such as a stock dividend, stock split, reorganization, recapitalization or business combination. Similar adjustments may also be made to:

•	The maximum number of shares which may be subject to any type of award or any outstanding award to any participant during any specified period.

•	The per share exercise price of any outstanding stock option or SAR and the number or kind of any units which are the subject of any other outstanding award.

Term, Amendment and Termination. If adopted, the Plan will remain in effect until April 9, 2027, unless sooner terminated by the Board of Directors. Termination will not affect awards then outstanding. The Board of Directors may terminate or amend the Plan at any time without shareholder approval, unless such approval is necessary to comply with the Securities Exchange Act of 1934, the Code, the rules and regulations of The NASDAQ Stock Market or other applicable law. In any event, shareholder approval will be required to, among other things, amend the Plan to increase the maximum number of shares which may be issued pursuant to the Plan, reduce the minimum exercise price for stock options and SARs (or other similar actions), or change the performance measures (as defined below).

80

PROPOSAL 4 – APPROVAL OF THE 2017 PERFORMANCE PLAN

Stock Options. The Plan will permit the Committee to grant stock options to officers and selected employees of Goodyear and its subsidiaries and directors of Goodyear. No participant may receive stock options to purchase more than 1,000,000 shares of Common Stock in any calendar year. No more than 18 million (18,000,000) shares may be issued pursuant to incentive stock options. The per share exercise price for any stock option shall not be less than 100% of the fair market value of a share of Common Stock at the date of grant. Fair market value is defined as the closing market price of the Common Stock on the NASDAQ Global Select Market on the relevant date. The closing price per share of Common Stock on March 8, 2017 was $35.35. The Plan permits the Committee to establish the term (up to ten years) and generally requires that stock options granted to employees become exercisable over a period of not less than one year. Stock options granted to employees that are subject to the achievement of one or more performance goals (as defined below) shall have a minimum performance period (as defined below) of one year.

Incentive stock options, as defined in Code Section 422(b), may be granted to employees of Goodyear and its subsidiaries under the Plan, each having a term of up to ten years from the date of grant. The amount of incentive stock options vesting in a particular year cannot exceed $100,000 per grantee, determined using the fair market value of the shares of Common Stock subject to such option or options on the date of grant.

The repricing of stock options and SARs is expressly prohibited by the Plan unless approved by shareholders. For purposes of the Plan, “repricing” means (1) the cancellation of a stock option or SAR in exchange for another award under the Plan if the exercise price of the new award is lower than the exercise price of the cancelled stock option or SAR, (2) a reduction in the exercise price of a stock option or SAR, or (3) the cancellation of a stock option or SAR in exchange for cash or another award under the Plan.

Stock Appreciation Rights. SARs may be granted under the Plan in tandem with, in relation to or independent of any other award under the Plan. The maximum number of shares of Common Stock in respect of which SARs may be granted to any participant during any calendar year is 1,000,000.

A SAR entitles the holder to receive an amount equal to all, or some portion (as determined by the Committee), of the excess of the fair market value of a share of Common Stock on the date of exercise over the fair market value of such share at the date of grant, multiplied by the number of shares as to which the holder is exercising the SAR. SARs may be paid in cash or in shares of Common Stock (at fair market value on the date of exercise), or a combination thereof, as determined by the Committee. The Committee will establish the term (up to ten years) and may also determine that a SAR shall be automatically exercised on one or more specified dates. The Plan generally requires that SARs granted to employees become exercisable over a period of not less than one year. SARs granted to employees that are subject to the achievement of one or more performance goals (as defined below) shall have a minimum performance period (as defined below) of one year.

Restricted Stock and Restricted Stock Units. The Plan authorizes the granting of restricted stock and restricted stock units to officers and other key employees of Goodyear and its subsidiaries and to directors of Goodyear. The Committee selects the grantees and determines the terms and conditions of each award.

Restricted stock and restricted stock units granted to employees will be issued subject to a minimum restriction period of one year. During the restriction period, the recipient is not entitled to delivery of the shares or units, restrictions are placed on the transferability of the shares or units, and all or a portion of the shares or units will be forfeited if the recipient terminates

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PROPOSAL 4 – APPROVAL OF THE 2017 PERFORMANCE PLAN

employment for reasons other than as approved by the Committee. The Committee may also require that specified performance goals (as defined below) be attained during the restriction period in which case the restriction period must be at least one year. Upon expiration of the restriction period, the appropriate number of shares of Common Stock will be delivered to the grantee (or credited to the grantee’s account) free of all restrictions. During the restriction period for restricted shares, the grantee shall be entitled to vote restricted shares (but not restricted stock units).

Performance Grants. Under the Plan, officers and key employees of Goodyear and its subsidiaries may be granted the contingent right, expressed in units (which may be equivalent to a share of Common Stock or other monetary value), to receive payments in shares of Common Stock, cash or any combination thereof (“performance grants”) based upon performance over a specified period with a minimum duration of one year (“performance period”). At the time of grant, the Committee shall also establish one or more performance criteria (the “performance measure”) applicable to the performance grant and targets that must be attained relative to the performance measure (“performance goals”).

The performance measure for an award subject to the attainment of performance goals that is intended to qualify for the performance-based exception to Section 162(m) of the Code may be based on any of the following criteria, alone or in combination, as the Committee deems appropriate: (i) net income per share; (ii) net income; (iii) return on sales; (iv) total shareholder return; (v) return on assets; (vi) economic value added; (vii) cash flow; (viii) return on equity; (ix) operating income (which shall equal consolidated sales minus cost of goods sold and selling, administrative and general expense); and (x) return on invested capital. Performance measures that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles or may be adjusted when established (or to the extent permitted under Section 162(m) of the Code, at any time thereafter) to include or exclude any items otherwise includable or excludable under U.S. GAAP. Performance measures may be calculated before or after taxes, interest, depreciation, amortization, discontinued operations, effect of accounting changes, acquisition expenses, restructuring expenses, items that are unusual in nature or infrequent in occurrence, extraordinary items, non-operating items or unusual charges, as determined by the Committee at the time the performance measures are established. Performance goals may be established on a corporate-wide basis, with respect to one or more business units, divisions, subsidiaries or business segments and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

Performance goals may include a minimum, maximum and target level of performance, with the amount of award based on the level attained. Performance goals and the performance measure(s) for an award intended to qualify for the performance-based exception to Section 162(m) of the Code shall not be changed, except as permitted by Section 162(m) of the Code. The Committee may eliminate or decrease (but not increase) the amount of any award intended to qualify for the performance-based exception to Section 162(m) of the Code.

Other Stock-Based Grants. The Plan permits other stock-based grants in shares of Common Stock, in Common Stock equivalents or in other stock-based units on such terms and conditions as the Committee determines. These grants may be made to officers and other key employees of Goodyear and its subsidiaries and to directors of Goodyear.

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PROPOSAL 4 – APPROVAL OF THE 2017 PERFORMANCE PLAN

Dividends and Dividend Equivalents. During the restriction period or performance period for restricted stock, restricted stock units, stock-based performance grants and other stock-based grants (but not stock options and SARs), the grantee shall be entitled to receive dividends or dividend equivalents, unless the Committee otherwise provides, provided any such dividends and dividend equivalents will be accumulated or deemed reinvested in additional restricted stock or units until the applicable award becomes earned and vested. Currently, the Committee has not provided for dividend equivalents on stock-based performance grants. No dividend equivalents may be granted with respect to any stock options or SARs.

Transferability. Awards under the Plan will not be transferable other than by will or the laws of descent and distribution; except that the Committee may permit the transfer of an award (i) by gift to the employee’s spouse, children and grandchildren, or to a trust or partnership (or similar legal entity) for the benefit of any one or more of them, or (ii) pursuant to a domestic relations order.

Deferrals. The Committee may defer the payment of any award, or permit participants to defer their receipt of payment, for such period or periods and on such terms and conditions as the Committee may specify. Deferrals may be in the form of Common Stock equivalents, which earn dividend equivalents, or in cash, which may earn interest at a rate or rates specified by the Committee.

Limited Exception to Minimum Vesting Requirements. While the Plan generally imposes a one-year minimum vesting period on all awards granted under the Plan, Goodyear may grant up to 5% of the shares authorized under the Plan (up to 900,000 shares) free of that minimum vesting requirement.

Change in Control. In the event that (1) a participant’s employment is terminated other than for Cause or by the participant for Good Reason within two years of a Change in Control of Goodyear or (2) awards granted under the Plan are not assumed, converted, replaced or continued by the resulting entity in connection with a Change in Control of Goodyear: (i) all stock options and SARs then outstanding under the Plan become fully exercisable; (ii) all terms and conditions of all restricted stock grants then outstanding are deemed satisfied; and (iii) all performance grants and other stock-based grants shall be deemed to have been fully earned at the target amount of award opportunity.

“Cause” and “Change in Control” are defined in the Plan in Exhibit B to this Proxy Statement, using a similar standard to that which is used in our Executive Severance Plan, described beginning on page 68. For purposes of the Plan, “Good Reason” has the meaning specified in our Executive Severance Plan or our Continuity Plan for Salaried Employees, as applicable, for the respective participants in those plans.

U.S. Federal Income Tax Consequences. Based on the Code and existing regulations thereunder, the anticipated U.S. federal income tax consequences of the several types of awards under the Plan are as described below. The discussion below is general in nature and does not take into account all of the considerations that may apply in light of the circumstances of a particular participant. Moreover, the income tax consequences under applicable state, local or foreign tax laws may not be the same as under U.S. federal income tax law.

Grant of Stock Options and SARs. An optionee will not recognize any taxable income at the time a stock option or SAR is granted and Goodyear will not be entitled to a federal income tax deduction at that time.

83

PROPOSAL 4 – APPROVAL OF THE 2017 PERFORMANCE PLAN

Exercise of Incentive Stock Options. No ordinary income will be recognized by the holder of an incentive stock option at the time of exercise. However, the excess of the fair market value of the shares of Common Stock at the time of exercise over the aggregate option exercise price will be an adjustment to alternative minimum taxable income for purposes of the federal “alternative minimum tax” at the date of exercise. If the optionee holds the shares of Common Stock purchased for two years after the date the option was granted and one year after the acquisition of such shares, the difference between the aggregate option price and the amount realized upon disposition of the shares will constitute a long term capital gain or loss, as the case may be, and Goodyear will not be entitled to a federal income tax deduction.

If the shares of Common Stock are disposed of in a sale, exchange or other “disqualifying disposition” within two years after the date of grant or within one year after the date of exercise, the optionee will realize taxable ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares of Common Stock purchased at the time of exercise over the aggregate option exercise price and (ii) the excess of the amount realized upon disposition of such shares over the option exercise price. Goodyear generally will be entitled to a federal income tax deduction equal to that amount.

Exercise of Non-Qualified Stock Options. Taxable ordinary income will be recognized by the holder of a non-qualified stock option at the time of exercise in an amount equal to the excess of the fair market value of the shares of Common Stock purchased at the time of such exercise over the aggregate option exercise price. Goodyear generally will be entitled to a federal income tax deduction equal to that amount. On a subsequent sale of the shares, the optionee will generally recognize a taxable capital gain or loss based upon the difference between the per share fair market value at the time of exercise and the per share selling price at the time of sale. The capital gain or loss will be short term or long term depending on the period of time the shares are held by the optionee following exercise.

Exercise of Stock Appreciation Rights. Upon the exercise of a SAR, the holder will realize taxable ordinary income on the amount of cash received and/or the then current fair market value of the shares of Common Stock acquired. Goodyear generally will be entitled to a federal income tax deduction equal to that amount. The holder’s basis in any shares of Common Stock acquired will be equal to the amount of ordinary income upon which he or she was taxed. Upon any subsequent disposition of such Common Stock, any gain or loss realized will be a capital gain or loss (short term or long term depending on the period of time the shares are held by the participant following exercise of the SAR).

Restricted Stock. A participant receiving a grant of restricted stock will not recognize income, and Goodyear will not be allowed a deduction, when restricted shares of Common Stock are granted, unless the participant makes the Section 83(b) election described below.

When the restrictions on the shares of Common Stock are removed or lapse, the excess of fair market value of such shares on the date the restrictions are removed or lapse over the amount paid by the participant for the shares will be ordinary income to the participant. Goodyear will be entitled to a federal income tax deduction equal to that amount. Upon disposition of the shares of Common Stock, the gain or loss recognized by the participant will be treated as a capital gain or loss. The capital gain or loss will be short term or long term depending upon the period of time the shares are held by the participant following the removal or lapse of the restrictions.

If a Section 83(b) election is filed by the participant with the Internal Revenue Service within 30 days after the date of grant, then the participant will recognize ordinary income and the participant’s holding period will commence as of the date of grant.

84

PROPOSAL 4 – APPROVAL OF THE 2017 PERFORMANCE PLAN

The amount of ordinary income recognized by the participant will equal the excess of the fair market value of the shares as of the date of grant over any amount paid by the participant for the shares of Common Stock. Goodyear generally will be entitled to a deduction in a like amount. If such election is made and a participant thereafter forfeits the restricted shares of Common Stock, no refund or deduction will be allowed for the amount previously included in such participant’s income.

Restricted Stock Units and Performance Grants. A participant receiving a restricted stock unit grant or a performance grant will not recognize income, and Goodyear will not be allowed a deduction, at the time the grant is made. When a participant receives payment in cash or shares of Common Stock, the amount of cash and the fair market value of the shares of Common Stock received will be ordinary income to the participant. Goodyear generally will be entitled to a federal income tax deduction equal to that amount.

Withholding Taxes. No withholding taxes are payable in connection with the grant of any stock option or SAR or the exercise of an incentive stock option. However, applicable withholding taxes must be paid at the time of exercise of any non-qualified stock option or SAR by an employee. Withholding taxes generally must also be paid in respect of any restricted stock when the restrictions thereon lapse. In respect of all other awards, withholding taxes generally must be paid whenever the participant recognizes income for tax purposes.

Section 162(m) Limit. The Plan is also designed to enable Goodyear to provide certain forms of performance-based compensation to senior executive officers that may be intended to meet the requirements for tax deductibility under Section 162(m) of the Code. Section 162(m) of the Code provides that, subject to certain exceptions, Goodyear may not deduct compensation paid to any one of certain executive officers in excess of $1 million in any one year. Section 162(m) excludes performance-based compensation meeting certain requirements from the $1 million limitation on tax deductibility. If the Plan is approved by shareholders, Goodyear expects that all stock options and SARs will qualify as performance-based compensation, and Goodyear will be authorized, but not required, to grant performance awards, restricted stock, restricted stock units and other stock-based grants under the Plan that are intended to be deductible as performance-based compensation not subject to the $1 million limitation on deductibility.

With respect to stock-based awards (other than stock options and SARs) that are intended to be deductible as performance-based compensation for purposes of Section 162(m), the maximum number of shares any participant may receive pursuant to such awards during any calendar year shall not exceed 500,000 shares of Common Stock (or an equivalent amount of cash in the event of a cash settlement). With respect to cash-based awards that are intended to be deductible as performance-based compensation for purposes of Section 162(m), the maximum amount any participant may receive pursuant to such awards during any calendar year shall not exceed $20 million.

Other Information. Future benefits under the Plan are not currently determinable. However, current benefits granted to officers and all other employees would not have been increased if they had been made under the proposed Plan. In 2016, the Compensation Committee awarded an aggregate of 194,108 performance shares, 730,349 stock options and 374,776 restricted stock units to participants under the 2013 Plan. The Grants of Plan-Based Awards Table at page 60 shows the equity incentive plan awards that would have been made in 2016 to our named executive officers if the Plan were in effect at that time. In addition, in 2016, all officers as a group were granted 194,108 performance shares, 730,349 stock options and 59,830 restricted stock units; all other employees were granted 260,453 restricted stock units; and all non-employee directors as a group were granted 54,493 restricted stock units.

85

PROPOSAL 4 – APPROVAL OF THE 2017 PERFORMANCE PLAN

Set forth in the table below is certain information regarding the number of shares of our Common Stock that were subject to outstanding stock options or other compensation plan awards at the dates indicated.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Shares to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Shares Reflected in Column (a)) (c)
Equity compensation plans approved by shareholders	7,173,048		$18.21	7,512,420	(1)
Equity compensation plans not approved by shareholders	—		—	—
Total at December 31, 2016	7,173,048		$18.21	7,512,420
Equity compensation plans approved by shareholders	6,943,217		$19.04	6,328,422	(2)
Equity compensation plans not approved by shareholders	—		—	—
Total at February 28, 2017	6,943,217	*	$19.04	6,328,422

*	Weighted Average Remaining Contractual Term At February 28, 2017 – 5.7 years

(1)	At December 31, 2016, under our equity based compensation plans, up to a maximum of 926,892 performance shares in respect of performance periods ending on or subsequent to December 31, 2016, 103,492 shares of time-vested restricted stock, and 826,459 restricted stock units have been awarded. In addition, up to 11,857 shares of Common Stock may be issued in respect of the deferred payout of awards made under our equity compensation plans. The number of performance shares indicated assumes the maximum possible payout that may be earned during the relevant performance periods.

(2)	At February 28, 2017, under our equity based compensation plans, up to a maximum of 948,665 performance shares in respect of performance periods ending subsequent to December 31, 2016, 103,492 shares of time-vested restricted stock, and 908,198 restricted stock units have been awarded. In addition, up to 11,857 shares of Common Stock may be issued in respect of the deferred payout of awards made under our equity compensation plans. The number of performance shares indicated assumes the maximum possible payout that may be earned during the relevant performance periods.

The following resolution will be presented by your Board of Directors at the Annual Meeting:

“RESOLVED, that the adoption of the 2017 Performance Plan of The Goodyear Tire & Rubber Company, the complete text of which is set forth as Exhibit B to the Proxy Statement of the Company for the 2017 Annual Meeting of Shareholders be, and the same hereby is, approved.”

Adoption of the Plan requires the affirmative vote of a majority of our outstanding Common Stock. If the Plan is not approved by shareholders, the Plan will not be adopted and Goodyear will consider other alternatives available with respect to performance based compensation.

Your Board of Directors unanimously recommends that shareholders vote FOR adoption of the 2017 Performance Plan (Proposal 4).

86

PRINCIPAL ACCOUNTANT FEES

AND SERVICES

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as Goodyear’s independent registered public accounting firm for the fiscal year ending December 31, 2017. Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The following table presents fees and expenses for services rendered by PwC for fiscal 2016 and 2015.

(IN THOUSANDS)

	2016	2015
Audit Fees and Expenses[1]	$11,277	$12,348
Audit-Related Fees and Expenses[2]	272	219
Tax Fees and Expenses[3]	1,003	1,300
All Other Fees and Expenses[4]	476	166
Total	$13,028	$14,033

1	Audit fees and expenses represent fees and expenses for professional services provided in connection with the audit of our financial statements and the effectiveness of internal control over financial reporting, the review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

2	Audit-related fees and expenses consist primarily of accounting consultations and services related to business acquisitions and divestitures.

3	Tax fees and expenses consist primarily of assistance in the preparation of international tax returns and consultations on various tax matters worldwide.

4	All other fees and expenses principally include fees related to advisory services and information and education services.

All audit, audit-related, tax and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by PwC was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Pre-Approval Policy provides for pre-approval of audit, audit-related, tax and all other fees on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. Under the policy, the Audit Committee delegates pre-approval authority to the Chairman of the Committee. The Chairman is to report any such pre-approval decisions to the Audit Committee at its next scheduled meeting.

87

REPORT OF THE AUDIT COMMITTEE

Management has the primary responsibility for the integrity of Goodyear’s financial information and the financial reporting process, including the system of internal control over financial reporting. PricewaterhouseCoopers LLP (“PwC”), Goodyear’s independent registered public accounting firm, is responsible for conducting independent audits of Goodyear’s financial statements and the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and expressing an opinion on the financial statements and the effectiveness of internal control over financial reporting based upon those audits. The Audit Committee is responsible for overseeing the conduct of these activities by management and PwC.

As part of its oversight responsibility, the Audit Committee has reviewed and discussed the audited financial statements, the adequacy of financial controls and the effectiveness of Goodyear’s internal control over financial reporting with management and PwC. The Audit Committee also has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, as adopted by the PCAOB in Rule 3200T. The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC their independence from Goodyear.

Based on the review and discussions with management and PwC referred to above, the Audit Committee has recommended to the Board of Directors that Goodyear include the audited consolidated financial statements of Goodyear and subsidiaries for the year ended December 31, 2016 in Goodyear’s Annual Report on Form 10-K for the year ended December 31, 2016 and in its 2016 Annual Report to Shareholders.

THE AUDIT COMMITTEE

Peter S. Hellman, Chairman

James A. Firestone

Werner Geissler

Laurette T. Koellner

Michael J. Morell

88

PROPOSAL 5 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has the ultimate authority and responsibility to directly appoint, retain, compensate, oversee, evaluate, and, where appropriate, terminate the independent accountants. The Audit Committee has appointed PwC as the independent registered public accounting firm to audit Goodyear’s consolidated financial statements as of and for the fiscal year ending December 31, 2017 and its internal control over financial reporting as of December 31, 2017. During fiscal year 2016, PwC served as Goodyear’s independent registered public accounting firm and also provided audit-related, tax and other services. See “Principal Accountant Fees and Services” above.

The Audit Committee engages in an annual evaluation of the independent auditor’s qualifications, performance and independence and periodically considers the advisability and potential impact of selecting a different independent registered public accounting firm. In accordance with SEC rules and PwC’s policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to us. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. We select the Company’s lead audit partner pursuant to this rotation policy following meetings between the Chairman of the Audit Committee and candidates for that role, as well as discussion by the full Committee and with management. The members of the Audit Committee believe that the continued retention of PwC to serve as Goodyear’s independent registered public accounting firm is in the best interests of Goodyear and its shareholders.

As a result, the following resolution will be presented by the Board of Directors at the Annual Meeting:

“RESOLVED, that the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2017 is hereby ratified.”

Ratification of the appointment of PwC requires the affirmative vote of a majority of our outstanding Common Stock. In the event the appointment of PwC is not ratified by the shareholders, the adverse vote will be deemed to be an indication to the Audit Committee that it should consider selecting another independent registered public accounting firm for 2018.

Your Board of Directors unanimously recommends that shareholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017 (Proposal 5).

89

PROPOSAL 6 – SHAREHOLDER PROPOSAL

The proposal set forth below has been submitted by Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, the beneficial owner of no fewer than 300 shares of Goodyear’s Common Stock.

Proposal 6 – Independent Board Chairman

Shareholders request our Board of Directors to adopt as policy, and amend our governing documents as necessary, to require the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. The Board would have the discretion to phase in this policy for the next CEO transition, implemented so it does not violate any existing agreement. If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chair. This proposal requests that all the necessary steps be taken to accomplish the above.

Caterpillar opposed a shareholder proposal for an independent board chairman at its June 2016 annual meeting and then reversed itself by naming an independent board chairman in October 2016. Wells Fargo also reversed itself and named an independent board chairman in October 2016. Goodyear shareholders also gave impressive 65% support to a 2016 shareholder proposal to adopt shareholder proxy access.

According to Institutional Shareholder Services 53% of the Standard & Poors 1,500 firms separate these 2 positions — “2015 Board Practices,” April 12, 2015. This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix.

It is the responsibility of the Board of Directors to protect shareholders’ long-term interests by providing independent oversight of management. By setting agendas, priorities and procedures, the Chairman is critical in shaping the work of the Board.

A board of directors is less likely to provide rigorous independent oversight of management if the Chairman is also the CEO, as is the case with our Company. Having a board chairman who is independent of management is a practice that will promote greater management accountability to shareholders and lead to a more objective evaluation of management.

According to the Millstein Center for Corporate Governance and Performance (Yale School of Management), “The independent chair curbs conflicts of interest, promotes oversight of risk, manages the relationship between the board and CEO, serves as a conduit for regular communication with shareowners, and is a logical next step in the development of an independent board.”

A number of institutional investors said that a strong, objective board leader can best provide the necessary oversight of management. Thus, the California Public Employees’ Retirement System’s Global Principles of Accountable Corporate Governance recommends that a company’s board should be chaired by an independent director, as does the Council of Institutional Investors.

90

SHAREHOLDER PROPOSAL
Proposal 6 – Independent Board Chairman

An independent director serving as chairman can help ensure the functioning of an effective board. Please vote to enhance shareholder value.

Please vote to enhance shareholder value:

Independent Board Chairman – Proposal 6

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

The Board opposes this proposal because, among other things:

(1)	The Board has in place strong independent leadership in the form of an independent Lead Director role with clearly-delineated and comprehensive oversight responsibilities;

(2)	It would deprive the Board of the flexibility to determine the most effective Board leadership structure at any particular point in time; and

(3)	The current Board leadership structure has led to record performance during Mr. Kramer’s tenure.

The Company’s Corporate Governance Guidelines specifically provide that the independent directors of the Board must elect an independent Lead Director annually. In 2013, the Board revised the Company’s Corporate Governance Guidelines to further strengthen the role of our Lead Director. Among other duties, the Corporate Governance Guidelines specify that the Lead Director shall:

•	Preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•	Serve as liaison between the Chairman and the independent directors;

•	Approve all information sent to the Board, including meeting agendas, and advise the Chairman on such matters, and may specifically request the inclusion of information;

•	Approve the schedule of Board meetings to assure that there is sufficient time for discussion of all agenda items and advise the Chairman on the same;

•	Call meetings or executive sessions of the independent directors;

•	Interview, along with the Chairman of the Governance Committee, Board candidates and make recommendations to the Governance Committee and the Board; and

•	If requested by major shareholders, ensure that he or she is available for consultation and direct communication in appropriate circumstances.

The designation of a Lead Director by the independent directors of the Board demonstrates the Board’s continuing commitment to strong corporate governance, Board independence and the important role of Lead Director.

The independent directors have ample opportunity to, and regularly do, assess the performance of the CEO and provide meaningful direction to him. The Board has strong, independent oversight of management:

•	85% of the Company’s directors are independent;

91

SHAREHOLDER PROPOSAL
Proposal 6 – Independent Board Chairman

•	All members of the Audit, Compensation and Governance Committees are independent directors;

•	Committee Chairs, all of whom are independent, approve agendas for their committee meetings;

•	Board and Committee agendas are prepared based on discussions with all directors and recommendations from management, and all directors are encouraged to request agenda items, additional information and/or modifications to schedules as they deem appropriate; and

•	The Board holds executive sessions of the independent directors at each Board meeting.

The Board believes that the Company’s balanced and flexible corporate governance structure, including a Lead Director with clearly-delineated and comprehensive duties, makes it unnecessary and ill-advised to have an absolute requirement that the Chairman be an independent director. The Board believes that adopting such a rule would only limit the Board’s ability to select the director it believes is best suited to serve as Chairman of the Board, in light of all the facts and circumstances known to the Board, and is not in the best interests of the Company and its shareholders. Goodyear has a strong history of listening and responding to shareholder feedback. The Board has also considered as part of its recommendation that 74% of investors voted against this same proposal when it was presented in 2014. The Board’s approach is consistent with that of most large, publicly traded companies in the United States. According to Shearman & Sterling’s 2016 Corporate Governance & Executive Compensation Survey of the 100 largest U.S. public companies, 76 percent disclose that the Board has retained the flexibility to separate or combine the offices of CEO and Chairman. The Board believes it is important, especially in our changing and challenging environment, to retain this flexibility.

Currently, the Board believes that having Mr. Kramer serve as Chairman best positions the Company to compete successfully and advance shareholder interests. His extensive knowledge of the Company and the tire industry, gained through 17 years of experience in positions of increasing authority including Chief Financial Officer and President, North America, is valuable to the Board in his role as Chairman. Since 2011, the first full year of Mr. Kramer’s tenure as Chairman and CEO, Goodyear net income has gone from a net loss of $216 million in 2010 to net income of $1.3 billion in 2016 and Goodyear’s segment operating income has more than doubled, going from $917 million in 2010 to $2.0 billion in 2016 – the six best years in the Company’s 118-year history. Over the same six-year period, the Company’s Common Stock price has increased 169%, while the S&P 500 has increased 102%. Since 2013, the Company has reinstated its Common Stock dividend after an 11-year hiatus and returned $1.1 billion to shareholders through dividends and share repurchases.

Approval of this proposal requires the affirmative vote of a majority of our outstanding Common Stock.

Your Board of Directors unanimously recommends that shareholders vote AGAINST approval of this shareholder proposal (Proposal 6).

92

OTHER BUSINESS

Your Board of Directors does not intend to bring any other business before the Annual Meeting and is not aware of any other business intended to be presented by any other person.

After the conclusion of the matters described above, shareholders will have an opportunity to ask appropriate questions regarding Goodyear and its operations.

If any other matters properly come before the Annual Meeting, your proxy will be voted by Mr. Bialosky, Ms. Thompson or Mr. Young in such manner as they, in their discretion, deem appropriate.

March 10, 2017

By Order of the Board of Directors

DAVID L. BIALOSKY

Secretary

93

EXHIBIT A

Use of Non-GAAP Financial Measures

RECONCILIATION FOR SEGMENT OPERATING INCOME(a)

	Twelve Months Ended December 31,
($ in millions)	2016	2015	2014	2013	2012	2011	2010
Total Segment Operating Income	$1,985	$2,020	$1,706	$1,577	$1,248	$1,368	$917
Rationalizations	(210)	(114)	(95)	(58)	(175)	(103)	(240)
Interest Expense	(372)	(438)	(444)	(407)	(385)	(350)	(335)
Other Income (Expense)	10	141	(286)	(82)	(111)	(53)	(167)
Asset Write-offs & Accelerated Depreciation	(20)	(8)	(7)	(23)	(20)	(50)	(15)
Corporate Incentive Compensation Plans	(76)	(103)	(97)	(108)	(69)	(70)	(71)
Pension Curtailments/Settlements	(16)	(137)	(33)	—	1	(15)	—
Intercompany Profit Elimination	(2)	(3)	9	7	(1)	(5)	(14)
Loss on Deconsolidation of Venezuelan Subsidiary	—	(646)	—	—	—	—	—
Retained Expenses of Divested Operations	(18)	(14)	(16)	(24)	(14)	(29)	(20)
Other	(74)	(90)	(50)	(69)	(34)	(75)	(47)
Income Before Income Taxes	$1,207	$608	$687	$813	$440	$618	$8
United States and Foreign Tax Expense (Benefit)	(77)	232	(1,834)	138	203	201	172
Less: Minority Shareholders Net Income	20	69	69	46	25	74	52
Goodyear Net Income (Loss)	$1,264	$307	$2,452	$629	$212	$343	$(216)

(a)	Restated for the new accounting guidance on the presentation of debt issuance and amortization costs. 2010 through 2012 have not been restated for the Americas consolidation.

RECONCILIATION FOR FREE CASH FLOW FROM OPERATIONS

The amounts below are calculated from the Consolidated Statements of Cash Flows except for pension expense, which is as reported in the pension-related note in the Notes to Consolidated Financial Statements

	Year Ended December 31,
($ in millions)	2016	2015	2014	2013	2012	2011	2010
Net Income (Loss)	$1,284	$376	$2,521	$675	$237	$417	$(164)
Depreciation and Amortization	727	698	732	722	687	715	652
Change in Working Capital(a)	(117)	(42)	(1)	415	457	(650)	52
Pension Expense(b)	71	135	158	285	307	266	300
Loss on Deconsolidation of Venezuelan Subsidiary	—	646	—	—	—	—	—
Gain on Recognition of Deferred Royalty Income	—	(155)	—	—	—	—	—
Other(c)	(286)	276	(1,506)	75	140	461	546
Capital Expenditures	(996)	(983)	(923)	(1,168)	(1,127)	(1,043)	(944)
Free Cash Flow from Operations (Non-GAAP)	$683	$951	$981	$1,004	$701	$166	$442
Capital Expenditures	996	983	923	1,168	1,127	1,043	944
Pension Contributions & Direct Payments	(89)	(103)	(1,338)	(1,162)	(684)	(294)	(405)
Rationalizations Payments	(86)	(144)	(226)	(72)	(106)	(142)	(57)
Cash Flow from Operating Activities (GAAP)	$1,504	$1,687	$340	$938	$1,038	$773	$924

94

EXHIBIT A

(a)	Working capital represents total changes in accounts receivable, inventories and accounts payable — trade.

(b)	Pension expense is the net periodic pension cost before curtailments, settlements and termination benefits as reported in the pension-related note in the Notes to Consolidated Financial Statements.

(c)	Other includes amortization and write-off of debt issuance costs, deferred income taxes, net pension curtailments and settlements, net rationalization charges, net (gains) losses on asset sales, net Venezuela currency loss, customer prepayments and government grants, insurance proceeds, compensation and benefits less pension expense, other current liabilities, and other assets and liabilities.

95

EXHIBIT B

2017 PERFORMANCE PLAN

OF

THE GOODYEAR TIRE & RUBBER COMPANY

(Adopted April 10, 2017)

1. PURPOSE.

The purposes of the 2017 Performance Plan of The Goodyear Tire & Rubber Company (the “Plan”) are to advance the interests of the Company and its shareholders by strengthening the ability of the Company to attract, retain and reward highly qualified officers and other selected employees, to motivate officers and other selected employees to achieve business objectives established to promote the long term growth, profitability and success of the Company, and to encourage ownership of the Common Stock of the Company by participating officers, other selected employees and non-employee directors. The Plan authorizes performance-based stock and cash incentive compensation in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance grants, and other stock-based grants.

2. DEFINITIONS.

For the purposes of the Plan, the following terms shall have the following meanings:

(a) “AWARD” means any Stock Option, Stock Appreciation Right, Restricted Stock Grant, Performance Grant or Stock-Based Grant granted pursuant to the Plan.

(b) “BOARD OF DIRECTORS” means the Board of Directors of the Company.

(c) “CHANGE IN CONTROL” has the meaning set forth in Section 14(b) hereof.

(d) “CODE” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute thereto, together with the published rulings, regulations and interpretations duly promulgated thereunder.

(e) “COMMITTEE” means the committee of the Board of Directors established and constituted as provided in Section 5 of the Plan.

(f) “COMMON STOCK” means the common stock, without par value, of the Company, or any security issued by the Company in substitution or exchange therefor or in lieu thereof.

(g) “COMMON STOCK EQUIVALENT” means a Unit (or fraction thereof, if authorized by the Committee) substantially equivalent to a hypothetical share of Common Stock, credited to a Participant and having a value at any time equal to the Fair Market Value of a share of Common Stock (or such fraction thereof) at such time.

(h) “COMPANY” means The Goodyear Tire & Rubber Company, an Ohio corporation, or any successor corporation.

(i) “DATE OF GRANT” means the date as of which an Award is determined to be effective as designated in a resolution by the Committee and is granted pursuant to the Plan. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Committee.

(j) “DIRECTOR” means any individual who is a member of the Board of Directors and who is not an Employee at the relevant time.

(k) “DIVIDEND EQUIVALENT” means, in respect of a Common Stock Equivalent, Performance Grant, Stock-Based Grant or Restricted Stock Unit and with respect to each dividend payment date for the Common Stock, an amount equal to the cash dividend on one share of Common Stock payable on such dividend payment date. No Dividend Equivalents shall relate to, or be granted with respect to, shares of Common Stock underlying a Stock Option or Stock Appreciation Right.

(l) “EMPLOYEE” means any individual, including any officer of the Company, who is on the active payroll of the Company or a Subsidiary at the relevant time.

(m) “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended and in effect from time to time, including all rules and regulations promulgated thereunder.

(n) “FAIR MARKET VALUE” means, in respect of any date on or as of which a determination thereof is being or to be made, the closing market price of the Common Stock reported on the NASDAQ Global Select Market on such date, or, if the Common Stock was not traded on such date, on the next preceding day on which sales of shares of the Common Stock were reported on the NASDAQ Global Select Market.

(o) “INCENTIVE STOCK OPTION” means any option to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan that is intended to be and is specifically designated as an “incentive stock option” within the meaning of Section 422(b) of the Code.

(p) “NON-QUALIFIED STOCK OPTION” means any option to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan that is not an Incentive Stock Option.

(q) “PARTICIPANT” means any Employee or Director who receives an Award under the Plan.

(r) “PERFORMANCE AWARD” has the meaning set forth in Section 9(a) hereof.

(s) “PERFORMANCE GOALS” mean, with respect to any Award granted pursuant to the Plan, the one or more targets, goals or levels of attainment required to be achieved in terms of the specified Performance Measure during the specified Performance Period, all as set forth in the related grant agreement.

(t) “PERFORMANCE GRANT” means an Award granted pursuant to Section 9 of the Plan which is contingent on the achievement of specific Performance Goals during a Performance Period, determined using a specific Performance Measure, all as specified in the grant agreement relating thereto.

(u) “PERFORMANCE MEASURE” means, with respect to any applicable Award granted pursuant to the Plan, one or more of the criteria selected by the Committee pursuant to Section 11(a) of the Plan for the purpose of establishing, and measuring attainment of, Performance Goals for a Performance Period in respect of such Award, as provided in the related grant agreement.

(v) “PERFORMANCE PERIOD” means, with respect to any applicable Award granted pursuant to the Plan, the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select during which the attainment of one or more Performance Goals will be measured to determine whether, and the extent to which, a Participant is entitled to receive payment of such Award.

(w) “PLAN” means this 2017 Performance Plan of the Company, as set forth herein and as hereafter amended from time to time in accordance with the terms hereof.

(x) “PRIOR AWARD” means any award or grant made pursuant to a Prior Plan that is outstanding and unexercised on the effective date of the Plan.

(y) “PRIOR PLAN” means the Company’s 2005 Performance Plan, 2008 Performance Plan or 2013 Performance Plan, as amended from time to time in accordance with the terms thereof.

(z) “QUALIFIED PERFORMANCE-BASED AWARD” means any Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

(aa) “RESTRICTED STOCK” means shares of Common Stock issued pursuant to a Restricted Stock Grant under Section 8 of the Plan, for so long as such shares remain subject to the restrictions and conditions specified in the grant agreement pursuant to which such Restricted Stock Grant is made.

(bb) “RESTRICTED STOCK GRANT” means an Award granted pursuant to the provisions of Section 8 of the Plan.

(cc) “RESTRICTED STOCK UNIT” means a Unit issued pursuant to a Restricted Stock Grant under Section 8 of the Plan, for so long as such Unit remains subject to the restrictions and conditions specified in the grant agreement pursuant to which such Restricted Stock Grant is made and until payment thereof.

(dd) “STOCK APPRECIATION RIGHT” means an Award in the form of a right to benefit from the appreciation of the Common Stock made pursuant to Section 7 of the Plan.

(ee) “STOCK-BASED GRANT” has the meaning set forth in Section 10(a) hereof.

(ff) “STOCK OPTION” means and includes any Non-Qualified Stock Option and any Incentive Stock Option granted pursuant to Section 6 of the Plan.

(gg) “SUBSIDIARY” means any corporation or entity in which the Company directly or indirectly owns or controls securities having a majority of the voting power of such corporation or entity; provided, however, that (i) for purposes of determining whether any Employee may be a Participant with respect to any Award of Incentive Stock Options, the term “Subsidiary” means a “subsidiary corporation” (within the meaning of Section 424(f) of the Code); and (ii) for purposes of determining whether any individual may be a Participant with respect to any Award of Stock Options or Stock Appreciation Rights that are intended to be exempt from Section 409A of the Code, the term “Subsidiary” means any corporation or other entity as to which the Company is an “eligible issuer of service recipient stock” (within the meaning of Section 409A of the Code).

(hh) “SUBSTITUTE AWARDS” means Awards that are granted in assumption of, or in substitution or exchange for, outstanding awards previously granted by an entity acquired directly or indirectly by the Company or with which the Company directly or indirectly combines.

(ii) “UNIT” means a bookkeeping entry used by the Company to record and account for the grant, settlement or, if applicable, deferral of an Award until such time as such Award is paid, canceled, forfeited or terminated, as the case may be, which, except as otherwise specified by the Committee, shall be equal to one Common Stock Equivalent.

3. EFFECTIVE DATE; TERM.

(a) EFFECTIVE DATE. The Plan was approved by the Board of Directors on February 28, 2017 and shall become effective on April 10, 2017, upon approval by the shareholders of the Company at the 2017 annual meeting of shareholders or any adjournments thereof.

(b) TERM. The Plan shall remain in effect through April 9, 2027, unless sooner terminated by the Board of Directors. Termination of the Plan shall not affect Awards then outstanding.

4. SHARES OF COMMON STOCK SUBJECT TO PLAN.

(a) MAXIMUM NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN. The maximum aggregate number of shares of Common Stock which may be granted pursuant to Awards under the Plan, subject to Sections 4(b) and 4(c) of the Plan, shall be 18 million (18,000,000). Any shares of Common Stock that are subject to Awards of Stock Options or Stock Appreciation Rights shall be counted against this limit as one (1) share of Common Stock for every one (1) share of Common Stock granted. Any shares of Common Stock that are subject to Awards other than Stock Options or Stock Appreciation Rights shall be counted against this limit as 2.00 shares of Common Stock for every one (1) share of Common Stock granted. The shares of Common Stock which may be issued under the Plan may be authorized and unissued shares or issued shares reacquired by the Company. No fractional share of Common Stock shall be issued under the Plan. Awards of fractional shares of Common Stock, if any, shall be settled in cash.

Notwithstanding the limitations imposed upon the vesting of Awards elsewhere in the Plan, those vesting limitations shall not be applicable to up to a maximum aggregate number of shares of Common Stock granted pursuant to Awards under the Plan of 900,000 shares.

(b) CHARGING OF SHARES. Shares of Common Stock subject to an Award or a Prior Award (other than a Substitute Award) that expires according to its terms or is forfeited, terminated, canceled or surrendered, in each case, without having been exercised or is settled, or can be paid only, in cash, and any shares of Common Stock subject to an Award or a Prior Award (other than a Stock Option or Stock Appreciation Right) that is surrendered in payment of the taxes associated with the vesting or settlement of such Award or Prior Award, will be available again for grant under the Plan, without reducing the number of shares of Common Stock that may be subject to Awards or that are available for the grant of Awards under the Plan and, with respect to Prior Awards under a Prior Plan, will become available for grant under the Plan, thereby increasing the number of shares of Common Stock that may be subject to Awards or that are available for the grant of Awards under the Plan. In no event shall (i) any shares of Common Stock subject to a Stock Option that is canceled upon the exercise of a tandem Stock Appreciation Right granted under the Plan or a Prior Plan, (ii) any shares of Common Stock subject to an Award or a Prior Award that is surrendered in payment of the exercise price of a Stock Option or in payment of taxes associated with the exercise of Stock Options or Stock Appreciation Rights granted under the Plan or a Prior Plan, (iii) any shares of Common Stock subject to a Stock Appreciation Right granted under the Plan or a Prior Plan that are not issued in connection with the stock settlement of the Stock Appreciation Right upon the exercise thereof, or (iv) any shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Stock Options under the Plan or a Prior Plan, become available for grant under the Plan pursuant to this paragraph. Any shares of Common Stock that become available for grant pursuant to this paragraph shall be added back (i) as one (1) share of Common Stock if such shares were subject to Stock Options or Stock Appreciation Rights granted under the Plan or were subject to stock options or stock appreciation rights granted under a Prior Plan, and (ii) as 2.00 shares of Common Stock if such shares were subject to Awards other than Stock Options or Stock Appreciation Rights granted under the Plan or were subject to Prior Awards other than stock options or stock appreciation rights granted under a Prior Plan.

Any Substitute Awards granted by the Company will not reduce the number of shares of Common Stock available for Awards under the Plan and will not count against the limits specified in Section 4(a) above. Available shares under a shareholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan (subject to applicable stock exchange requirements) and do not reduce the maximum number of shares under the Plan.

Units that represent deferred compensation, and shares of Common Stock issued in payment of deferred compensation, will not reduce the number of shares of Common Stock that may be subject to Awards or that are available for the grant of Awards under the Plan, except to the extent of matching or other related grants by the Company or any discount in the price used to convert the deferred compensation into Units or shares of Common Stock.

(c) ADJUSTMENTS UPON CHANGES IN CAPITAL STRUCTURE. In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board of Directors may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to prevent dilution or enlargement of the rights of Participants to (A) the aggregate number and kind of shares of Common Stock reserved for issuance and delivery under the Plan, (B) the various maximum share limitations applicable to certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of shares of Common Stock subject to outstanding Awards; and (D) the exercise price of outstanding Stock Options and Stock Appreciation Rights. In the event of a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination, recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), the Committee or the Board of Directors shall make such equitable substitutions or adjustments to prevent dilution or enlargement of the rights of Participants to (A) the aggregate number and kind of shares of Common Stock reserved for issuance and delivery under the Plan, (B) the various maximum share limitations applicable to certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of shares of Common Stock subject to outstanding Awards; and (D) the exercise price of outstanding Stock Options and Stock Appreciation Rights. In the case of Corporate Transactions, such adjustments may include, without limitation, the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board of Directors in its sole discretion. In no event shall any adjustment be required under this Section 4(c) if the Committee determines that such action could cause an Award to fail to satisfy the conditions of an applicable exception from the requirements of Section 409A of the Code or otherwise could subject a Participant to the additional tax imposed under Section 409A in respect of an outstanding Award.

(d) LIMIT ON AWARDS TO DIRECTORS. Notwithstanding any other provision of the Plan to the contrary, the sum of (i) the aggregate grant date fair value (computed as of the Date of Grant in accordance with applicable financial accounting rules) of all

Awards granted to any single Director during any single calendar year, plus (ii) the aggregate amount of any cash retainers and fees payable during such calendar year to the Director pursuant to the Company’s Director compensation program in effect from time to time, shall not exceed $650,000.

5. ADMINISTRATION.

(a) THE COMMITTEE. The Plan shall be administered by the Committee to be appointed from time to time by the Board of Directors and comprised of not less than three of the then members of the Board of Directors who qualify as “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Exchange Act, as “outside directors” within the meaning of Section 162(m) of the Code, and as “independent directors” for purposes of the rules and regulations of the NASDAQ Global Select Market. The Company shall make and administer Awards under the Plan in accordance with the terms and conditions specified by the Committee, which terms and conditions shall be set forth in grant agreements and/or other instruments in such forms as the Committee shall approve.

(b) COMMITTEE POWERS. The Committee shall have full power and authority to operate and administer the Plan in accordance with its terms. The powers of the Committee include, but are not limited to, the power to: (i) select Participants from among the Employees and Directors; (ii) establish the types of, and the terms and conditions of, all Awards made under the Plan, subject to any applicable limitations set forth in, and consistent with the express terms of, the Plan; (iii) make grants of and pay or otherwise effect Awards subject to, and consistent with, the express provisions of the Plan; (iv) establish Performance Goals, Performance Measures and Performance Periods, subject to, and consistent with, the express provisions of the Plan; (v) reduce the amount of any Award; (vi) prescribe the form or forms of grant agreements and other instruments evidencing Awards under the Plan; (vii) pay and to defer payment of Awards on such terms and conditions, not inconsistent with the express terms of the Plan, as the Committee shall determine; (viii) direct the Company to make conversions, accruals and payments pursuant to the Plan; (ix) construe and interpret the Plan and make any determination of fact incident to the operation of the Plan; (x) promulgate, amend and rescind rules and regulations relating to the implementation, operation and administration of the Plan; (xi) adopt such modifications, procedures and subplans as may be necessary or appropriate to comply with the laws of other countries with respect to Participants or prospective Participants employed in such other countries; (xii) delegate to other persons the responsibility for performing administrative or ministerial acts in furtherance of the Plan; (xiii) delegate to one or more officers (as that term is defined in Rule 16a-1(f) under the Exchange Act) of the Company the ability to make Awards under the Plan, provided that no such Awards may be made to officers or Directors; (xiv) engage the services of persons and firms, including banks, consultants and insurance companies, in furtherance of the Plan’s activities; and (xv) make all other determinations and take all other actions as the Committee may deem necessary or advisable for the administration and operation of the Plan.

(c) COMMITTEE’S DECISIONS FINAL. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan, and of any grant agreement, shall be final, conclusive and binding upon all Participants, and all persons claiming through Participants, affected thereby.

(d) ADMINISTRATIVE ACCOUNTS. For the purpose of accounting for Awards deferred as to payment, the Company shall establish bookkeeping accounts expressed in Units bearing the name of each Participant receiving such Awards. Each account shall be unfunded, unless otherwise determined by the Committee in accordance with Section 16(e) of the Plan.

(e) CERTIFICATIONS. In respect of each grant under the Plan of a Qualified Performance-Based Award, the provisions of the Plan and the related grant agreement shall be construed to confirm such intent, and to conform to the requirements of

Section 162(m) of the Code. Prior to the payment of any Qualified Performance-Based Award, the Committee shall certify in writing (which writing may include approved minutes of a meeting of the Committee) the attainment of the applicable Performance Goal(s), determined using the Performance Measure(s) specified in the related grant agreement, for the relevant Performance Period, and shall determine that the payment of such Award does not exceed any applicable Plan limitation.

(f) AUTHORITY OF THE BOARD OF DIRECTORS. The Board of Directors may reserve to itself any or all of the authority or responsibility of the Committee under the Plan or may act as the administrator of the Plan for any and all purposes. To the extent the Board of Directors has reserved any such authority or responsibility or during any time that the Board of Directors is acting as administrator of the Plan, the Board of Directors shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 5(f)) shall include the Board of Directors. To the extent that any action of the Board of Directors under the Plan conflicts with any action taken by the Committee, the action of the Board of Directors shall control.

6. STOCK OPTIONS.

(a) IN GENERAL. Options to purchase shares of Common Stock may be granted under the Plan and may be Incentive Stock Options or Non-Qualified Stock Options. All Stock Options shall be subject to the terms and conditions of this Section 6 and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall determine. Stock Options may be granted in addition to, or in tandem with or independent of, Stock Appreciation Rights or other Awards under the Plan.

(b) ELIGIBILITY AND LIMITATIONS. Any Employee or Director may be granted Stock Options. The Committee shall determine, in its discretion, the Employees and Directors to whom Stock Options will be granted, the timing of such Awards, and the number of shares of Common Stock subject to each Stock Option granted, provided that (i) the maximum aggregate number of shares of Common Stock which may be issued and delivered upon the exercise of Incentive Stock Options shall be 18 million (18,000,000), (ii) the maximum number of shares of Common Stock in respect of which Stock Options may be granted to any single Participant during any calendar year shall be 1,000,000, (iii) Incentive Stock Options may only be granted to Employees, and (iv) in respect of Incentive Stock Options, the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which an Incentive Stock Option becomes exercisable for the first time by an Employee during any calendar year shall not exceed $100,000, or such other limit as may be required by the Code, except that, if authorized by the Committee and provided for in the related grant agreement, any portion of any Incentive Stock Option that cannot be exercised as such because of this limitation will be converted into and exercised as a Non-Qualified Stock Option. In no event, without the approval of the Company’s shareholders, shall any Stock Option (i) be granted to a Participant in exchange for the Participant’s agreement to the cancellation of one or more Stock Options then held by such Participant if the exercise price of the new Award is lower than the exercise price of the Award to be cancelled, (ii) be amended to reduce the exercise price, or (iii) be cancelled in exchange for another Award or a cash payment. The immediately preceding sentence is intended to prohibit the repricing of “underwater” Stock Options without shareholder approval and will not be construed to prohibit the adjustments provided for in Section 4(c) of the Plan.

(c) OPTION EXERCISE PRICE. The per share exercise price of each Stock Option granted under the Plan shall be determined by the Committee prior to or at the time of grant, but in no event shall the per share exercise price of any Stock Option be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant of such Stock Option, except for Substitute Awards provided for in Section 16(b) of the Plan.

(d) OPTION TERM. The term of each Stock Option shall be fixed by the Committee, except that in no event shall the term of any Stock Option exceed ten years from the Date of Grant.

(e) EXERCISABILITY. A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the Date of Grant. Except for Substitute Awards, upon a Change in Control, and in certain limited situations (including the death, disability or retirement of the Participant) as designated by the Committee in the applicable grant agreement, Stock Options that are subject solely to the continued service of the Participant shall become exercisable over a period of not less than one (1) year from the Date of Grant. Stock Options that are subject to the achievement of one or more Performance Goals shall have a minimum Performance Period of one (1) year. No Stock Option may be exercised unless the holder thereof is at the time of such exercise an Employee or Director and has been continuously an Employee or Director since the Date of Grant, except that the Committee may permit the exercise of any Stock Option for any period following the Participant’s termination of employment or service not in excess of the original term of the Stock Option on such terms and conditions as it shall deem appropriate and specify in the related grant agreement.

(f) METHOD OF EXERCISE. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the exercise price in cash or through any other method(s) of payment approved by the Committee, as set forth in the applicable grant agreement.

7. STOCK APPRECIATION RIGHTS.

(a) IN GENERAL. Stock Appreciation Rights in respect of shares of Common Stock may be granted under the Plan alone, in tandem with, in addition to or independent of a Stock Option or other Award under the Plan. Except for Substitute Awards provided for in Section 16(b) of the Plan, a Stock Appreciation Right entitles a Participant to receive an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the Date of Grant of the Stock Appreciation Right, or such other higher price as may be set by the Committee, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b) ELIGIBILITY AND LIMITATIONS. Any Employee or Director may be granted Stock Appreciation Rights. The Committee shall determine, in its discretion, the Employees and Directors to whom Stock Appreciation Rights will be granted, the timing of such Awards and the number of shares of Common Stock in respect of which each Stock Appreciation Right is granted; provided that the maximum number of shares of Common Stock in respect of which Stock Appreciation Rights may be granted to any single Participant during any calendar year shall be 1,000,000. In no event, without the approval of the Company’s shareholders, shall any Stock Appreciation Right (i) be granted to a Participant in exchange for the Participant’s agreement to the cancellation of one or more Stock Appreciation Rights then held by such Participant if the exercise price of the new Award is lower than the exercise price of the Award to be cancelled, (ii) be amended to reduce the exercise price, or (iii) be cancelled in exchange for another Award or a cash payment. The immediately preceding sentence is intended to prohibit the repricing of “underwater” Stock Appreciation Rights without shareholder approval and will not be construed to prohibit the adjustments provided for in Section 4(c) of the Plan.

(c) TERM; EXERCISABILITY; EXERCISE; FORM OF PAYMENT. The term of each Stock Appreciation Right shall be fixed by the Committee; except that in no event shall the term of any Stock Appreciation Right exceed ten years from the Date of

Grant. A Stock Appreciation Right may be exercised by a Participant at such time or times and in such manner as shall be authorized by the Committee and set forth in the related grant agreement. Except for Substitute Awards, upon a Change in Control, and in certain limited situations (including the death, disability or retirement of the Participant) as designated by the Committee in the applicable grant agreement, Stock Appreciation Rights that are subject solely to the continued service of the Participant shall become exercisable over a period of not less than one (1) year from the Date of Grant. Stock Appreciation Rights that are subject to the achievement of one or more Performance Goals shall have a minimum Performance Period of one (1) year. The Committee may provide that a Stock Appreciation Right shall be automatically exercised on one or more specified dates. No Stock Appreciation Right may be exercised unless the holder thereof is at the time of exercise an Employee or Director and has been continuously an Employee or Director since the Date of Grant, except that the Committee may permit the exercise of any Stock Appreciation Right for any period following the Participant’s termination of employment or service not in excess of the original term of the Stock Appreciation Right on such terms and conditions as it shall deem appropriate and specify in the related grant agreement. A Stock Appreciation Right may be exercised, in whole or in part, by giving the Company a written notice specifying the number of shares of Common Stock in respect of which the Stock Appreciation Right is to be exercised. Stock Appreciation Rights may be paid upon exercise in cash, in shares of Common Stock, or in any combination of cash and shares of Common Stock as determined by the Committee. With respect to any Stock Appreciation Rights granted in tandem with a Stock Option, the tandem Stock Appreciation Rights may be exercised only at a time when the related Stock Option is also exercisable and at a time when the “spread” is positive, and by surrender of the related Stock Option for cancellation.

8. RESTRICTED STOCK GRANTS.

(a) IN GENERAL. A Restricted Stock Grant is the issue of shares of Common Stock or Units in the name of an Employee or Director, which issuance is subject to such terms and conditions as the Committee shall deem appropriate, including, without limitation, restrictions on the sale, assignment, transfer or other disposition of such shares or Units and the requirement that the Employee or Director forfeit such shares or Units back to the Company (i) upon termination of employment or service for specified reasons within a specified period of time, (ii) if any specified Performance Goals are not achieved during a specified Performance Period, or (iii) if such other conditions as the Committee may specify are not satisfied.

(b) ELIGIBILITY AND TERMS. Any Employee or Director may receive a Restricted Stock Grant. The Committee, in its sole discretion, shall determine whether a Restricted Stock Grant shall be made, the Employee or Director to receive the Restricted Stock Grant, whether the Restricted Stock Grant will consist of Restricted Stock or Restricted Stock Units, or both, and the conditions and restrictions imposed on the Restricted Stock Grant.

(c) RESTRICTION PERIOD. Restricted Stock Grants shall provide that in order for a Participant to receive shares of Common Stock or Units free of restrictions, the Participant must remain an Employee or Director of the Company or its Subsidiaries for a period of time specified by the Committee (the “Restriction Period”). The Committee may also establish one or more Performance Goals that are required to be achieved during one or more Performance Periods within the Restriction Period as a condition to the lapse of the restrictions. Except for Substitute Awards, upon a Change in Control, and in certain limited situations (including the death, disability or retirement of the Participant) as designated by the Committee in the applicable grant agreement, Restricted Stock Grants that are subject solely to the continued service of the Participant shall have a Restriction Period of not less than one (1) year from the Date of Grant. Restricted Stock Grants that are subject to the achievement of one or more Performance Goals shall have a minimum Restriction Period of one (1) year.

(d) RESTRICTIONS. The following restrictions and conditions shall apply to each Restricted Stock Grant during the Restriction Period: (i) the Participant may not sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of or realize on the shares of Common Stock or Units subject to the Restricted Stock Grant; and (ii) the shares of the Common Stock issued as Restricted Stock or the Restricted Stock Units shall be forfeited to the Company if the Participant for any reason ceases to be an Employee or Director prior to the end of the Restriction Period, except due to circumstances specified in the related grant agreement or otherwise approved by the Committee. Unless otherwise directed by the Committee, (i) all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares of Common Stock, or (ii) all uncertificated shares of Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock. The Committee may, in its sole discretion, include such other restrictions and conditions as it may deem appropriate.

(e) PAYMENT. Upon expiration of the Restriction Period and if all conditions have been satisfied and any applicable Performance Goals attained, the shares of the Restricted Stock will be made available to the Participant or the Restricted Stock Units will be vested in the account of the Participant, free of all restrictions; provided, that the Committee may, in its discretion, require (i) the further deferral of any Restricted Stock Units beyond the initially specified Restriction Period, and (ii) that the Participant receive a cash payment in lieu of delivery of shares of Common Stock under Restricted Stock Units.

(f) RIGHTS AS A SHAREHOLDER. A Participant shall have, with respect to shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and, except as otherwise provided herein, to receive any cash dividends paid thereon. A Participant shall not have, with respect to Restricted Stock Units, any voting or other rights of a shareholder of the Company, but unless otherwise determined by the Committee shall have the right to receive Dividend Equivalents. Notwithstanding the foregoing, any dividends or Dividend Equivalents with respect to any Restricted Stock Grants shall be accumulated or deemed reinvested in additional Restricted Stock or Restricted Stock Units until the applicable Award is earned and vested, and such dividends or Dividend Equivalents shall not be paid if the applicable Performance Goals, if any, and other vesting conditions are not satisfied.

9. PERFORMANCE GRANTS.

(a) ELIGIBILITY AND TERMS. The Committee may grant to Employees the prospective contingent right, expressed in Units, to receive payments of shares of Common Stock, cash or any combination thereof, with each Unit equivalent in value to one share of Common Stock, or equivalent to such other value or monetary amount as may be designated or established by the Committee (“Performance Grants”), based upon the achievement of Performance Goals over a specified Performance Period. The Committee shall, in its sole discretion, determine the Employees eligible to receive a Performance Grant and establish the applicable Performance Periods, the Performance Measures and the Performance Goals in respect of such Performance Grant. The number of shares of Common Stock and/or the amount of cash earned and payable in settlement of a Performance Grant shall be determined at the end of the Performance Period (a “Performance Award”). The Committee may, in its sole discretion, provide for the payment of Dividend Equivalents with respect to Performance Grants; provided that any such Dividend Equivalents shall be accumulated or deemed reinvested in additional Units until the applicable Award is earned and vested, and such Dividend Equivalents shall not be paid if the Performance Goals and any other applicable vesting conditions are not satisfied.

(b) FORM OF GRANTS. Performance Grants may be made on such terms and conditions not inconsistent with the Plan, and in such form or forms, as the Committee may from time to time approve. Performance Grants may be made alone, in addition to, in tandem with, or independent of other Awards under the Plan. Subject to the terms of the Plan, the Committee shall, in its discretion, determine the number of Units subject to each Performance Grant made to a Participant and the Committee may impose different terms and conditions on any particular Performance Grant made to any Participant. The Performance Goals, the Performance Period or Periods, and the Performance Measures applicable to a Performance Grant shall be set forth in the relevant grant agreement.

(c) PAYMENT OF AWARDS. Each Participant shall be entitled to receive payment in an amount equal to the aggregate Fair Market Value (if the Unit is equivalent to a share of Common Stock), or such other value as the Committee shall specify, of the Units earned in respect of such Performance Award. Payment in settlement of a Performance Award may be made in shares of Common Stock, in cash, or in any combination of Common Stock and cash, and at such time or times, as the Committee, in its discretion, shall determine.

10. OTHER STOCK-BASED GRANTS.

(a) IN GENERAL. The Committee may grant other Awards pursuant to which Common Stock is, or in the future may be, acquired by Participants, and other Awards to Participants denominated in Common Stock Equivalents or other Units (“Stock-Based Grants”). Such Stock-Based Grants may be made alone, in addition to, in tandem with, or independent of other Awards under the Plan, including, without limitation, unrestricted shares of Common Stock. The Committee may make Stock-Based Grants as a bonus or in lieu of other compensation to a Participant, or may make Stock-Based Grants in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property (including Common Stock) under a deferred compensation plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee in a manner that complies with Section 409A of the Code.

(b) ELIGIBILITY AND TERMS. The Committee may make Stock-Based Grants to Employees or Directors. Subject to the provisions of the Plan, the Committee shall have authority to determine the Employees and Directors to whom, and the time or times at which, Stock-Based Grants will be made, the number of shares of Common Stock, if any, to be subject to or covered by each Stock-Based Grant, and any and all other terms and conditions of each Stock-Based Grant. The Committee may, in its sole discretion, provide for the payment of Dividend Equivalents with respect to Stock-Based Grants, provided that any Dividend Equivalents with respect to Stock-Based Grants shall be accumulated or deemed reinvested in additional Common Stock Equivalents or Units until the applicable Award is earned and vested, and such Dividend Equivalents shall not be paid if the applicable Performance Goals, if any, and other vesting conditions are not satisfied.

(c) RESTRICTION PERIOD. Except for Substitute Awards, upon a Change in Control, and in certain limited situations (including the death, disability or retirement of the Participant) as designated by the Committee in the applicable grant agreement, Stock-Based Grants that are subject solely to the continued service of the Participant shall have a Restriction Period of not less than one (1) year from the Date of Grant. Stock-Based Grants that are subject to the achievement of one or more Performance Goals shall have a minimum Restriction Period of one (1) year. Notwithstanding the foregoing, the minimum vesting provisions of this Section 10(c) shall not apply to Stock-Based Grants that, pursuant to the last paragraph of Section 4(b), are not counted against the Plan’s share reserve.

(d) FORM OF GRANTS; PAYMENT OF AWARDS. Stock-Based Grants may be made in such form or forms and on such terms and conditions, including the attainment of specific Performance Goals, as the Committee, in its discretion, shall approve. Payment of Stock-Based Awards may be made in cash, in shares of Common Stock, or in any combination of cash and shares of Common Stock, and at such time or times, as the Committee, in its discretion, shall determine.

11. AWARDS SUBJECT TO THE ATTAINMENT OF PERFORMANCE GOALS.

(a) PERFORMANCE GOALS, PERFORMANCE MEASURES AND PERFORMANCE PERIODS. Each Performance Grant and each other Award subject to the attainment of Performance Goals shall specify the Performance Goals, Performance Period (which shall have a minimum duration of one year) and Performance Measures to which such Award is subject. The Performance Goals and Performance Period shall be established by the Committee in its sole discretion. The Committee shall establish one or more Performance Measures for each Performance Period for determining the portion of the Award which will be earned or forfeited based on the extent to which the Performance Goals are achieved or exceeded. The term Performance Measures includes one or more of the criteria established pursuant to the Plan for Participants who have received Performance Grants or other Awards subject to the attainment of Performance Goals. The Performance Measures applicable to any Qualified Performance-Based Award will be based on specified levels of or growth in one or more of the following criteria: (i) net income per share; (ii) net income; (iii) return on sales; (iv) total shareholder return; (v) return on assets; (vi) economic value added; (vii) cash flow; (viii) return on equity; (ix) operating income (which shall equal consolidated sales minus cost of goods sold and selling, administrative and general expense); and (x) return on invested capital. Any Performance Measures that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or may be adjusted when established (or to the extent permitted under Section 162(m) of the Code, at any time thereafter) to include or exclude any items otherwise includable or excludable under GAAP. The Performance Measures may be calculated before or after taxes, interest, depreciation, amortization, discontinued operations, effect of accounting changes, acquisition expenses, restructuring expenses, items that are unusual in nature or infrequent in occurrence, extraordinary items, non-operating items or unusual charges, as determined by the Committee at the time the Performance Measures are established. Performance Goals may be established on a corporate-wide basis, with respect to one or more business units, divisions, subsidiaries or business segments and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. Performance Goals may include minimum, maximum and target levels of performance, with the size of the Performance Award or other payout of the Award based on the level attained. Once established by the Committee and specified in the grant agreement, and if and to the extent provided in or required by the grant agreement, the Performance Goals and the Performance Measure in respect of any Qualified Performance-Based Award (including any Performance Grant or other Award subject to the attainment of Performance Goals) shall not be changed, except in a manner that would not cause the Award to fail to be treated as a Qualified Performance-Based Award. The Committee may, in its discretion, eliminate or reduce (but not increase) the amount of any Qualified Performance-Based Award that otherwise would be payable to a Participant upon attainment of the Performance Goals. Further, in the event of a Corporate Transaction or a Share Change (as such terms are defined in Section 4(c)), the Committee may make such adjustments to the Performance Goals and Performance Measures applicable to outstanding Awards as it deems appropriate and equitable, provided that any such adjustment with respect to a Qualified Performance-Based Award is otherwise permitted by Section 162(m) of the Code.

(b) INDIVIDUAL LIMITS. The maximum aggregate number of shares of Common Stock which may be the subject of Qualified Performance-Based Awards (other than Stock Options and Stock Appreciation Rights) that are granted to any single Participant during any calendar year shall be 500,000. If the Committee determines to settle a stock-denominated Award (other than Stock Options and Stock Appreciation Rights) in cash, the maximum aggregate amount of cash that may be paid pursuant to such Award to any Participant in a calendar year shall be equal to the per share Fair Market Value as of the relevant payment or settlement date, multiplied by the limit specified in the immediately preceding sentence. The maximum aggregate amount of cash that may be paid to any single Participant during any calendar year pursuant to Qualified Performance-Based Awards that can be paid only in cash (other than Stock Appreciation Rights) shall be $20,000,000.

12. DEFERRALS.

To the extent permitted by Section 409A of the Code, the Committee may, whether at the time of grant or at any time thereafter prior to payment or settlement, require a Participant to defer, or permit (subject to such conditions as the Committee may from time to time establish) a Participant to elect to defer, receipt of all or any portion of any payment of cash or shares of Common Stock that would otherwise be due to such Participant in payment or settlement of any Award under the Plan. If any such deferral is required by the Committee (or is elected by the Participant with the permission of the Committee), the Committee shall establish rules and procedures for such payment deferrals. The Committee may provide for the payment or crediting of interest, at such rate or rates as it shall in its discretion deem appropriate, on such deferred amounts credited in cash and the payment or crediting of Dividend Equivalents in respect of deferred amounts credited in Common Stock Equivalents or Restricted Stock Units. Deferred amounts may be paid in a lump sum or in installments in the manner and to the extent permitted, and in accordance with rules and procedures established, by the Committee. This Section 12 shall not apply to any grant of Stock Options or Stock Appreciation Rights that are intended to be exempt from Section 409A of the Code.

13. NON-TRANSFERABILITY OF AWARDS.

No Award under the Plan, and no right or interest therein, shall be (a) assignable, alienable or transferable by a Participant, except by will or the laws of descent and distribution, (b) subject to any obligation, or the lien or claims of any creditor, of any Participant, or (c) subject to any lien, encumbrance or claim of any party made in respect of or through any Participant, however arising. During the lifetime of a Participant, Stock Options and Stock Appreciation Rights are exercisable only by, and shares of Common Stock issued upon the exercise of Stock Options and Stock Appreciation Rights or in settlement of other Awards will be issued only to, and other payments in settlement of any Award will be payable only to, the Participant or his or her legal representative. The Committee may, in its sole discretion, authorize written designations of beneficiaries and authorize Participants to designate beneficiaries with the authority to exercise Stock Options and Stock Appreciation Rights granted to a Participant in the event of his or her death. Notwithstanding the foregoing, the Committee may, in its sole discretion and on and subject to such terms and conditions as it shall deem appropriate, which terms and conditions shall be set forth in the related grant agreement: (i) authorize a Participant to transfer all or a portion of any Award made to such Participant; provided, that in no event shall any transfer be made to any person or persons other than such Participant’s spouse, children or grandchildren, or a trust or partnership (or other legal entity which the Committee may approve) for the exclusive benefit of one or more such persons, which transfer must be made as a gift and without any consideration; and (ii) provide for the transferability of a particular Award pursuant to a domestic relations order. All other transfers and any retransfer by any permitted transferee are prohibited and any such purported transfer shall be null and void. Each Award which becomes the subject of a permitted transfer (and the Participant to whom it was granted by the Company) shall continue to be subject to the same terms and conditions as were in effect immediately prior to such permitted transfer. The Participant shall remain responsible to the Company for the payment of all withholding taxes incurred as a result of any exercise of such Award. In no event shall any permitted transfer of an Award create any right in any party in respect of any Award, other than the rights of the qualified transferee in respect of such Award specified in the related grant agreement.

14. CHANGE IN CONTROL.

(a) EFFECT ON GRANTS. The Committee may, in its sole discretion and without the consent of Participants, either by the terms of the applicable grant agreement or by resolution adopted prior to the occurrence of the Change in Control, determine whether and to what extent outstanding Awards under the Plan shall be assumed, converted or replaced by the resulting entity in connection with a Change in Control (or, if the Company is the resulting entity, whether such Awards shall be continued by the Company), in each case subject to equitable adjustments in accordance with Section 4(c) of the Plan.

(1)	To the extent outstanding Awards granted under this Plan are not assumed, converted or replaced by the resulting entity in connection with a Change in Control (or, if the Company is the resulting entity, to the extent such Awards are not continued by the Company) in accordance with this Section 14(a), then effective immediately prior to the Change in Control: (i) all Stock Options and Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable; (ii) all restrictions and conditions in respect of all Restricted Stock Grants then outstanding shall be deemed satisfied as of the date of the Change in Control; and (iii) all Performance Grants and Stock-Based Grants shall be deemed to have been fully earned, at the target amount of the award opportunity specified in the grant agreement, as of the date of the Change in Control.

(2)	To the extent outstanding Awards granted under this Plan are assumed, converted or replaced by the resulting entity in the event of a Change in Control (or, if the Company is the resulting entity, to the extent such Awards are continued by the Company) in accordance with this Section 14(a), then all Awards shall continue to vest during the applicable vesting period, if any, in accordance with their terms, subject to the immediately following sentence. In the event of a Severance (as defined below) of a Participant, and notwithstanding any other provision of the Plan or a grant agreement to the contrary (unless the grant agreement provides otherwise with specific reference to this Section): (i) all Stock Options and Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Severance, whether or not then exercisable; (ii) all restrictions and conditions in respect of all Restricted Stock Grants then outstanding shall be deemed satisfied as of the date of the Severance; and (iii) all Performance Grants and Stock-Based Grants shall be deemed to have been fully earned, at the target amount of the award opportunity specified in the grant agreement, as of the date of the Severance.

(b) DEFINITIONS. As used in the Plan, the following terms shall have the following meanings (unless otherwise prescribed by the Committee in a grant agreement):

(1)	“Affiliate” shall have the meaning set forth in Rule 12b-2 under the Exchange Act.

(2)	“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(3)	“Cause” means (1) the continued failure by the Participant to substantially perform the Participant’s duties with the Company or a Subsidiary (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness), (2) the engaging by the Participant in conduct which is demonstrably injurious to the Company, monetarily or otherwise, (3) the Participant committing any felony or any crime involving fraud, breach of trust or misappropriation or (4) any breach or violation of any agreement relating to the Participant’s employment with the Company or a Subsidiary where the Company or a Subsidiary, in its discretion, determines that such breach or violation materially and adversely affects the Company.

(4)	A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i)

any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company other than securities acquired by virtue of the exercise of a conversion or similar privilege or right unless the security being so converted or pursuant to which such right was exercised was itself acquired directly from the

Company) representing 20% or more of (A) the then outstanding shares of Common Stock of the Company or (B) the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

(ii)	the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board of Directors (the “Incumbent Board”): individuals who, on the Effective Date, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, without limitation, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)	there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary of the Company with any other corporation, other than a merger or consolidation pursuant to which (A) the voting securities of the Company outstanding immediately prior to such merger or consolidation will continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, (B) no Person will become the Beneficial Owner, directly or indirectly, of securities of the Company or such surviving entity or any parent thereof representing 20% or more of the outstanding shares of common stock or the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to such merger or consolidation) and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation (or any parent thereof) resulting from such merger or consolidation; or

(iv)	the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, (A) more than 50% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of which (or of any parent of such entity) is owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, (B) in which (or in any parent of such entity) no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the outstanding shares of common stock resulting from such sale or disposition or the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to such sale or disposition) and (C) in which (or in any parent of such entity) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors.

(5)	“Effective Date” means the date set forth in Section 3(a) hereof.

(6)

“Good Reason” as a reason for a Participant’s termination of employment shall have the meaning assigned such term, if any, under (i) The Goodyear Tire & Rubber Company Executive Severance and Change in Control Plan, as amended from time to time, or any successor plan, but only if he or she participates in that plan immediately prior to the Severance, or (ii) under The Goodyear Tire & Rubber Company Continuity Plan for Salaried Employees, as

amended from time to time, or any successor plan, but only if he or she participates in that plan (and that plan defines “Good Reason” for purposes of his or her termination of employment) immediately prior to the Severance.

(7)	“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company or any of its Affiliates, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (3) an underwriter temporarily holding securities pursuant to an offering of such securities or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(8)	“Severance” means from the date of a Change in Control until the second anniversary of the Change in Control, the termination of a Participant’s employment with the Company or a Subsidiary (A) by the Company or a Subsidiary, other than for Cause or pursuant to mandatory retirement policies of the Company or a Subsidiary that existed prior to the Change in Control or (B) by the Participant for Good Reason, but only if he or she either participates in The Goodyear Tire & Rubber Company Executive Severance and Change in Control Plan, as amended from time to time, or any successor plan, or participates in The Goodyear Tire & Rubber Company Continuity Plan for Salaried Employees, as amended from time to time, or any successor plan (and that plan defines “Good Reason” for purposes of his or her termination of employment), immediately prior to the date of termination.

A Participant will not be considered to have incurred a Severance if his or her employment is discontinued by reason of the Participant’s death or a physical or mental condition causing such Participant’s inability to substantially perform his or her duties with the Company or a Subsidiary, including, without limitation, such condition entitling him or her to benefits under any sick pay or disability income policy or program of the Company or a Subsidiary.

15. AMENDMENT AND TERMINATION.

The Board of Directors may terminate the Plan at any time, except with respect to grants then outstanding. The Board of Directors may amend the Plan at any time and from time to time in such respects as the Board of Directors may deem necessary or appropriate without approval of the shareholders, unless such approval is necessary in order to comply with applicable laws, including the Exchange Act and the Code, or the rules and regulations of any securities exchange on which the Common Stock is listed. Subject to Section 4(c) hereof, in no event may the Board of Directors amend the Plan without the approval of the shareholders to (i) increase the maximum number of shares of Common Stock which may be issued pursuant to the Plan, (ii) increase any limitation set forth in the Plan on the number of shares of Common Stock which may be issued, or the aggregate value of Awards which may be made, in respect of any type of grant to any single Participant during any specified period, (iii) reduce the minimum exercise price for Stock Options and Stock Appreciation Rights, (iv) change the restrictions on the repricing of Stock Options or Stock Appreciation Rights contained in the penultimate sentence of Sections 6(b) or 7(b) of the Plan, or (v) change the Performance Measure criteria applicable to any Qualified Performance-Based Award identified in Section 11(a) of the Plan to the extent that such change would result in the loss of the otherwise available exemption of such Award under Section 162(m) of the Code.

Subject to provisions of Sections 6(b) and 7(b) hereof prohibiting repricing of Stock Options and Stock Appreciation Rights without shareholder approval, the Committee may amend the terms of any Award granted under the Plan prospectively or retroactively, except in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of such Award under Section 162(m) of the Code. Subject to Section 4(c) above, no amendment shall materially impair the rights of any Participant without his or her consent; provided, however, that the Committee may modify an Incentive Stock Option held by a Participant to disqualify such Stock Option from treatment as an “incentive stock option” under Section 422 of the Code without the Participant’s consent.

16. MISCELLANEOUS.

(a) WITHHOLDING TAXES. All Awards under the Plan will be made subject to any applicable withholding for taxes of any kind. The Company shall have the right to deduct from any amount payable under the Plan, including delivery of shares of Common Stock to be made under the Plan, all federal, state, city, local or foreign taxes of any kind required by law to be withheld with respect to such payment and to take such other actions as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. If shares of Common Stock are used to satisfy withholding taxes, such shares shall be valued based on the Fair Market Value thereof on the date when the withholding for taxes is required to be made and shall be withheld only up to the minimum required tax withholding rates. The Company shall have the right to require a Participant to pay cash to satisfy withholding taxes as a condition to the payment of any amount (whether in cash or shares of Common Stock) under the Plan.

(b) SUBSTITUTE AWARDS FOR AWARDS GRANTED BY OTHER ENTITIES. Substitute Awards may be granted under the Plan for grants or awards held by employees of a company or entity who become Employees as a result of the acquisition, merger or consolidation of the employer company by or with the Company or a Subsidiary. Except as otherwise provided by applicable law and notwithstanding anything in the Plan to the contrary, the terms, provisions and benefits of the Substitute Awards so granted may vary from those set forth in or required or authorized by this Plan to such extent as the Committee at the time of the grant may deem appropriate to conform, in whole or part, to the terms, provisions and benefits of the grants or awards in substitution for which they are granted.

(c) NO RIGHT TO EMPLOYMENT. Neither the adoption of the Plan nor the grant of any Award shall confer upon any Employee any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Employee at any time, with or without cause.

(d) UNFUNDED PLAN. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan shall be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

(e) PAYMENTS TO TRUST. The Committee is authorized to cause to be established a trust agreement or several trust agreements whereunder the Committee may make payments of amounts due or to become due to Participants in the Plan.

(f) ENGAGING IN COMPETITION WITH COMPANY. In the event that a Participant’s employment with the Company or a Subsidiary terminates for any reason whatsoever (whether voluntarily or involuntarily), and within eighteen (18) months after the date thereof the Participant accepts employment with any competitor of, or otherwise engages in competition with, the Company, the Committee, in its sole discretion, may require such Participant to return, or (if not received) to forfeit, to the Company the economic value of any Award which is realized or obtained (measured at the date of exercise, vesting or payment) by such Participant (i) at any time after the date which is six months prior to the date of such termination of the Participant’s employment with the Company or a Subsidiary or (ii) during such other period as the Committee may determine.

(g) COMPENSATION RECOVERY POLICY. Any Award granted to a Participant shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy maintained by the Company from time to time, including any such policy that may be adopted or amended to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the Securities and Exchange Commission or applicable securities exchange.

(h) OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any pension or other employee benefit plan or similar arrangement provided by the Company or any Subsidiary, unless (i) expressly so provided by such other plan or arrangement or (ii) the Committee expressly determines that an Award or a portion thereof should be included as recurring compensation. Nothing contained in the Plan shall prohibit the Company or any Subsidiary from establishing other special awards, incentive compensation plans, compensation programs and other similar arrangements providing for the payment of performance, incentive or other compensation to Employees or Directors. Payments and benefits provided to any Employee or Director under any other plan, including, without limitation, any stock option, stock award, restricted stock, deferred compensation, savings, retirement or other benefit plan or arrangement, shall be governed solely by the terms of such other plan.

(i) SECURITIES LAW RESTRICTIONS. In no event shall the Company be obligated to issue or deliver any shares of Common Stock if such issuance or delivery shall constitute a violation of any provisions of any law or regulation of any governmental authority or securities exchange on which the Common Stock is listed. No shares of Common Stock shall be issued under the Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with all applicable federal and state securities laws and regulations and all requirements of any securities exchange on which the Common Stock is listed.

(j) GRANT AGREEMENTS. Each grant of an Award under the Plan shall be evidenced by a grant agreement, in a form specified by the Committee, which shall set forth the terms and conditions of the Award and such related matters as the Committee shall, in its sole discretion, determine consistent with this Plan. A grant agreement may be in an electronic medium, may be limited to a notation on the books and records of the Company and, unless determined otherwise by the Committee, need not be signed by a representative of the Company or a Participant.

(k) FOREIGN EMPLOYEES. Without amending the Plan, the Committee may grant Awards to Participants who are foreign nationals, or who are subject to applicable laws of one or more non-United States jurisdictions, on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, and the like as may be necessary or advisable to comply with provisions of applicable laws of other countries in which the Company or its Subsidiaries operate or have employees.

(l) SEVERABILITY. In the event any provision of the Plan shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the remaining provisions of the Plan.

(m) GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Ohio, without references to principles of conflicts of laws.

(n) COMPLIANCE WITH SECTION 409A OF THE CODE. Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the grant agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any grant agreement (unless the grant agreement provides otherwise with specific reference to this Section), an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. Neither the Company, its Subsidiaries, nor their respective directors, officers, employees or advisers shall be liable to any Participant (or any other individual claiming a benefit through the Participant) for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise or payment of any Award under the Plan.

‘MOST ADMIRED’

Goodyear’s newest blimp — Wingfoot Two.

The Goodyear Tire & Rubber Company is recognized as the world’s most admired tiremaker by Fortune magazine, marking the fifth consecutive year for the Company to receive this honor. The annual list identifies the companies that enjoy the strongest reputations within their industries and across industries.

Goodyear was the Number 1 ranked U.S.-based company and ranked Number 2 overall among all companies in Fortune’s “World’s Most Admired Companies” Motor Vehicle Parts category in the March 2017 issue of the magazine. Goodyear led its global tire competitors in the overall rankings, as well as in seven of nine key attributes measured.

Started in 1983, the Fortune “Most Admired” list is considered “the definitive report card on corporate reputations.” The project surveys senior executives, outside directors and industry analysts to determine a company’s overall reputation by evaluating key business attributes.

Published since 1930, Fortune is a global leader in business journalism.

World’s Most Admired Tiremaker – Fortune Magazine March 2017

Motor Vehicle Parts Goodyear Ranking: #1 in U.S. #2 Overall

KEY ATTRIBUTES MEASURED BY FORTUNE MAGAZINE

•   Innovation

•   Financial Soundness

•   People Management

•   Long-Term Investment

•   Use of Assets

•   Product/Service Quality

•   Social Responsibility

•   Global Competitiveness

•   Management Quality

For more information about Goodyear, visit our website at www.goodyear.com.

Please note, however, that information contained on the website is not incorporated by reference in this Proxy Statement or considered to be a part of this document.

THE GOODYEAR TIRE & RUBBER COMPANY 200 Innovation Way Akron, Ohio 44316

Goodyear is one of the world’s leading tire companies, with operations in most regions of the world. Together with its U.S. and international subsidiaries, Goodyear develops, manufactures, markets and distributes tires for most applications. It also manufactures and markets rubber-related chemicals for various applications. Goodyear is one of the world’s largest operators of commercial truck service and tire retreading centers. In addition, it operates approximately 1,100 tire and auto service center outlets where it offers its products for retail sale and provides automotive repair and other services. Goodyear manufactures its products in 48 facilities in 21 countries. It has marketing operations in almost every country around the world. It employs approximately 66,000 people around the world.

C/O COMPUTERSHARE TRUST COMPANY, N.A. P.O. BOX 43079 PROVIDENCE, RI 02940-3078

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 9, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Goodyear Tire & Rubber Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote via the Internet or by phone,

please do not mail your card.

Your vote is important. Please vote immediately.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E21439-P85730 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE GOODYEAR TIRE & RUBBER COMPANY
The Board of Directors recommends that you vote FOR the election of all Nominees.
ITEM 1. Election of Directors NOMINEES:	For	Against	Abstain
1a) William J. Conaty	☐	☐	☐			For	Against	Abstain
1b) James A. Firestone	☐	☐	☐	1l) Thomas H. Weidemeyer		☐	☐	☐
1c) Werner Geissler	☐	☐	☐	1m) Michael R. Wessel		☐	☐	☐
1d) Peter S. Hellman	☐	☐	☐	The Board of Directors recommends that you vote FOR the following proposal.
1e) Laurette T. Koellner	☐	☐	☐	ITEM 2. Advisory vote to approve executive compensation.		☐	☐	☐
1f) Richard J. Kramer	☐	☐	☐	The Board of Directors recommends that you vote FOR ONE YEAR.	1 Year	2 Years	3 Years	Abstain
1g) W. Alan McCollough	☐	☐	☐	ITEM 3. Advisory vote on the frequency of future shareholder votes on executive compensation.	☐	☐	☐	☐
1h) John E. McGlade	☐	☐	☐	The Board of Directors recommends that you vote FOR the following proposals.		For	Against	Abstain
1i) Michael J. Morell	☐	☐	☐	ITEM 4. Approve the adoption of the 2017 Performance Plan.		☐	☐	☐
1j) Roderick A. Palmore	☐	☐	☐	ITEM 5. Ratification of appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm.		☐	☐	☐
1k) Stephanie A. Streeter	☐	☐	☐	The Board of Directors recommends that you vote AGAINST the following proposal.
	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐		ITEM 6. Shareholder Proposal re: Independent Board Chairman.		☐	☐	☐

Please sign name exactly as it appears above. Each joint owner should sign. Please indicate title if you are signing as executor, administrator, trustee, custodian, guardian or corporate officer.

The undersigned hereby acknowledges receipt of the Notice of 2017 Annual Meeting of Shareholders and Proxy Statement.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)			Date

ANNUAL MEETING OF SHAREHOLDERS

THE GOODYEAR TIRE & RUBBER COMPANY

APRIL 10, 2017

4:30 P.M.

HILTON AKRON/FAIRLAWN

3180 WEST MARKET STREET

AKRON, OHIO

PLEASE VOTE — YOUR VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The 2017 Notice and Proxy Statement and 2016 Annual Report are available at www.proxyvote.com.

E21440-P85730

THE GOODYEAR TIRE & RUBBER COMPANY
PROXY FOR 2017 ANNUAL MEETING OF SHAREHOLDERS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a holder (or designated proxy) of shares of the Common Stock of The Goodyear Tire & Rubber Company, hereby appoints David L. Bialosky, Laura K. Thompson and Daniel T. Young and each or any of them, the proxies or proxy of the undersigned, with full power of substitution, to represent the undersigned, and to vote all of the shares of Common Stock that the undersigned is entitled to vote, at the Annual Meeting of Shareholders of the Company to be held at the Hilton Akron/Fairlawn in Akron, Ohio, on Monday, April 10, 2017, at 4:30 P.M., Akron time, and at any and all adjournments thereof; with the power to vote said shares for the election of thirteen Directors of the Company, upon the other matters listed on the reverse side hereof and upon all other matters as may properly come before the meeting or any adjournment thereof. This Proxy is given and is to be construed according to the laws of the State of Ohio.

If you sign and return this card without marking, this proxy card will be treated as being FOR the election of Directors, FOR Items 2, 4 and 5, for ONE YEAR for Item 3, and AGAINST Item 6.

If you plan to attend the 2017 ANNUAL MEETING, please mark the box indicated on the reverse side.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

C/O COMPUTERSHARE TRUST COMPANY, N.A. P.O. BOX 43079 PROVIDENCE, RI 02940-3078

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 5, 2017. Have your voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by The Goodyear Tire & Rubber Company in mailing proxy materials, you can consent to receiving all future proxy statements, voting instruction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY TELEPHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 5, 2017. Have your voting instruction card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your voting instruction card and return it in the postage-paid envelope we have provided or return it to The Goodyear Tire & Rubber Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote via the Internet or by phone,

please do not mail your card.

Your vote is important. Please vote immediately.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E21441-P85730 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE GOODYEAR TIRE & RUBBER COMPANY
The Board of Directors recommends that you vote FOR the election of all Nominees.
ITEM 1. Election of Directors NOMINEES:	For	Against	Abstain
1a) William J. Conaty	☐	☐	☐			For	Against	Abstain
1b) James A. Firestone	☐	☐	☐	1l) Thomas H. Weidemeyer		☐	☐	☐
1c) Werner Geissler	☐	☐	☐	1m) Michael R. Wessel		☐	☐	☐
1d) Peter S. Hellman	☐	☐	☐	The Board of Directors recommends that you vote FOR the following proposal.
1e) Laurette T. Koellner	☐	☐	☐	ITEM 2. Advisory vote to approve executive compensation.		☐	☐	☐
1f) Richard J. Kramer	☐	☐	☐	The Board of Directors recommends that you vote FOR ONE YEAR.	1 Year	2 Years	3 Years	Abstain
1g) W. Alan McCollough	☐	☐	☐	ITEM 3. Advisory vote on the frequency of future shareholder votes on executive compensation.	☐	☐	☐	☐
1h) John E. McGlade	☐	☐	☐	The Board of Directors recommends that you vote FOR the following proposals.		For	Against	Abstain
1i) Michael J. Morell	☐	☐	☐	ITEM 4. Approve the adoption of the 2017 Performance Plan.		☐	☐	☐
1j) Roderick A. Palmore	☐	☐	☐	ITEM 5. Ratification of appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm.		☐	☐	☐
1k) Stephanie A. Streeter	☐	☐	☐	The Board of Directors recommends that you vote AGAINST the following proposal.
	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐		ITEM 6. Shareholder Proposal re: Independent Board Chairman.		☐	☐	☐

Authorization: I acknowledge receipt of the Notice of 2017 Annual Meeting of Shareholders and Proxy Statement. I hereby instruct the trustee to vote by proxy, in the form solicited by the Board of Directors, the number of full shares in this Plan account(s) as specified above, or, if not specified above, as recommended by the Board of Directors.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)			Date

ANNUAL MEETING OF SHAREHOLDERS

THE GOODYEAR TIRE & RUBBER COMPANY

APRIL 10, 2017

4:30 P.M.

HILTON AKRON/FAIRLAWN

3180 WEST MARKET STREET

AKRON, OHIO

PLEASE VOTE — YOUR VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The 2017 Notice and Proxy Statement and 2016 Annual Report are available at www.proxyvote.com.

  E21442-P85730

CONFIDENTIAL VOTING INSTRUCTIONS 2017 ANNUAL MEETING OF SHAREHOLDERS FOR EMPLOYEE SAVINGS AND OTHER PLANS Solicited on Behalf of the Board of Directors April 10, 2017

The proxy soliciting materials furnished by the Board of Directors of The Goodyear Tire & Rubber Company in connection with the Annual Meeting of Shareholders to be held on Monday, April 10, 2017, are delivered herewith.

Under each employee savings or similar plan in which you participate, you have the right to give written instructions to the trustee for such plan to vote as you specify the number of full shares of Common Stock of The Goodyear Tire & Rubber Company representing your proportionate interest in each such plan on February 15, 2017.

As a participant in and a named fiduciary (i.e., the responsible party identified in the voting section of each Plan Document) under an employee savings plan or other similar plan, you have the right to direct The Northern Trust Company, as trustee, how to vote the shares of Common Stock of The Goodyear Tire & Rubber Company allocated to this account under such plan as well as a portion of any shares for which no timely voting instructions are received from other participants. Each savings plan provides that the trustee will vote the shares for which voting instructions have not been received in the same proportion as it votes the shares for which it has received such instructions unless to do so would be inconsistent with the trustee’s duties. If you wish to have the shares allocated to this account under the plan as well as a portion of any shares for which no timely voting instructions are received from other participants voted by the trustee in accordance with your instructions, please sign the authorization on the reverse side of this card and return it in the enclosed envelope or give your instructions by telephone or via the Internet.

I hereby instruct the trustee to vote (or cause to be voted) all shares of Common Stock of The Goodyear Tire & Rubber Company credited to this account under each plan on February 15, 2017, at the Annual Meeting of Shareholders to be held on April 10, 2017, and at any adjournment thereof as indicated on the reverse side hereof and upon all other matters as may properly come before the meeting or any adjournment thereof.

Unless otherwise specified on the reverse side, if you give your instructions by signing and returning this card, or by telephone or via the Internet, the Trustee will vote FOR the election of Directors, FOR Items 2, 4 and 5, for ONE YEAR for Item 3, and AGAINST Item 6.

If you plan to attend the 2017 ANNUAL MEETING, please mark the box indicated on the reverse side.

THIS CONFIDENTIAL VOTING INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE.

PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.